PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 26, 2007)

$980,606,100 (APPROXIMATE)

J.P. MORGAN ALTERNATIVE LOAN TRUST 2007-A1
Issuing Entity

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-A1

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

Consider carefully the risk factors beginning on page S-16 in this prospectus supplement and on page
6 in the prospectus.

The certificates will represent interests in the J.P. Morgan Alternative Loan Trust 2007-A1 only and will not represent an interest in, or an obligation of, J.P.  Morgan Mortgage Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

J.P. Morgan Alternative Loan Trust 2007-A1 will issue:

•

Thirty-one classes of senior certificates;

•

Six classes of mezzanine certificates;

•

Five classes of subordinate certificates; and

•

Six additional classes of non-offered certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts thereof and interest rates thereon are listed in the table that begins on page S-1 of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under “Summary—Offered Certificates” and not to the other classes of certificates listed under “Summary—Non-Offered Certificates”.

The assets of the issuing entity will primarily consist of three pools of adjustable rate, fully amortizing and balloon, conventional mortgage loans secured by first liens on one- to four-family residential properties having the characteristics described in “Description of the Mortgage Pool” in this prospectus supplement.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly, beginning on the distribution date in March 2007, as described in this prospectus supplement.  Credit enhancement for the offered certificates will consist of subordination and, only with respect to certain classes of offered certificates, limited cross-collateralization.  Additional credit enhancement for the pool 1 certificates will consist of an interest rate swap agreement provided by JPMorgan Chase Bank, National Association, overcollateralization and excess interest.

The certificates offered by this prospectus supplement will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.  Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 100.17% of their initial principal balance, before deducting expenses estimated to be $781,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on or about February 27, 2007 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

JPMorgan

February 26, 2007

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information.  You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20548.  You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Woolworth Building 233 Broadway New York, New York 10279	Chicago Regional Office Citicorp Center 500 West Madison Street, Suite 1400 Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.  The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC.  You may request a free copy of any of the above filings by writing or calling:

J.P. MORGAN SECURITIES INC.
JPMSI OPERATIONS
10 SOUTH DEARBORN STREET
MAIL CODE IL1-0237
CHICAGO, ILLINOIS 60670
(312) 732-8505

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein.  We have not authorized anyone else to provide you with different information.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY

S-1

EXCHANGEABLE CERTIFICATES

S-8

LIMITED CROSS-COLLATERALIZATION  AMONG THE POOLS IN AGGREGATE POOL A

S-10

OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

S-10

CREDIT ENHANCEMENT-POOL 1

S-10

RISK FACTORS

S-17

Additional Risk is associated with the 1-A-5, Class 2-A-2 and Class 3-A-2 Certificates.

S-19

Limited Cross-Collateralization Among The Pools in Aggregate Pool A; Limited Recourse

S-20

The Interest Rate Swap Agreement and the Swap Provider

S-23

Risks Related to Exchangeable Certificates

S-24

GLOSSARY OF DEFINED TERMS

S-25

DESCRIPTION OF THE MORTGAGE POOL

S-26

General

S-26

The Mortgage Loans

S-26

The Pledged Asset Loans

S-27

The Indices

S-33

Assignment of the Mortgage Loans

S-34

DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

S-34

STATIC POOL INFORMATION

S-36

THE ORIGINATORS

S-36

General

S-36

General Underwriting Guidelines

S-36

The Chase Originators

S-38

GreenPoint Mortgage Funding, Inc.

S-40

DESCRIPTION OF THE CERTIFICATES

S-43

General

S-43

Book-Entry Certificates

S-45

Exchangeable Certificates

S-45

Certificate Interest Rates

S-46

Determination of LIBOR

S-47

Distributions on the Pool 1 Certificates

S-48

The Interest Rate Swap Agreement and the Swap Account

S-54

Distributions on the Aggregate Pool A Certificates

S-57

Distributions with Respect to Exchangeable Certificates

S-60

Limited Cross-Collateralization Among the Pools in Aggregate Pool A

S-60

Distributions to the Class A-R Certificates

S-61

Subordination of the Payment of the Mezzanine and Subordinate Certificates

S-61

Allocation of Losses

S-62

Reports to Certificateholders

S-63

Expected Final Distribution Date

S-64

Final Scheduled Distribution Date

S-64

Optional Clean-Up Call

S-64

Voting Rights

S-65

THE ISSUING ENTITY

S-65

THE TRUSTEE

S-65

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

S-66

THE SERVICERS

S-68

General

S-68

JPMorgan Chase Bank, N.A.

S-69

THE SWAP PROVIDER

S-71

AFFILIATES AND RELATED TRANSACTIONS

S-71

SERVICING OF THE MORTGAGE LOANS

S-71

Servicing and Collection Procedures

S-71

Accounts

S-72

Flow of Funds

S-72

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

S-73

Advances

S-73

Compliance with Applicable Servicing Criteria and Servicer Attestation

S-74

Master Servicer Default; Servicer Default

S-74

Resignation of Servicers; Assignment and Merger

S-75

FEES AND EXPENSES OF THE ISSUING ENTITY

S-75

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

S-76

Yield Considerations

S-76

Yield Sensitivity of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

S-79

Yield Sensitivity of Aggregate Pool A Subordinate Certificates

S-80

LIBOR Certificates

S-80

Sensitivity of the Interest-Only Certificates

S-80

Weighted Average Life

S-81

USE OF PROCEEDS

S-82

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

S-82

General

S-82

Additional Considerations for the Pool 1 Certificates

S-83

Special Tax Treatment

S-84

The Residual Certificates

S-85

Additional Considerations for the Exchangeable Certificates

S-86

Reportable Transactions

S-87

Other Taxes

S-88

ERISA MATTERS

S-88

ERISA Considerations with respect to the Interest Rate Swap Agreement

S-90

METHOD OF DISTRIBUTION

S-90

LEGAL MATTERS

S-91

RATINGS

S-91

LEGAL INVESTMENT

S-91

GLOSSARY OF DEFINED TERMS

S-93

Annex A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

A-1

Annex B - PRINCIPAL AMOUNT DECREMENT TABLES

B-1

Annex C – INTEREST RATE SWAP AGREEMENT SCHEDULE

C-1

Annex D:    Permitted Exchangeable Certificate Combinations

D-1

TABLE OF CONTENTS

PROSPECTUS

RISK FACTORS

6

Yield is Sensitive to Rate of Principal Prepayment

6

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your Investment

7

Protection Against Losses is Limited Since Securities Will Receive Payments Only From Specified Sources

7

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in Proceeds Payable on a

Loan

8

You Could Be Adversely Affected By Violations of Consumer Protection Laws

10

You Could Be Adversely Affected By Violations of Environmental Laws

10

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related Securities

11

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the Securities

11

Risks Related to Loans with Interest-only Payments

11

High Balance Loans Increase Risk of Default

12

Simultaneous Second Lien Risk

12

Geographic Concentration of Loans Could Adversely Affect Your Investment

12

Military Action and Terrorist Attacks May Impact the Return on Your Security

12

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

13

Bankruptcy and Insolvency Risks

13

Borrower May be Unable to Make Balloon Payment

13

High Loan-to-Value Ratios Increase Risk of Loss

14

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected

Delinquencies

14

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans

15

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

15

Risks Related to the Residual Interest Securities

15

THE TRUST FUND

16

General

16

The Loans

18

Underwriting Standards

22

Modification of Loans

23

Agency Securities

23

Private Mortgage-Backed Securities

28

Representations by Sellers or Originators; Repurchases

30

Substitution of Trust Fund Assets

32

USE OF PROCEEDS

32

THE DEPOSITOR

32

THE SPONSOR

33

General

33

Securitization Activities of the Sponsor

33

DESCRIPTION OF THE SECURITIES

34

General

34

Distributions on Securities

36

Advances

37

Reports to Securityholders

38

Categories of Classes of Securities

40

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

42

Book-Entry Registration of Securities

48

Exchangeable Securities

50

Purchase Obligations

53

Mandatory Auctions

53

CREDIT ENHANCEMENT

53

General

53

Subordination

54

Letter of Credit

55

Insurance Policies, Surety Bonds and Guaranties

55

Over-Collateralization

55

Spread Account

56

Reserve Accounts

56

Pool Insurance Policies

57

Cross-Collateralization

59

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

59

Derivative Products

59

YIELD AND PREPAYMENT CONSIDERATIONS

59

THE AGREEMENTS

62

Servicing

62

Assignment of the Trust Fund Assets

62

No Recourse to Sellers, Originators, Depositor or Master Servicer

65

Payments on Loans; Deposits to Security Account

65

Pre-Funding Account

67

Hazard Insurance

68

Realization Upon Defaulted Loans

70

Servicing and Other Compensation and Payment of Expenses

71

Evidence as to Compliance

71

Matters Regarding the Master Servicer and the Depositor

72

Events of Default; Rights Upon Event of Default

72

Amendment

75

Termination; Optional Termination

76

The Trustee

76

The Securities Administrator

76

MATERIAL LEGAL ASPECTS OF THE LOANS

77

General

77

Foreclosure/Repossession

78

Environmental Risks

80

Rights of Redemption

81

Anti-deficiency Legislation and Other Limitations on Lenders

81

Due-on-Sale Clauses

82

Enforceability of Prepayment and Late Payment Fees

83

Applicability of Usury Laws

83

The Contracts

83

Installment Contracts

85

Servicemembers Civil Relief Act

86

Junior Mortgages; Rights of Senior Mortgagees

86

Commercial Loans

87

The Title I Program

88

Consumer Protection Laws

91

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

92

General

92

Taxation of Debt Securities

93

Taxation of the REMIC and Its Holders

98

REMIC Expenses; Single Class REMICS

98

Taxation of the REMIC

99

Taxation of Holders of Residual Interest Securities

100

Administrative Matters

104

Tax Status as a Grantor Trust

104

Sale or Exchange

106

Miscellaneous Tax Aspects

107

Tax Treatment of Foreign Investors

107

Tax Characterization of the Trust Fund as a Partnership

108

Tax Consequences to Holders of the Notes

108

Tax Consequences to Holders of the Certificates

110

STATE TAX CONSIDERATIONS

114

ERISA CONSIDERATIONS

114

General

114

Prohibited Transactions

115

Plan Asset Regulation

115

Prohibited Transaction Class Exemption 83-1

116

The Underwriter’s Exemption

117

Insurance Company Purchasers

119

Consultation with Counsel

119

LEGAL INVESTMENT

119

METHOD OF DISTRIBUTION

121

LEGAL MATTERS

122

FINANCIAL INFORMATION

122

RATING

122

WHERE YOU CAN FIND MORE INFORMATION

123

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

124

STATIC POOL INFORMATION

124

GLOSSARY

125

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision.  Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

SERIES 2007-A1 CERTIFICATES

The Mortgage Pass-Through Certificates, Series 2007-A1 consist of the classes of certificates listed in the table below.  Only the classes of certificates listed in the table below under “Offered Certificates” are being offered by this prospectus supplement:

CLASS	INITIAL CLASS PRINCIPAL AMOUNT OR CLASS NOTIONAL AMOUNT (1)	RELATED POOL	APPROXIMATE INITIAL INTEREST RATE	SUMMARY INTEREST RATE FORMULA	DESIGNATION	S&P RATING(16)	MOODY’S RATING (16)	FITCH RATING (16)
OFFERED CERTIFICATES
Pool 1 Offered Certificates
Class 1-A-1A	$225,000,000.00	1	5.460%	(2)	Super Senior	AAA	Aaa	(17)
Class 1-A-2A	$150,660,000.00	1	5.380%	(2)	Super Senior/Sequential	AAA	Aaa	(17)
Class 1-A-3A	$47,733,000.00	1	5.470%	(2)	Super Senior/Sequential	AAA	Aaa	(17)
Class 1-A-1B	$101,307,000.00	1	5.380%	(2)	Super Senior	AAA	Aaa	(17)
Class 1-A-4 (3)	$87,786,000.00	1	5.530%	(2)	Super Senior/Sequential	AAA	Aaa	(17)
Class 1-A-5 (3)	$68,054,000.00	1	5.520%	(2)	Senior Support	AAA	Aaa	(17)
Class 1-M-1	$13,059,000.00	1	5.580%	(2)	Mezzanine	AA+	Aa1	(17)
Class 1-M-2	$6,893,000.00	1	5.600%	(2)	Mezzanine	AA+	Aa2	(17)
Class 1-M-3	$4,353,000.00	1	5.620%	(2)	Mezzanine	AA	Aa3	(17)
Class 1-M-4	$3,265,000.00	1	5.690%	(2)	Mezzanine	AA-	A1	(17)
Class 1-M-5	$2,539,000.00	1	5.710%	(2)	Mezzanine	A+	A2	(17)
Class 1-M-6	$2,540,000.00	1	5.800%	(2)	Mezzanine	A	A3	(17)
Class 1-B-1	$3,627,000.00	1	6.320%	(2)	Subordinate	A-	Baa1	(17)
Class 1-B-2	$3,991,000.00	1	7.320%	(2)	Subordinate	BBB+	Baa3	(17)
Aggregate Pool A Offered Certificates
Class 2-A-1 (18)	$128,116,000.00	2	5.946%	(4)	Super Senior	AAA	(17)	AAA
Class 2-A-1A (18)	$128,116,000.00	2	5.846%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1B (18)	$128,116,000.00	2	5.746%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1C (18)	$128,116,000.00	2	5.646%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1D (18)	$128,116,000.00	2	5.546%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1E (18)	$128,116,000.00	2	5.446%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1F (18)	(6)	2	0.100%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1G (18)	(6)	2	0.200%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1H (18)	(6)	2	0.300%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1I (18)	(6)	2	0.400%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1J (18)	(6)	2	0.500%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-2	$7,817,000.00	2	5.946%	(4)	Senior Support	AAA	(17)	AAA
Class 3-A-1 (18)	$106,417,000.00	3	6.189%	(8)	Super Senior	AAA	(17)	AAA
Class 3-A-1A (18)	$106,417,000.00	3	6.089%	(9)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 3-A-1B (18)	$106,417,000.00	3	5.989%	(9)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 3-A-1C (18)	$106,417,000.00	3	5.889%	(9)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 3-A-1D (18)	$106,417,000.00	3	5.789%	(9)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 3-A-1E (18)	$106,417,000.00	3	5.689%	(9)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 3-A-1F (18)	(6)	3	0.100%	(10)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 3-A-1G (18)	(6)	3	0.200%	(10)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 3-A-1H (18)	(6)	3	0.300%	(10)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 3-A-1I (18)	(6)	3	0.400%	(10)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 3-A-1J (18)	(6)	3	0.500%	(10)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 3-A-2	$6,493,000.00	3	6.189%	(8)	Senior Support	AAA	(17)	AAA
Class C-B-1	$5,940,000.00	2-3	6.056%	(11)	Subordinate	AA	(17)	AA
Class C-B-2	$3,168,000.00	2-3	6.056%	(11)	Subordinate	A	(17)	A
Class C-B-3	$1,848,000.00	2-3	6.056%	(11)	Subordinate	BBB	(17)	BBB

Class A-R	$100	N/A	(12)	(12)	Senior/Residual	AAA	Aaa	AAA
NON-OFFERED CERTIFICATES
Class C-B-4	$1,717,000.00	2-3	6.056%	(11)	Subordinate	BB	(17)	BB
Class C-B-5	$1,452,000.00	2-3	6.056%	(11)	Subordinate	B	(17)	B
Class C-B-6	$1,056,459.87	2-3	6.056%	(11)	Subordinate	(17)	(17)	(17)
Class 1-P	$100	1	(12)	(12)	Prepayment Penalties(14)	AAA	Aaa	(17)
Class 2-P	$100	2-3	(12)	(12)	Prepayment Penalties(15)	AAA	(17)	AAA
Class 1-CE	(13)	1	(12)	(12)	Excess Cash Flow	(17)	(17)	(17)

(1)

These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2)

The per annum certificate interest rate on the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates will be equal to the least of (a) LIBOR (as defined in “Glossary of Defined Terms” in this prospectus supplement) plus the applicable margin set forth below, (b) the related Pool 1 Net WAC  (as defined in “Glossary of Defined Terms” in this prospectus supplement) (adjusted for the actual number of days in the related accrual period) and (c) 11.50% per annum.  The certificate margins are as follows:

Class	On or prior to the Pool 1 Initial Clean-up Call Date	After the Pool 1 Initial Clean-up Call Date
1-A-1A	0.140%	0.280%
1-A-2A	0.060%	0.120%
1-A-3A	0.150%	0.300%
1-A-1B	0.060%	0.120%
1-A-4	0.210%	0.420%
1-A-5	0.200%	0.400%
1-M-1	0.260%	0.390%
1-M-2	0.280%	0.420%
1-M-3	0.300%	0.450%
1-M-4	0.370%	0.555%
1-M-5	0.390%	0.585%
1-M-6	0.480%	0.720%
1-B-1	1.000%	1.500%
1-B-2	2.000%	3.000%

(3)

The Class 1-A-4 and Class 1-A-5 Certificates are each comprised of two components with the designations and initial component principal amounts as follows:

Component Designation	Initial Component Principal Amount	Related Subpool
1-A-4-1	$58,089,000	1A
1-A-4-2	$29,697,000	1B
1-A-5-1	$53,498,000	1A
1-A-5-2	$14,556,000	1B

Holders of the Class 1-A-4 and Class 1-A-5 Certificates may not transfer the components separately.

(4)

Interest will accrue on the Class 2-A-1 and Class 2-A-2 Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(5)

On each distribution date on or prior to the distribution date in November 2011, the per annum certificate interest rate applicable to the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D and Class 2-A-1E Certificates will equal the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement, minus the related Pool 2 Certificate Margin (as defined in “Glossary of Defined Terms” in this prospectus supplement).  On each distribution date on and after the distribution date in December 2011, the per annum certificate interest rate applicable to the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D and Class 2-A-1E Certificates will equal the weighted average of the net interest rates on the pool 2 mortgage loans.

(6)

On any distribution date, the class notional amount of a class of interest-only certificates will be equal to the class principal amount of the Related P&I Certificates (as defined in “Glossary of Defined Terms” in this prospectus supplement).

(7)

On each distribution date on or prior to the distribution date in November 2011, the per annum certificate interest rate applicable to the Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates will equal the related Pool 2 Certificate Margin.  On each distribution date on and after the distribution date in December 2011, the per annum certificate interest rate applicable to the Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates will equal zero and the Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates will not be entitled to payments in respect of interest.

(8)

Interest will accrue on the Class 3-A-1 and Class 3-A-2 Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(9)

On each distribution date on or prior to the distribution date in December 2013, the per annum certificate interest rate applicable to the Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D and Class 3-A-1E Certificates will equal the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus the related Pool 3 Certificate Margin (as defined in “Glossary of Defined Terms” in this prospectus supplement).  On each distribution date on and after the distribution date in January 2014, the per annum certificate interest rate applicable to the Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D and Class 3-A-1E Certificates will equal the weighted average of the net interest rates on the pool 3 mortgage loans.

(10)

On each distribution date on or prior to the distribution date in December 2013, the per annum certificate interest rate applicable to the Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates will equal the related Pool 3 Certificate Margin.  On each distribution date on and after the distribution date in January 2014, the per annum certificate interest rate applicable to the Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates will equal zero and the Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates will not be entitled to payments in respect of interest.

(11)

Interest will accrue on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates based upon the weighted average of the net interest rates on all of the pool 2 and pool 3 mortgage loans, as described in this prospectus supplement.

(12)

The Class A-R, Class 1-P, Class 2-P and Class 1-CE Certificates will not be entitled to payments in respect of accrued interest.

(13)

The Class 1-CE Certificates will not have a principal balance, but will be entitled to related net monthly excess cashflow on the pool 1 mortgage loans, as described under “Description of the Certificates—Distributions on the Pool 1 Certificates”.

(14)

The Class 1-P Certificates will be entitled to prepayment penalties or charges received in respect of the pool 1 mortgage loans.

(15)

The Class 2-P Certificates will be entitled to prepayment penalties or charges received in respect of the mortgage loans in aggregate pool A.

(16)

The ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

(17)

Such rating agency has not been asked to rate these certificates.

(18)

Each of these classes of certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Annex C to this prospectus supplement.  See “Description of the Offered Certificates − Exchangeable Certificates” in this prospectus supplement.

The Mortgage Pass-Through Certificates, Series 2007-A1 will also have the following characteristics:

CLASS	RECORD DATE(1)	DELAY/ ACCRUAL PERIOD(2)	INTEREST ACCRUAL CONVENTION	EXPECTED FINAL DISTRIBUTION DATE (3)	FINAL SCHEDULED DISTRIBUTION DATE (4)	MINIMUM DENOMINATION (5)	INCREMENTAL DENOMINATIONS	CUSIP
OFFERED CERTIFICATES
Pool 1 Offered Certificates
Class 1-A-1A	DD	0	Actual/360	August 2013	March 2037	$100,000	$1	466287AA7
Class 1-A-2A	DD	0	Actual/360	May 2009	March 2037	$100,000	$1	466287AB5
Class 1-A-3A	DD	0	Actual/360	February 2011	March 2037	$100,000	$1	466287AC3
Class 1-A-1B	DD	0	Actual/360	February 2011	March 2037	$100,000	$1	466287BD0
Class 1-A-4	DD	0	Actual/360	August 2013	March 2037	$100,000	$1	466287AD1
Class 1-A-5	DD	0	Actual/360	August 2013	March 2037	$100,000	$1	466287AE9
Class 1-M-1	DD	0	Actual/360	August 2013	March 2037	$100,000	$1	466287AF6
Class 1-M-2	DD	0	Actual/360	August 2013	March 2037	$100,000	$1	466287AG4
Class 1-M-3	DD	0	Actual/360	August 2013	March 2037	$100,000	$1	466287AH2
Class 1-M-4	DD	0	Actual/360	August 2013	March 2037	$100,000	$1	466287AJ8
Class 1-M-5	DD	0	Actual/360	June 2013	March 2037	$100,000	$1	466287AK5
Class 1-M-6	DD	0	Actual/360	January 2013	March 2037	$100,000	$1	466287AL3
Class 1-B-1	DD	0	Actual/360	July 2012	March 2037	$100,000	$1	466287AM1
Class 1-B-2	DD	0	Actual/360	July 2011	March 2037	$100,000	$1	466287AN9
Aggregate Pool A Offered Certificates
Class 2-A-1	CM	24	30/360	February 2012	March 2037	$100,000	$1	466287AP4
Class 2-A-1A	CM	24	30/360	February 2012	March 2037	$100,000	$1	466287BY4
Class 2-A-1B	CM	24	30/360	February 2012	March 2037	$100,000	$1	466287BZ1
Class 2-A-1C	CM	24	30/360	February 2012	March 2037	$100,000	$1	466287BE8
Class 2-A-1D	CM	24	30/360	February 2012	March 2037	$100,000	$1	466287BF5
Class 2-A-1E	CM	24	30/360	February 2012	March 2037	$100,000	$1	466287BG3
Class 2-A-1F	CM	24	30/360	November 2011	March 2037	$100,000	$1	466287BH1
Class 2-A-1G	CM	24	30/360	November 2011	March 2037	$100,000	$1	466287BJ7
Class 2-A-1H	CM	24	30/360	November 2011	March 2037	$100,000	$1	466287BK4
Class 2-A-1I	CM	24	30/360	November 2011	March 2037	$100,000	$1	466287BL2
Class 2-A-1J	CM	24	30/360	November 2011	March 2037	$100,000	$1	466287BM0
Class 2-A-2	CM	24	30/360	February 2012	March 2037	$100,000	$1	466287AQ2
Class 3-A-1	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AR0
Class 3-A-1A	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287BN8
Class 3-A-1B	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287BP3
Class 3-A-1C	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287BQ1
Class 3-A-1D	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287BR9
Class 3-A-1E	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287BS7
Class 3-A-1F	CM	24	30/360	December 2013	March 2037	$100,000	$1	466287BT5
Class 3-A-1G	CM	24	30/360	December 2013	March 2037	$100,000	$1	466287BU2
Class 3-A-1H	CM	24	30/360	December 2013	March 2037	$100,000	$1	466287BV0
Class 3-A-1I	CM	24	30/360	December 2013	March 2037	$100,000	$1	466287BW8
Class 3-A-1J	CM	24	30/360	December 2013	March 2037	$100,000	$1	466287BX6
Class 3-A-2	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AS8
Class C-B-1	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AT6
Class C-B-2	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AU3
Class C-B-3	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AV1

Class A-R	CM	N/A	N/A	March 2007	March 2037	$100	(5)	466287AW9

NON-OFFERED CERTIFICATES
Class C-B-4	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AX7
Class C-B-5	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AY5
Class C-B-6	CM	24	30/360	February 2014	March 2037	$100,000	$1	466287AZ2
Class 1-P	CM	N/A	N/A	December 2010	March 2037	$100	(5)	466287BA6
Class 2-P	CM	N/A	N/A	December 2010	March 2037	$100	(5)	466287BB4
Class 1-CE	CM	N/A	N/A	March 2012	March 2037	(5)	(5)	466287BC2

(1)

CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.    DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

24 Day = For any distribution date, the interest accrual period will be calendar month preceding that distribution date.  0 day = For any distribution date, the period from and including the 25th day of the month immediately preceding such distribution date (or in the case of the first distribution date, February 28, 2007) to and including the 24th day of the month of such distribution date.

(3)

Calculated as described in this prospectus supplement under “Description of the Certificates — Expected Final Distribution Date”

(4)

Calculated as described in this prospectus supplement under “Description of the Certificates — Final Scheduled Distribution Date”

(5)

The Class A-R, Class 1-P, Class 2-P and Class 1-CE Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of that class.

The certificates offered by this prospectus supplement, except for the Class A-R Certificates, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth in the table on page S-4 in this prospectus supplement.  The Class A-R Certificates will be issued in fully registered definitive form.

The certificates represent ownership interests in an issuing entity which will consist primarily of three separate pools of mortgage loans, “pool 1”, “pool 2” and “pool 3”.  The mortgage loans in pool 1 will be divided into two subpools referred to in this prospectus supplement as “pool 1A” and “pool 1B”.  Pool 2 and pool 3 together are sometimes referred to in this prospectus supplement as “aggregate pool A”.

Pool 1 and aggregate pool A are sometimes referred to in this prospectus supplement each as a “mortgage group”.

Distributions to the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates will be solely derived from collections on the pool 1 mortgage loans.  The pool 1A senior certificates generally receive distributions from collections on the pool 1A mortgage loans and the pool 1B senior certificates generally receive distributions from collections on the pool 1B mortgage loans.

Generally, with certain limited exceptions discussed at “Limited Cross-Collateralization Among the Pools in Aggregate Pool A” below, distributions to the Class 2-A-1 and Class 2-A-2 Certificates will be solely derived from collections on the pool 2 mortgage loans and distributions to the Class 3-A-1 and Class 3-A-2 Certificates will be solely derived from collections on the pool 3 mortgage loans.  Collections from the mortgage loans in aggregate pool A will be available to make distributions on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.

Unless otherwise specified, whenever reference is made herein to a percentage of some or all of the mortgage loans or some or all of the mortgage loans in a pool, subpool or mortgage group, such percentage is determined on the basis of the aggregate stated principal balance of the mortgage loans in the mortgage pool, such pool, such subpool or such mortgage group as of the cut-off date, as applicable.

ISSUING ENTITY

J.P. Morgan Alternative Loan Trust 2007-A1 will issue the certificates.  The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.  The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

HSBC Bank USA, National Association, will act as trustee of the issuing entity under the pooling and servicing agreement.

THE ORIGINATORS

Approximately 41.89%, 38.90% and 12.82% of the pool 1 mortgage loans were originated or acquired by Chase Originators (as defined herein), GreenPoint Mortgage Funding, Inc. and Countrywide Home Loans, Inc., respectively.  No other originator originated or acquired more than 10% of the pool 1 mortgage loans.

Approximately 47.27%, 35.03% and 10.91% of the mortgage loans in aggregate pool A were originated or acquired by the Chase Originators(as defined herein), GreenPoint Mortgage Funding, Inc. and Countrywide Home Loans, Inc., respectively.  No other originator originated or acquired more than 10% of the mortgage loans in aggregate pool A.

We refer you to “Description of the Mortgage Pool” in this prospectus supplement for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIANS

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to certain mortgage loans and The Bank of New York Trust Company, N.A. will maintain custody of the mortgage files relating to certain mortgage loans on behalf of the issuing entity.

THE MASTER SERVICER AND
SECURITIES ADMINISTRATOR

U.S. Bank National Association, a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

THE SERVICERS

JPMorgan Chase Bank, National Association and Countrywide Home Loans Servicing LP will each act as a servicer of a portion of the mortgage loans.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller.  JPMorgan Chase Bank, National Association, as servicer, and Chase Home Finance LLC, as subservicer, may service a portion of the mortgage loans originated by certain other originators pursuant to an existing servicing agreement among JPMorgan Chase Bank, National Association, Chase Home Finance LLC and the seller.  The rights of the seller under these purchase and servicing agreements and the servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.  No other servicer will service more than 10% of the mortgage loans in pool 1 or aggregate pool A.

We refer you to “The Servicers” and “Servicing of the Mortgage Loans” in this prospectus supplement for more information.

THE SWAP PROVIDER

JPMorgan Chase Bank, National Association, referred to in this prospectus supplement as JPMCB or the swap provider.

CUT-OFF DATE

February 1, 2007.  The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in March 2007.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

For any distribution date, the record date for each class of certificates, other than the LIBOR Certificates, will be the last business day of the month preceding the month of a distribution date.  For any distribution date, the record date for the LIBOR Certificates will be the business day immediately preceding such distribution date.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in March 2037.

EXCHANGEABLE CERTIFICATES

On or before the distribution date in February 2009, certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates in combinations referred to in this prospectus supplement as exchangeable combinations, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the REMIC certificates.  The exchangeable combinations and related REMIC certificates are identified in Annex D to this prospectus supplement.  See "Description of the Offered Certificates—Exchangeable Certificates" in this prospectus supplement.

In the event that any REMIC certificate is  exchanged for the related exchangeable combination, such exchangeable certificates in the exchangeable combination will be entitled to a proportionate share of the principal and interest distributions on each class of related REMIC certificates.  In addition, the exchangeable certificates in an exchangeable combination will bear a proportionate share of losses and interest shortfalls, as applicable, allocable to each class of related REMIC certificates.  Principal and interest distributions will be made to the exchangeable certificates in an exchangeable combination in the manner set forth herein.

We refer you to “Description of the Certificates — Exchangeable Certificates” in this prospectus supplement for more information.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related pool or pools, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount or class notional amount, as applicable, of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date, the accrual period for each class of certificates, other than the LIBOR Certificates, will be the calendar month preceding the month in which the distribution date occurs.  For each distribution date, the accrual period for the LIBOR Certificates will be the period from and including the 25th day of the month immediately preceding such distribution date (or in the case of the first distribution date, February 28, 2007) to and including the 24th day of the month of such distribution date.

Interest on all classes of certificates entitled to interest, other than the LIBOR Certificates, for all accrual periods will be calculated and payable on the basis of a 360 day year consisting of twelve 30 day months.  Interest on the LIBOR Certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

The exchangeable certificates in an exchangeable combination will be entitled to a proportionate share of the interest distributions on the related REMIC certificates.

We refer you to “Description of the Certificates — Distributions of Interest” in this prospectus supplement for more information.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans in a pool among the different classes of related certificates and (2) the amount of funds actually received on the mortgage loans in a pool and available to make distributions on the related certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in “Description of Certificates — Distributions on the Pool 1 Certificates— Distributions of Principal” and “— Distributions on the Aggregate Pool A Certificates— Priority of Distributions” and based on principal collections from the related pool or pools for the related due period.

The manner of distributing principal among the LIBOR Certificates will differ, as described in this prospectus supplement, depending on whether a distribution date occurs before the pool 1 step-down date or on or after that date, and depending on the prepayment, loss and delinquency performance of the pool 1 mortgage loans.

On each distribution date when any class of exchangeable certificates is outstanding, principal distributions otherwise distributable to the related REMIC certificates will be allocated to the exchangeable certificates entitled to principal in the related exchangeable combination.  The payment characteristics of the exchangeable certificates in an exchangeable combination will reflect the payment characteristics of the related REMIC certificates.  Annex D shows the REMIC certificates and the exchangeable combinations.  A description of the characteristics of the REMIC certificates and the exchangeable certificates is set forth in the table that begins on page S-1.  See "Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement for a description of exchangeable certificates and exchange procedures and fees.

We refer you to “Description of the Certificates — Distributions of Principal” in this prospectus supplement and “Description of the Securities – Distributions on Securities” in the prospectus for more information.

LIMITED CROSS-COLLATERALIZATION
AMONG THE POOLS IN AGGREGATE POOL A

In certain very limited circumstances, principal and interest collected on the mortgage loans in a pool in aggregate pool A may be applied to pay principal or interest, or both, to the senior certificates unrelated to that pool (other than the senior certificates related to pool 1).

There is no cross-collateralization between the certificates related to aggregate pool A and pool 1.

We refer you to “Description of the Certificates – Limited Cross-Collateralization Among the Pools in Aggregate Pool A” in this prospectus supplement for more information.

OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in pool 1 is less than 10% of the aggregate principal balance of the mortgage loans in pool 1, as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in pool 1, thereby causing an early retirement of the certificates related to pool 1.

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in aggregate pool A is less than 5% of the aggregate principal balance of the mortgage loans in aggregate pool A, as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in aggregate pool A, thereby causing an early retirement of the certificates related to aggregate pool A.

We refer you to “Description of the Certificates — Optional Clean-Up Call” in this prospectus supplement for more information.

CREDIT ENHANCEMENT-POOL 1

Subordination.  The pool 1 mezzanine and pool 1 subordinate certificates will provide credit enhancement for the pool 1 senior certificates.  In addition, the Class 1-M-1 Certificates will have a payment priority over the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-2 Certificates will have a payment priority over the Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-3 Certificates will have a payment priority over the Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-4 Certificates will have a payment priority over the Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-5 Certificates will have a payment priority over the Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-6 Certificates will have a payment priority over the Class 1-B-1 and Class 1-B-2 Certificates and the Class 1-B-1 Certificates will have a payment priority over the Class 1-B-2 Certificates.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the pool 1 mortgage loans as described below.

Overcollateralization.  As of the closing date, the aggregate principal balance of the pool 1 mortgage loans as of the cut-off date will exceed the aggregate outstanding principal balance of the pool 1 certificates in an amount equal to approximately 0.65% of the aggregate outstanding principal balance of the pool 1 mortgage loans as of the cut-off date.  This feature is referred to as overcollateralization.

 We refer you to “Description of the Certificates – Overcollateralization Provisions” in this prospectus supplement for more information.

Excess Interest.  The pool 1 mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the pool 1 certificates and to pay the fees and expenses of the issuing entity related to pool 1.  The excess interest from the pool 1 mortgage loans each month will be available to absorb realized losses on the pool 1 mortgage loans and to maintain overcollateralization at required levels as described in the pooling and servicing agreement.

A portion of this excess interest will be applied to pay principal on the pool 1 certificates to maintain the targeted level of overcollateralization.  We cannot assure you that sufficient excess interest will be generated by the mortgage loans in pool 1 to maintain the targeted level of overcollateralization.

We refer you to “Description of the Certificates—Priority of Distributions-Pool 1” and “—Overcollateralization Provisions” in this prospectus supplement for additional information.

Allocation of Losses.  If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the pool 1 mortgage loans as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the pool 1 mortgage loans will be allocated first, to the Class 1-B-2 Certificates, second, to the Class 1-B-1 Certificates, third, to the Class 1-M-6 Certificates, fourth, to the Class 1-M-5 Certificates, fifth, to the Class 1-M-4 Certificates, sixth, to the Class 1-M-3 Certificates, seventh, to the Class 1-M-2 Certificates, eighth, to the Class 1-M-1 Certificates and ninth, to the pool 1 senior certificates, pro rata, based on class principal amount, except that any realized losses on the pool 1 mortgage loans that would otherwise be allocated to the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B and Class 1-A-4 Certificates will instead be allocated to the component of the Class 1-A-5 Certificates related to the subpool that incurred the realized loss, until the related component principal amount is reduced to zero.

Realized losses allocated to the pool 1 senior, pool 1 mezzanine and pool 1 subordinate certificates will cause a permanent reduction to their class principal amounts.  However, the amount of any realized losses allocated to such certificates may be paid to the holders of these certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Distributions on the Pool 1 Certificates” and “— Allocation of Losses” in this prospectus supplement for more information.

Interest Rate Swap Agreement.  U.S. Bank National Association as trustee of a trust separate from the trust fund, referred to in this prospectus supplement as the swap trust, is expected to enter into an interest rate swap agreement with JPMorgan Chase Bank, National Association as swap provider, for the benefit of the pool 1 certificates.  Under the interest rate swap agreement, on each distribution date while the interest rate swap agreement is in effect, the swap trust will be obligated to make fixed payments as specified in the interest rate swap agreement based on the notional amount for that distribution date and the swap provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount for that distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed from the 25th day of the prior calendar month to the 24th day of the month of such distribution date (or, for the first distribution date, the actual number of days elapsed from February 28, 2007, to the 24th day of the month of the first distribution date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to pool 1 certificateholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment for deposit into the swap account pursuant to the pooling and servicing agreement for the benefit of the pool 1 certificates.

Upon early termination of the interest rate swap agreement, the swap trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.

Net swap payments and swap termination payments payable by the swap trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from available funds with respect to pool 1 before distributions to the pool 1 certificates and will first be deposited into the swap account before payment to the swap provider.

We refer you to “Description of the Certificates—Distributions on the Pool 1 Certificates—The Interest Rate Swap Agreement and the Swap Account” in this prospectus supplement for more information.

CREDIT ENHANCEMENT-AGGREGATE POOL A

Subordination.  The aggregate pool A subordinate classes will provide credit enhancement for the aggregate pool A senior certificates.  In addition, the Class C-B-1 Certificates will have a payment priority over the Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates; the Class C-B-2 Certificates will have a payment priority over the Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates; the Class C-B-3 Certificates will have a payment priority over the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates; the Class C-B-4 Certificates will have a payment priority over the Class C-B-5 and Class C-B-6 Certificates; and the Class C-B-5 Certificates will have a payment priority over the Class C-B-6 Certificates.

If the mortgage loans in any pool in aggregate pool A experience losses, then, generally, the principal amount of the class of aggregate pool A subordinate certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal amount of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction.  If the applicable subordination provided by the aggregate pool A subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the pool incurring the realized losses will be allocated such losses and may never receive all of their principal payments.

Special hazard losses, bankruptcy losses, and fraud losses in excess of the related coverage amounts set forth in this prospectus supplement are, in general, allocated pro rata to each affected class of related certificates instead of first being allocated to the subordinate certificates.  Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

Notwithstanding the foregoing, any realized losses, including excess losses (i) on the pool 2 mortgage loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the class principal amount of the Class 2-A-2 Certificates has been reduced to zero and (ii) on the pool 3 mortgage loans that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until the class principal amount of the Class 3-A-2 Certificates has been reduced to zero.

Shifting of Interest.  In addition, to extend the period during which the subordinate classes of certificates related to aggregate pool A remain available as credit enhancement to the related senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal received on the mortgage loans in a pool related to aggregate pool A will be allocated to the related senior certificates during the first seven years after the cut-off date.  This disproportionate allocation will continue but be subject to reduction over an additional four year period as described in this prospectus supplement, unless certain loss and delinquency triggers (as set forth in the definition of “Senior Prepayment Percentage” in the Glossary hereto) are exceeded. This will accelerate the amortization of the senior certificates related to aggregate pool A as a whole while, in the absence of realized losses on the related mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the subordinate classes of certificates related to aggregate pool A evidence.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Distributions on the Aggregate Pool A Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement for more information.

THE MORTGAGE LOANS

Statistical Information.  The statistical mortgage loan information presented in this prospectus supplement is based on the principal balance of such mortgage loans as of the cut-off date. For additional information on the statistical mortgage loans, see “The Mortgage Pool.”

The statistical mortgage loan information does not take into account defaults, delinquencies and prepayments that may occur with respect to the mortgage loans since the cut-off date. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

In the event of a material breach of the representations and warranties made by the related originator or the seller with respect to a mortgage loan, or in the event that a required document is not included in the mortgage file for a mortgage loan, the related originator or the seller, as applicable, will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the issuing entity.

General.  On the cut-off date, the assets of the issuing entity consisted of (i) pool 1, consisting of 1,586 mortgage loans with a total principal balance of approximately $725,522,999 and (ii) aggregate pool A, consisting of 562 mortgage loans with a total principal balance of approximately $264,024,459.  The mortgage loans consist primarily of adjustable rate, fully amortizing and balloon, first lien residential mortgage loans, 99.99% of which have an original term to stated maturity of 30 years.

Pool 1A Mortgage Loans.  The pool 1A mortgage loans consist of 1,276 mortgage loans having a total principal balance of approximately $570,341,378.  The mortgage interest rates of approximately 1.98%, 17.69%, 48.50%, 25.76% and 6.07% of the pool 1A mortgage loans adjust, commencing approximately two years, three years, five years, seven years or ten years after origination, respectively, based on the Six-Month LIBOR index, the 1-Year LIBOR index or the 1-Year CMT index, and all of such pool 1A mortgage loans have original terms to maturity of 30 years.

Approximately 0.04%, 0.14%, 3.23%, 0.56% and 86.96% of the pool 1A mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of two, three, five, seven and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 1B Mortgage Loans.  The pool 1B mortgage loans consist of 310 mortgage loans having a total principal balance of approximately $155,181,620.  The mortgage interest rates of approximately 0.43%, 18.41%, 53.57%, 19.81% and 7.78% of the pool 1B mortgage loans adjust, commencing approximately two years, three years, five years, seven years or ten years after origination, respectively, based on the Six-Month LIBOR index, the 1-Year LIBOR index or the 1-Year CMT index, and all of such pool 1B mortgage loans have original terms to maturity of 30 years.

Approximately 0.19%, 2.34% and 87.57% of the pool 1B mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of three, five and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 2 Mortgage Loans.  The pool 2 mortgage loans consist of 276 mortgage loans having a total principal balance of approximately $144,225,403.  The mortgage interest rates of 100% of the pool 2 mortgage loans adjust, commencing approximately five years after origination based on the Six-Month LIBOR index, the 1-Year LIBOR index or the 1-Year CMT index, and all of such pool 2 mortgage loans have original terms to maturity of 30 years.

Approximately 7.54% and 87.81% of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 3 Mortgage Loans.  The pool 3 mortgage loans consist of 286 mortgage loans having a total principal balance of approximately $119,799,056.  The mortgage interest rates of 100% of the pool 3 mortgage loans adjust, commencing approximately seven years after origination, based on the Six-Month LIBOR index or the 1-Year LIBOR index, and 99.89% of such pool 3 mortgage loans have original terms to maturity of 30 years.

Approximately 6.72% and 87.42% of the pool 3 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of seven and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Summary Statistical Data.  The following table summarizes the characteristics of the mortgage loans in aggregate pool A, each pool and each subpool as of the cut-off date. Additional information concerning the statistical characteristics of the mortgage loans in aggregate pool A, each pool and each subpool as of the cut-off date can be found at “Description of the Mortgage Pool — Tabular Characteristics of the Mortgage Loans” in this prospectus supplement.

Aggregate Outstanding Principal Balance
Pool 1:	$725,522,999
Pool 1A:	$570,341,378
Pool 1B:	$155,181,620
Aggregate Pool A:	$264,024,459
Pool 2:	$144,225,403
Pool 3:	$119,799,056

Aggregate Number of Mortgage Loans
Pool 1:	1,586
Pool 1A:	1,276
Pool 1B:	310
Aggregate Pool A:	562
Pool 2:	276
Pool 3:	286

Average Stated Principal Balance
Pool 1:	$457,454
Pool 1A:	$446,976
Pool 1B:	$500,585
Aggregate Pool A:	$469,794
Pool 2:	$522,555
Pool 3:	$418,877

Weighted Average Current Mortgage Rate
Pool 1:	7.074%
Pool 1A:	7.097%
Pool 1B:	6.986%
Aggregate Pool A:	6.311%
Pool 2:	6.197%
Pool 3:	6.448%

Weighted Average Margin
Pool 1:	2.319%
Pool 1A:	2.321%
Pool 1B:	2.309%
Aggregate Pool A:	2.283%
Pool 2:	2.270%
Pool 3:	2.299%

Weighted Average Original Term to Maturity
Pool 1:	360 months
Pool 1A:	360 months
Pool 1B:	360 months
Aggregate Pool A:	360 months
Pool 2:	360 months
Pool 3:	360 months

Weighted Average Remaining Term to Maturity
Pool 1:	357 months
Pool 1A:	357 months
Pool 1B:	357 months
Aggregate Pool A:	357 months
Pool 2:	357 months
Pool 3:	357 months

Pledged Asset Loans.  Approximately 0.20% of the pool 2 mortgage loans, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owner by the borrower or a third-party guarantor.  Such additional collateral may no longer be required when the principal balance of such additional collateral loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral loan is reduced to the applicable loan-to-value ratio for such additional collateral loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related originator.

We refer you to “Description of the Mortgage Pool — The Pledged Asset Loans” in this prospectus supplement for more detail.

SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan.  If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to “Servicing of the Mortgage Loans” in this prospectus supplement for more detail.

FEES AND EXPENSES

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated either as 0.2000% per annum, with respect to certain mortgage loans, 0.2500% per annum, with respect to certain mortgage loans and 0.3750% per annum, with respect to certain mortgage loans.  As of the cut-off date, the weighted average servicing fee (i) on the mortgage loans in pool 1 is approximately 0.2682% per annum, (ii) on the mortgage loans in pool 1A is approximately 0.2699% per annum, (iii) on the mortgage loans in pool 1B is approximately 0.2623% per annum, (iv) on the mortgage loans in aggregate pool A is approximately 0.2451% per annum, (v) on the mortgage loans in pool 2 is approximately 0.2406% per annum and (vi) on the mortgage loans in pool 3 is approximately 0.2505% per annum.  With respect to approximately 12.82%, 10.59%, 21.02%, 10.91%, 19.97% and 0.00% of the mortgage loans in pool 1, pool 1A, pool 1B, aggregate pool A, pool 2 and pool 3, respectively, the servicing fee rate will increase by 0.175% per annum on the first adjustment date for such mortgage loan.

Compensation to the securities administrator will consist of the securities administration fee equal to approximately 0.009% per annum on the principal balance of each mortgage loan.  This fee will be paid before any distributions are made on the certificates.  The securities administrator will pay the trustee fee and the master servicing fee from such securities administration fee.  Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

MATERIAL FEDERAL INCOME
TAX CONSEQUENCES

For federal income tax purposes, all or a portion of the issuing entity will comprise multiple REMICs in a tiered REMIC structure.  Each class of offered certificates, other than the Exchangeable Certificates and the Class A-R Certificates, will represent regular interests in a REMIC, coupled in some cases with certain rights and obligations.  The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC.  The residual interests in the remaining REMICs are not offered hereby.

We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for more information.

ERISA MATTERS

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such pool 1 offered certificates is eligible for the exemptive relief available under one of the administrative class or statutory exemptions described in this prospectus supplement under “ERISA Considerations”.

We refer you to “ERISA Matters” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

Generally, the certificates offered by this prospectus supplement, other than the Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2, Class C-B-2, Class C-B-3 and Class A-R Certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.  All statistical information referred to in this section is based on the applicable pool as constituted on the cut-off date.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related pool or pools.  Approximately 77.12%, 77.62%, 75.28%, 78.97%, 67.44% and 92.85% of the mortgage loans in pool 1, pool 1A, pool 1B, aggregate pool A, pool 2 and pool 3, respectively, may be prepaid in whole or in part at any time without payment of a prepayment penalty.  The remaining mortgage loans impose a penalty for certain early full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of six months to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their mortgage loans.  The yield to maturity of the certificates will also be affected by the master servicer’s exercise of its optional clean-up redemption rights with respect to the related pool or pools.

See “Risk Factors— Yield is Sensitive to Rate of Principal Prepayment” in the prospectus and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Mortgage Loan Rates May Adversely Affect the Yield on Your Certificates

The mortgage interest rate on each mortgage loan will be based on the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT Index.  No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

A variety of factors could limit the interest rates on the Certificates and may adversely affect the yields to maturity on the Certificates.  Some of these factors are described below.

•

The LIBOR Certificates accrue interest at a certificate interest rate equal to the One-Month LIBOR index plus the related certificate margin, but are subject to a limit equal to the lesser of (a) the related net WAC cap (adjusted for the actual number of days in the related accrual period) and (b) 11.50% per annum.  The certificate interest rates for the LIBOR Certificates adjust monthly while the mortgage rates on the pool 1 mortgage loans adjust less frequently.  Consequently, the cap on the interest rate applicable to the LIBOR Certificates based on the weighted average of the net interest rates of the pool 1 mortgage loans may limit increases in such certificate interest rates for extended periods if the One-Month LIBOR rate applicable to such certificates is rising.  As a result, the LIBOR Certificates may accrue less interest than such class would have accrued if its interest rate was based solely on the One-Month LIBOR index plus the related certificate margin.

•

Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT may change at different times and in different amounts than One-Month LIBOR.  As a result, it is possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the pool 1 mortgage loans may decline while the One-Month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the limit (described above) will apply to the certificate interest rate applicable to the LIBOR Certificates.  It is also possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the pool 1 mortgage loans and the One-Month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but One-Month LIBOR may decline more slowly or increase more rapidly.

•

All of the pool 1 mortgage loans have periodic and maximum limitations on adjustments to their interest rates.

If the certificate interest rate on any class of LIBOR Certificates is subject to the cap described above, the resulting basis risk shortfalls may be recovered by the holders of such Certificates on such distribution date or on future distribution dates to the extent that there are available funds remaining after distributions on the related certificates and the payment of certain fees and expenses of the issuing entity allocable to pool 1 (including any net swap payment owed to the swap provider and any swap termination payment owed to the swap provider, other than any swap termination payment resulting from a swap provider trigger event).  No assurances can be given that such additional funds will be available.

Amounts distributed on the LIBOR Certificates in respect of basis risk shortfalls may be made from payments made under the interest rate swap agreement to the extent that the floating payment by the swap provider exceeds the fixed payment by the swap trust on any distribution date on which the swap agreement is in effect and such amount is available to pay such basis risk shortfalls.  However, the amount received from the swap provider under the interest rate swap agreement may be insufficient to pay the holders of the LIBOR Certificates the full amount of interest which they would have received absent the limitations of the rate cap on such certificates.

See “Description of the Certificates—Distributions on the Pool 1 Certificates — Distributions of Interest” in this prospectus supplement.

Additional Risk is associated with the 1-A-5, Class 2-A-2 and Class 3-A-2 Certificates.

Investors in the Class 1-A-5 Certificates should be aware that, on any distribution date, losses that would otherwise be allocated to the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B and Class 1-A-4 Certificates will be allocated to the Class 1-A-5 Certificates, until the component principal amount of the Component of the Class 1-A-5 Certificates related to the subpool that incurred the realized loss is reduced to zero.  Investors in the Class 2-A-2 Certificates should be aware that, on any distribution date, losses that would otherwise be allocated to the Class 2-A-1 Certificates will be allocated to the Class 2-A-2 Certificates, until its class principal amount is reduced to zero.  Investors in the Class 3-A-2 Certificates should be aware that, on any distribution date, losses that would otherwise be allocated to the Class 3-A-1 Certificates will be allocated to the Class 3-A-2 Certificates, until its class principal amount is reduced to zero.

Mortgage Loans with Interest-only Payments and High Balance Loans

Approximately 0.04%, 0.14%, 3.23%, 0.56% and 86.96% of the pool 1A mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of two, three, five, seven and ten years, respectively, following the origination of the related mortgage loan.  Approximately 0.19%, 2.34% and 87.57% of the pool 1B mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of three, five and ten years, respectively, following the origination of the related mortgage loan.  Approximately 7.54% and 87.81% of the pool 2 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five and ten years, respectively, following the origination of the related mortgage loan.  Approximately 6.72% and 87.42% of the pool 3 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of seven and ten years, respectively, following the origination of the related mortgage loan.  Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

See “Risk Factors — Risks Related to Loans with Interest-Only Payments” in the prospectus for a discussion of the risks related to interest-only mortgage loans.

As of the cut-off date, approximately 7.76%, 17.81%, 5.51% and 8.33%  of the pool 1A, pool 1B, pool 2 and pool 3 mortgage loans, respectively, were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such pool or subpool, as applicable.

Simultaneous Second Lien Risk

With respect to a substantial portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which is not included in the mortgage pool.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Limited Cross-Collateralization Among The Pools in Aggregate Pool A; Limited Recourse

With very limited exception described in “Description of the Certificates — Limited Cross-Collateralization Among the Pools in Aggregate Pool A,” interest and principal on the senior certificates related to aggregate pool A will be allocated based on amounts collected in respect of the mortgage loans in either pool 2 or pool 3.  In the case of the senior certificates, the pools will generally not be “cross-collateralized” — interest and principal collections received from the mortgage loans in a pool in aggregate pool A will generally only be available for distribution to the senior certificates related to that pool and not to the senior certificates related to the other pool.  For example, collections from pool 2 will generally only be available to make distributions to the Class 2-A-1 and Class 2-A-2 Certificates, but not to the other classes of senior certificates; and collections from both pools in aggregate pool A will be available to make distributions to the aggregate pool A subordinate certificates.

Because the aggregate pool A subordinate certificates represent interests in both pools in aggregate pool A the class principal amounts of such subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in either pool in aggregate pool A.  Therefore, the allocation of realized losses on the mortgage loans in one pool in aggregate pool A to the aggregate pool A subordinate certificates will reduce the subordination provided by such subordinate certificates to the classes of senior certificates related to the other pool in aggregate pool A.  This will increase the likelihood that future realized losses may be allocated to senior certificates related to the pool that did not suffer those previous losses.

There is no cross-collateralization between the certificates related to aggregate pool A and pool 1.

Potential Inadequacy of Credit Enhancement

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

The certificates are not insured by any financial guaranty insurance policy.  The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.  None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

Pool 1 - The credit enhancement features described in this prospectus supplement for pool 1 are intended to enhance the likelihood that holders of the pool 1 senior and pool 1 mezzanine certificates will receive regular payments of interest and principal.  However, we cannot assure you that the credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the pool 1 mortgage loans.  If delinquencies or defaults occur on the pool 1 mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If losses occur as a result of defaults and delinquent payments on the pool 1 mortgage loans, holders of pool 1 certificates may suffer losses.  If excess interest on the pool 1 mortgage loans, overcollateralization for pool 1 and available net swap payments received under the interest rate swap agreement are insufficient to absorb losses on the pool 1 mortgage loans, then distributions to the Class 1-CE Certificates will be reduced and certain classes of pool 1 certificates will incur losses and may never receive all of their principal payments.  After extinguishing all other credit enhancement for pool 1, losses on the pool 1 mortgage loans will be allocated (i) first, to the pool 1 subordinate certificates, in reverse order of their priority of payment, (ii) second, to the pool 1 mezzanine certificates, in reverse order of their priority of payment and (iii) third, to the pool 1 senior certificates, pro rata, based on class principal amount; provided, however, that realized losses that would otherwise be allocated to the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B and Class 1-A-4 Certificates will instead be allocated to the Class 1-A-5 Certificates, until the component principal amount of the Component of the Class 1-A-5 Certificates related to the subpool that incurred the realized loss is reduced to zero.  Investors in the pool 1 senior certificates should note that the class principal amount of the pool 1 subordinate certificates may be reduced as a result of losses on either the pool 1A mortgage loans or pool 1B mortgage loans.  This will increase the likelihood that future realized losses may be allocated to the pool 1 senior certificates related to the subpool that did not suffer these previous losses.

Aggregate Pool A - The amount of any realized losses, other than excess losses, experienced on a mortgage loan in aggregate pool A will be applied to reduce the principal amount of the class of aggregate pool A subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero.  If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments.  You should consider the following:

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if you buy a Class C-B-3 Certificate and losses on the mortgage loans in aggregate pool A exceed the total principal amount of the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class C-B-3 Certificates related to aggregate pool A by the amount of that excess;

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if you buy a Class C-B-2 Certificate and losses on the mortgage loans in aggregate pool A exceed the total principal amount of the Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class C-B-2 Certificates related to aggregate pool A by the amount of that excess;

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if you buy a Class C-B-1 Certificate and losses on the mortgage loans in aggregate pool A exceed the total principal amount of the Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class C-B-1 Certificates related to aggregate pool A by the amount of that excess; and

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after the total class principal amount of the subordinate certificates related to aggregate pool A has been reduced to zero realized losses on the mortgage loans in aggregate pool A will reduce the class principal amounts of the related senior certificates, except that any realized losses (other than special hazard losses, bankruptcy losses and fraud losses in excess of the amount set forth in this prospectus supplement), (i) that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the class principal amount of the Class 2-A-2 Certificates has been reduced to zero and (ii) that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until the class principal amount of the Class 3-A-2 Certificates has been reduced to zero.  See “Description of the Certificates — Distributions on the Aggregate Pool A Certificates” and “— Allocation of Losses” in this prospectus supplement for more information.

Furthermore, the aggregate pool A subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans in aggregate pool A, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this prospectus supplement.  Any losses on the mortgage loans in a pool in aggregate pool A in excess of those amounts will be allocated among each class of senior certificates related to that pool and each class of aggregate pool A subordinate certificates in the manner set forth in this prospectus supplement, even if the principal balance of a class of aggregate pool A subordinate class has not been reduced to zero.  You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one pool in aggregate pool A which could make certificates related to the other pool in aggregate pool A more likely to suffer a loss.  See “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

Excess Interest Generated By the Pool 1 Mortgage Loans May Be Insufficient to Maintain Overcollateralization for such Pool

We expect the pool 1 mortgage loans to generate more interest than is needed to pay interest owed on the related certificates and to pay certain fees and expenses of the issuing entity allocated to such pool (including any net swap payment owed to the swap provider).  Any remaining interest generated by the pool 1 mortgage loans will then be used to absorb losses that occur on the pool 1 mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the pool 1 mortgage loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the pool 1 mortgage loans will generate.

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Every time a pool 1 mortgage loan is prepaid in full or in part, excess interest may be reduced because such pool 1 mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

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Every time a pool 1 mortgage loan is liquidated or written off, excess interest may be reduced because such pool 1 mortgage loan will no longer be outstanding and generating interest.

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If the rates of delinquencies, defaults or losses on the pool 1 mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

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The first adjustment of the mortgage rates for approximately 1.64%, 17.85%, 49.58%, 24.49% and 6.43% of the pool 1 mortgage loans, will not occur for approximately two years, three years, five years, seven years or ten years, respectively, after the date of origination.  As a result, the interest rates on the LIBOR Certificates may increase relative to the interest rates on the related mortgage loans, or may remain constant as the interest rates on the related mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans in a pool be applied to cover interest on the related certificates.

Holding of Mezzanine and Subordinate Certificates Creates Additional Risks

The protections afforded senior certificates in this transaction create risks for the mezzanine and subordinate certificates.  Prior to any purchase of mezzanine or subordinate certificates, consider the following factors that may adversely impact your yield:

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Because subordinate certificates receive interest and principal distributions after the related senior certificates and mezzanine certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

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With respect to pool 1, because mezzanine certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the mezzanine certificates will not receive the distributions to which they are entitled on any distribution date.

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Except under circumstances described in this prospectus supplement, the aggregate pool A subordinate certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the twelfth year after the closing date.  In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of aggregate pool A subordinate certificates with higher alphanumerical class designations will be paid to the classes of aggregate pool A subordinate certificates with lower alphanumerical class designations.

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If the related servicer determines not to advance a delinquent payment on a mortgage loan because such amount is deemed not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which will impact the related subordinate and mezzanine certificates.

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The pool 1 mezzanine and pool 1 subordinate certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in March 2010, unless the class principal amounts of the pool 1 senior certificates have been reduced to zero prior to such date.

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After extinguishing all other credit enhancement for a pool, losses on the mortgage loans in such pool will be allocated to the related subordinate certificates in reverse order of their priority of payment and then, with regard to pool 1, to the pool 1 mezzanine certificates in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the certificate.

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The earlier in the transaction that a loss on a mortgage loan in a pool occurs, the greater the impact on the yield of the affected certificates.

Rapid prepayments on the mortgage loans in a mortgage pool will reduce the yield on the related Interest-Only Certificates.

The interest-only certificates receive only distributions of interest.  Distributions to the holders of these classes are based on their notional amount, calculated as described herein.  You should fully consider the risks associated with an investment in the interest-only certificates.  If the related mortgage loans prepay faster than expected, holders of interest-only certificates may not fully recover their initial investment.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this prospectus supplement to cover realized losses on the pool 1 mortgage loans, maintain overcollateralization for pool 1 and to pay interest shortfalls and basis risk shortfalls on the pool 1 certificates.  However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.213%.  No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization for pool 1 and to cover interest shortfalls and basis risk shortfalls on the pool 1 certificates and realized losses on the pool 1 mortgage loans.  Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to pool 1 certificateholders, and may reduce the interest rates of the pool 1 certificates.  If the rate of prepayments on the pool 1 mortgage loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the pool 1 mortgage loans, thereby increasing the relative proportion of interest collections on the pool 1 mortgage loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment on the pool 1 mortgage loans and low prevailing interest rates could adversely affect the yields on the pool 1 certificates.  In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to pool 1 certificateholders.

Upon early termination of the interest rate swap agreement, the swap trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the swap trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, and may be paid prior to distributions to the pool 1 certificates.  This feature may result in losses on the pool 1 certificates.  Due to the priority of the applications of the available funds, the pool 1 subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment and certain swap termination payments by the swap trust before such effects are borne by the pool 1 senior certificates and pool 1 mezzanine certificates and one or more classes of pool 1 subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the pool 1 certificates depend in part on payments to be received by the swap trust under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such pool 1 certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.  The credit ratings of the swap provider as of the date of this prospectus supplement are lower than the ratings assigned to the pool 1 senior certificates.  See “Description of the Certificates—Distributions on the Pool 1 Certificates—The Interest Rate Swap Agreement and the Swap Account” in this prospectus supplement.

Risks Related to Exchangeable Certificates

The characteristics of the exchangeable certificates in an exchangeable combination will reflect the characteristics of the related REMIC certificates.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

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At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex D.

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A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

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The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

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Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

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Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

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Only the combinations listed on Annex D are permitted.

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After the distribution date in February 2009 the certificateholder will no longer have the ability to exchange REMIC certificates for related exchangeable certificates and vice versa.

Concentration of Mortgage Loans Could Adversely Affect Your Investment

Approximately 44.88%, 42.55%, 70.18% and 42.86% of the pool 1A, pool 1B, pool 2 and pool 3 mortgage loans, respectively, are secured by mortgaged properties located in California.  There are also significant concentrations of mortgage loans in other states as described under “Description of the Mortgage Pool-Tabular Characteristics of Mortgage Loans” in this prospectus supplement.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

There are also significant concentrations of mortgage loans in other states as indicated in Annex A in this prospectus supplement.  Consequently, losses and prepayments on the mortgage loans and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

Hurricanes May Have Affected Mortgaged Properties

Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related originator or seller, as applicable, fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions.  The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers.  Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

GLOSSARY OF DEFINED TERMS

A glossary of defined terms used in this prospectus supplement begins on page S-92. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The following is a summary description of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date.  The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor.  As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pool as of the Closing Date, although such variance will not be material.

Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in Pool 1, Pool 1A, Pool 1B, Aggregate Pool A, Pool 2, Pool 3 or in the aggregate as of the Cut-off Date, as applicable.

The Mortgage Loans

Certain general information with respect to the Mortgage Loans is set forth below.  Prior to the Closing Date, Mortgage Loans may be removed from the Issuing Entity and other mortgage loans may be substituted therefor.  The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

The Sponsor selected the Mortgage Loans for sale to the Depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the Sponsor took into account investor preferences and the Sponsor’s objective of obtaining the most favorable combination of ratings on the Certificates.

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the Purchase and Servicing Agreements and JPMCB Servicing Agreement.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Servicers will service the Mortgage Loans pursuant to their respective Servicing Agreements

All of the Mortgage Loans provide for payments on the Due Date.  Scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%.  Approximately 0.20% of the Pool 2 Mortgage Loans, in addition to being secured by real property, were secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at “— The Pledged Asset Loans” below.  No Pledged Asset Loan had an Effective Loan-to-Value Ratio at origination of more than 70.00%.

The Mortgage Loans in Pool 1 were originated from  March 2005 through January 2007.  No more than approximately 7.48% of the Mortgage Loans in Pool 1 are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Mortgage Loan in Pool 1 is February 2037.  As of the Cut-off Date, none of the Mortgage Loans in Pool 1 were more than 30 days delinquent, under the Mortgage Banker Association (MBA) delinquency calculating method.  As of the Cut-off Date, with respect to the Pool 1 Mortgage Loans the weighted average current Mortgage Rate is approximately 7.074% per annum, the weighted average margin is approximately 2.319%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Pool 1 Mortgage Loans is approximately 114 months.  No Mortgage Loan in Pool 1 had a Loan-to-Value Ratio at origination of more than 100.00%.  All of the Mortgage Loans in Pool 1 with Loan-to-Value Ratio greater than 80.00% at origination were covered by a primary mortgage insurance policy.

The Mortgage Loans in Aggregate Pool A were originated from July 2005 through January 2007.  No more than approximately 2.23% of the Mortgage Loans in Aggregate Pool A are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Mortgage Loan in Aggregate Pool A is February 2037.  As of the Cut-off Date, none of the Mortgage Loans in Aggregate Pool A were more than 30 days delinquent, under the Mortgage Banker Association (MBA) delinquency calculating method.  As of the Cut-off Date, with respect to the Mortgage Loans in Aggregate Pool A, the weighted average current Mortgage Rate is approximately 6.311% per annum, the weighted average margin is approximately 2.283%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Aggregate Pool A Mortgage Loans is approximately 113 months.  No Mortgage Loan in Aggregate Pool A had a Loan-to-Value Ratio at origination of more than 100.00%.  Approximately 0.11% of the Mortgage Loans in Aggregate Pool A, in addition to being secured by real property, were secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at “— The Pledged Asset Loans” below.  All of the Mortgage Loans in Aggregate Pool A with Effective Loan-to-Value Ratios greater than 80.00% as of the cut-off date that were not secured by a security interest in additional collateral or not supported by a third-party guarantee were covered by a primary mortgage insurance policy.  No Pledged Asset Loan had an Effective Loan-to-Value Ratio at origination of more than 70.00%.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “Credit Scores” tables in Annex A (which is incorporated herein as part of this prospectus supplement), credit scores have been supplied with respect to the mortgagors.  Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness.  Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower’s probability of default.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

The Pledged Asset Loans

Those Pool 2 Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80.00% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by a lender to the guarantor.  The amount of the Pledged Assets securing a Pledged Asset Loan generally equals the down payment or equity required by the originator. The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by the originator.

On or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond.  The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets.  Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

Pool 1A Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 1,276 Pool 1A Mortgage Loans secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  The Pool 1A Mortgage Loans have the characteristics described below.

All of the Pool 1A Mortgage Loans are Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT indexed Mortgage Loans (see “—The Indices” below).  Approximately 0.04%, 0.14%, 3.23%, 0.56% and 86.96% of the Pool 1A Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of two, three, five, seven or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 1A Mortgage Loans is approximately 7.097% per annum, the weighted average margin of the Pool 1A Mortgage Loans is approximately 2.321%, the weighted average remaining term to maturity of the Pool 1A Mortgage Loans is approximately 357 months and the weighted average remaining interest-only term of the interest-only Pool 1A Mortgage Loans is approximately 114 months.

The Pool 1A Mortgage Loans were originated from November 2005 through January 2007.  No more than approximately 7.08% of the Pool 1A Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 1A Mortgage Loan is in February 2037.

Approximately 77.62% of the Pool 1A Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

Substantially all of the Pool 1A Mortgage Loans are 2/1 Mortgage Loans, 3/1 Mortgage Loans, 5/1 Mortgage Loans, 7/1 Mortgage Loans or 10/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 1A Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 1A Mortgage Loan has made it’s Scheduled Payment for January 2007.

Pool 1B Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 310 Pool 1B Mortgage Loans secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  The Pool 1B Mortgage Loans have the characteristics described below.

All of the Pool 1B Mortgage Loans are Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT indexed Mortgage Loans (see “—The Indices” below).  Approximately 0.19%, 2.34% and 87.57% of the Pool 1B Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of three, five or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 1B Mortgage Loans is approximately 6.986% per annum, the weighted average margin of the Pool 1B Mortgage Loans is approximately 2.309%, the weighted average remaining term to maturity of the Pool 1B Mortgage Loans is approximately 357 months and the weighted average remaining interest-only term of the interest-only Pool 1B Mortgage Loans is approximately 115 months.

The Pool 1B Mortgage Loans were originated from March 2005 through December 2006.  No more than approximately 8.95% of the Pool 1B Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 1B Mortgage Loan is in January 2037.

Approximately 75.28% of the Pool 1B Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

Substantially all of the Pool 1B Mortgage Loans are 2/1 Mortgage Loans, 3/1 Mortgage Loans, 5/1 Mortgage Loans, 7/1 Mortgage Loans or 10/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 1B Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 1B Mortgage Loan has made it’s Scheduled Payment for January 2007.

Pool 2 Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 276 Pool 2 Mortgage Loans secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  The Pool 2 Mortgage Loans have the characteristics described below.

All of the Pool 2 Mortgage Loans are Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT indexed Mortgage Loans (see “—The Indices” below).  Approximately 7.54% and 87.81% of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 2 Mortgage Loans is approximately 6.197% per annum, the weighted average margin of the Pool 2 Mortgage Loans is approximately 2.270%, the weighted average remaining term to maturity of the Pool 2 Mortgage Loans is approximately 357 months and the weighted average remaining interest-only term of the interest-only Pool 2 Mortgage Loans is approximately 112 months.

The Pool 2 Mortgage Loans were originated from July 2005 through January 2007.  No more than approximately 1.77% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 2 Mortgage Loan is in February 2037.

Approximately 67.44% of the Pool 2 Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

All of the Pool 2 Mortgage Loans are 5/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 2 Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 2 Mortgage Loan has made it’s Scheduled Payment for January 2007.

Pool 3 Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 286 Pool 3 Mortgage Loans secured by first liens on Mortgaged Properties, substantially all of which have original terms to maturity of 30 years.  The Pool 3 Mortgage Loans have the characteristics described below.

All of the Pool 3 Mortgage Loans are Six-Month LIBOR or 1-Year LIBOR indexed Mortgage Loans (see “—The Indices” below).  Approximately 6.72% and 87.42% of the Pool 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of seven or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 3 Mortgage Loans is approximately 6.448% per annum, the weighted average margin of the Pool 3 Mortgage Loans is approximately 2.299%, the weighted average remaining term to maturity of the Pool 3 Mortgage Loans is approximately 357 months and the weighted average remaining interest-only term of the interest-only Pool 3 Mortgage Loans is approximately 115 months.

The Pool 3 Mortgage Loans were originated from March 2006 through January 2007.  No more than approximately 2.84% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 3 Mortgage Loan is in February 2037.

Approximately 92.85% of the Pool 3 Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

All of the Pool 3 Mortgage Loans are 7/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 3 Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 3 Mortgage Loan has made it’s Scheduled Payment for January 2007.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

Tabular Characteristics of the Pool 1 Mortgage Loans

The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans	1,586
Total Stated Principal Balance	$725,522,999
Mortgage Rates:
Weighted Average	7.074%
Range	4.875% to 10.250%
Weighted Average Margin	2.319%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $25,867 to approximately $2,187,500.  The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $457,454.

The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 75.77%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 7.48% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 1A Mortgage Loans

The Pool 1A Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1A Mortgage Loans	1,276
Total Stated Principal Balance	$570,341,378
Mortgage Rates:
Weighted Average	7.097%
Range	5.125% to 10.250%
Weighted Average Margin	2.321%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 1A Mortgage Loans range from approximately $25,867 to approximately $1,925,300.  The Pool 1A Mortgage Loans have an average Stated Principal Balance of approximately $446,976.

The weighted average Loan-to-Value Ratio at origination of the Pool 1A Mortgage Loans is approximately 77.36%, and no Pool 1A Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 7.08% of the Pool 1A Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 1A Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 1B Mortgage Loans

The Pool 1B Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1B Mortgage Loans	310
Total Stated Principal Balance	$155,181,620
Mortgage Rates:
Weighted Average	6.986%
Range	4.875% to 8.750%
Weighted Average Margin	2.309%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 1B Mortgage Loans range from approximately $55,933 to approximately $2,187,500.  The Pool 1B Mortgage Loans have an average Stated Principal Balance of approximately $500,585.

The weighted average Loan-to-Value Ratio at origination of the Pool 1B Mortgage Loans is approximately 69.92%, and no Pool 1B Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 80.00%.

No more than approximately 8.95% of the Pool 1B Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 1B Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Mortgage Loans in Aggregate Pool A

The Mortgage Loans in Aggregate Pool A are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Aggregate Pool A	562
Total Stated Principal Balance	$264,024,459
Current Mortgage Rates:
Weighted Average	6.311%
Range	4.750% to 6.875%
Weighted Average Margin	2.283%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Mortgage Loans in Aggregate Pool A range from approximately $58,868 to approximately $2,000,000.  The Mortgage Loans in Aggregate Pool A have an average Stated Principal Balance of approximately $469,794.

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in Aggregate Pool A is approximately 73.70%, and no Mortgage Loan in Aggregate Pool A had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 2.23% of the Mortgage Loans in Aggregate Pool A are secured by Mortgaged Properties located in any one zip code area.

The Mortgage Loans in Aggregate Pool A are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Aggregate Pool A as of the Cut-off Date and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 2 Mortgage Loans

The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans	276
Total Stated Principal Balance	$144,225,403
Mortgage Rates:
Weighted Average	6.197%
Range	4.750% to 6.625%
Weighted Average Margin	2.270%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $58,868 to approximately $2,000,000.  The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $522,555.

The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 76.12%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 1.77% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 3 Mortgage Loans

The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans	286
Total Stated Principal Balance	$119,799,056
Mortgage Rates:
Weighted Average	6.448%
Range	4.875% to 6.875%
Weighted Average Margin	2.299%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $73,500 to approximately $2,000,000.  The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $418,877.

The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 70.80%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.40%.

No more than approximately 2.84% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 3 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

The Indices

The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date.  The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

•

Six-Month LIBOR.  The Mortgage Rate borne by approximately 53.20% of the Mortgage Loans in Pool 1 (by Pool 1 Cut-off Date Balance) and approximately 56.41% of the Mortgage Loans in Aggregate Pool A (by Aggregate Pool A Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six months to equal Six-Month LIBOR plus a margin ranging from 2.250% to 5.000%.

•

1-Year LIBOR.  The Mortgage Rate borne by approximately 46.57% of the Mortgage Loans in Pool 1 (by Pool 1 Cut-off Date Balance) and approximately 43.26% of the Mortgage Loans in Aggregate Pool A (by Aggregate Pool A Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year LIBOR plus a margin ranging from 2.250% to 2.875%.

•

1-Year CMT.  The Mortgage Rate borne by approximately 0.23% of the Mortgage Loans in Pool 1 (by Pool 1 Cut-off Date Balance) and approximately 0.33% of the Mortgage Loans in Aggregate Pool A (by Aggregate Pool A Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year CMT plus a margin ranging from 2.250% to 2.750%.

Assignment of the Mortgage Loans

Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements.  Pursuant to the related Assignment Agreement or Reconstitution Agreement, each Originator will represent that the representations and warranties relating to the origination of the Mortgage Loans originated by it are true and correct as of the Cut-off Date or the Closing Date, as applicable.  In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans.  An Originator or the Seller will be obligated to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan as described in “The Agreements — Assignment of the Issuing Entity Assets” in the accompanying prospectus and “The Issuing Entity — Representations by Sellers or Originators; Repurchases” in the accompanying prospectus.

Pursuant to a Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations).  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

The following table sets forth certain information regarding the delinquency performance for the last twelve months as of the Cut-off Date for the Pool 1 Mortgage Loans.  Except for one Pool 1 Mortgage Loan, no Pool 1 Mortgage Loan has been delinquent more than two times in the prior twelve months and no Pool 1 Mortgage Loan has been delinquent more than four times in the prior twelve months.

	As of February 1, 2007
	Number of Pool 1 Mortgage Loans With One Instance of Delinquency		Scheduled Principal Balance of Pool 1 Mortgage Loans With One Instance of Delinquency
	Number of Pool 1 Mortgage Loans	Percentage of Total Number of Pool 1 Mortgage Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	41	2.59%	$18,010,564.98	2.48%
60-89 days	4	0.25%	$1,589,528.23	0.22%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned
	0	0.00%	$0.00	0.00%
Total:	45	2.84%	$19,600,093.21	2.70%

	As of February 1, 2007
	Number of Pool 1 Mortgage Loans With Two or More Instances of Delinquency		Scheduled Principal Balance of Pool 1 Mortgage Loans With Two or More Instances of Delinquency
	Number of Pool 1 Mortgage Loans	Percentage of Total Number of Pool 1 Mortgage Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	10	0.63%	$4,363,976.35	0.60%
60-89 days	1	0.06%	$180,839.87	0.02%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned
	0	0.00%	$0.00	0.00%
Total:	11	0.69%	$4,544,816.22	0.63%

The following table sets forth certain information regarding the delinquency performance in the past twelve months for the Aggregate Pool A Mortgage Loans.  No Aggregate Pool A Mortgage Loan has been delinquent more than two times in the prior twelve months.

	As of February 1, 2007
	Number of Mortgage Loans in Aggregate Pool A With One Instance of Delinquency		Scheduled Principal Balance of Mortgage Loans in Aggregate Pool A With One Instance of Delinquency
	Number of Aggregate Pool A Mortgage Loans	Percentage of Total Number of Aggregate Pool A Mortgage Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	7	1.25%	$2,707,075.58	1.03%
60-89 days	1	0.18%	$438,700.00	0.17%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned
	0	0.00%	$0.00	0.00%
Total:	8	1.42%	$3,145,775.58	1.19%

	As of February 1, 2007
	Number of Mortgage Loans in Aggregate Pool A With Two or More Instances of Delinquency		Scheduled Principal Balance of Mortgage Loans in Aggregate Pool A With Two or More Instances of Delinquency
	Number of Aggregate Pool A Mortgage Loans	Percentage of Total Number of Aggregate Pool A Mortgage Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	1	0.18%	$800,000.00	0.30%
60-89 days	0	0.00%	$0.00	0.00%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned
	0	0.00%	$0.00	0.00%
Total:	1	0.18%	$800,000.00	0.30%

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://jpmorgan.com/staticpool/mbs/JPALT2007-A1.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

General

Approximately 41.89%, 38.90% and 12.82% of the Pool 1 Mortgage Loans were originated or acquired by the Chase Originators, GreenPoint and Countrywide Home Loans, respectively.  No other Originator originated or acquired more than 10% of the Pool 1 Mortgage Loans.

Approximately 47.27%, 35.03% and 10.91% of the Mortgage Loans in Aggregate Pool A were originated or acquired by the Chase Originators, GreenPoint and Countrywide Home Loans, respectively.  No other Originator originated or acquired more than 10% of the Mortgage Loans in Aggregate Pool A.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Chase Originator Mortgage Loans and GreenPoint Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator.  All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines”.  The information set forth below with respect to the Chase Originators and GreenPoint has been provided by the Chase Originators and GreenPoint, respectively.

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self employed, the borrower may be required to submit copies of signed tax returns.  See “The Issuing Entity—The Loans—Underwriting Standards” in the prospectus.

The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

These alternative sets of underwriting criteria are designed to facilitate the loan approval process.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan to value ratios under these programs are generally more restrictive than those under the lender’s standard “full” documentation programs.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan by loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

The Chase Originators

General.  The Chase Originator Mortgage Loans were originated by JPMCB generally using underwriting guidelines as set forth below.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co.  (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of December 31, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,179.4 billion, total net loans of $416.7 billion, total deposits of $650.6 billion, and total stockholder’s equity of $96.0 billion.  These figures are extracted from JPMCB’s unaudited Consolidated Reports of Condition and Income as of December 31, 2006, which are filed with the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, Delaware limited liability company.

CHF acquired the Chase Originator Mortgage Loans after the origination by or for JPMCB. JPMCB (or a predecessor in interest) or affiliates have been originating or acquiring mortgage loans for over 50 years and have been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998. JPMCB originated approximately $94.6 billion, $85.4 billion and $74.1 billion of mortgage loans during 2004, 2005 and 2006, respectively.

Underwriting Guidelines. The following is a description of the underwriting policies customarily employed by CHF with respect to certain residential mortgage loans which it originated during the period of origination of the Chase Originator Mortgage Loans. Such Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies. The Chase Originators have represented to the Seller that, except for 38.24% of these Chase Originator Mortgage Loans, such Chase Originator Mortgage Loans were originated generally in accordance with such policies. The Depositor believes that such Mortgage Loans subject to the exception in the previous sentence were originated generally in accordance with the underwriting guidelines set forth under the heading “The Originators—General Underwriting Guidelines” in this prospectus supplement. References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

The Chase Originator Mortgage Loans were not originated in a manner generally consistent with Fannie Mae or Freddie Mac published underwriting guidelines and were originated using underwriting policies (the “CHF Alternative A Underwriting Policies”) that are different from and, in certain respects, less stringent than the general underwriting policies of CHF. For example, such Mortgage Loans include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with higher loan-to-value ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loans to income and total debt service on borrowings to income are higher than for such other programs, or mortgage loans made to international borrowers.  Other examples include mortgage loans secured by shares in cooperative housing corporations, “condotels,” smaller or larger or otherwise unusual parcels of land and mortgage loans with higher loan-to-value ratios than in such other programs.  The inclusion of such Mortgage Loans may present certain risks that are not present in such other programs.

Under the CHF Alternative A Underwriting Policies, the borrower is required to complete an application designed to provide to CHF pertinent credit information concerning the borrower.  As part of the description of the borrower’s financial condition, each borrower is required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also be required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. With respect to mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

Under CHF’s “Reduced Documentation Program,” Mortgage Loans were originated under the “no ratio” or “no income verification” guidelines. Under the “no ratio” guidelines, no income is stated or verified but source(s) of income and employment are verified; under the “no income verification” guidelines, income is stated but not verified, however employment is verified; assets are verified in the case of both such guidelines.

Pursuant to CHF’s ChaseFlex Stated (which is sometimes referred to as CHF’s Proactive “SISA” or  Stated Income/Stated Asset Program), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans requires AUS approval and is based entirely on stronger credit profile and lower loan-to-value ratio requirements.

Pursuant to CHF’s “Signature Series Streamlined—Refinance” program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF or JPMCB.  In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides.  In addition, a documented servicing record with respect to such borrower of at least 24 months must be available.  If there are multiple lenders during such 24 month period, CHF or JPMCB must have been the servicer for at least the most recent 12 months.

Pursuant to CHF’s “No Doc” program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans are based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

The Mortgage Loans originated using CHF Alternative A Underwriting Policies described above may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

CHF requires an appraisal to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal estimates the mortgaged property’s market value on the basis of comparable properties. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, for purchaser transactions, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For refinances, generally the appraised value would be used.  An automated valuation model may be used instead of an independent fee appraiser.

From time to time, exceptions and/or variances to CHF Alternative A Underwriting Policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit personnel of CHF who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

CHF obtains a search of the liens of record to which the property being financed is subject at the time of origination.  Title insurance is required in the case of all mortgage loans.

GreenPoint Mortgage Funding, Inc.

General.  GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”).  Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans.  GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint.  GreenPoint also originates loans through its retail and correspondent lending divisions.  Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences.  GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table

	At December 31,	At December 31,	At December 31,	At September 30,
Loan Type	2003	2004	2005	2006

Alt A and Specialty
Number of Loans	56,702	65,284	67,707	58,917
Dollar Volume	$11,505,997,786	$14,579,659,658	$19,148,814,451	$18,105,817,619
Percent Adjustable	19%	67%	84%	81%
Percent of Total Dollar Volume	30%	37%	45%	50%

Agency
Number of Loans	28,460	10,975	12,408	11,508
Dollar Volume	$5,378,009,580	$2,188,737,211	$2,746,779,129	$2,623,218,142
Percent Adjustable	0%	3%	1%	2%
Percent of Total Dollar Volume	14%	6%	7%	7%

Jumbo
Number of Loans	53,106	53,522	41,614	29,502
Dollar Volume	$19,426,400,804	$17,667,106,136	$14,899,732,857	$11,073,921,037
Percent Adjustable	69%	84%	74%	76%
Percent of Total Dollar Volume	50%	44%	35%	30%

Heloc and Seconds
Number of Loans	44,346	83,902	82,258	67,566
Dollar Volume	$2,556,735,253	$5,374,039,738	$5,450,355,355	$4,601,708,216
Percent Adjustable	96%	97%	95%	79%
Percent of Total Dollar Volume	7%	14%	13%	13%

Number of Loans	182,614	213,683	203,987	167,493
Dollar Volume	$38,867,143,423	$39,809,542,743	$42,245,681,792	$36,404,665,013
Average Loan Amount	$212,838	$186,302	$207,100	$217,350
Non-Purchase Transactions	66%	52%	51%	57%
Adjustable Rate Loans*	47%	75%	76%	74%

*% of total loan production based on dollar volume
% may not add to 100% due to rounding

Underwriting Guidelines.  Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present.  The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines.  GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s.  Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing.  All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.  The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed.  The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines.  In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.  GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.  The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses.  The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%.  However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing.  No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.  GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date the Certificates, other than the Exchangeable Certificates, the Class 2-A-1 and Class 3-A-1 Certificates, will be issued pursuant to the Pooling and Servicing Agreement.  The Exchangeable Certificates, the Class 2-A-1 and Class 3-A-1 Certificates will be issued pursuant to a trust agreement between the Depositor, the Trustee and the Securities Administrator.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.  When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Certificates will consist of (a) the Senior Certificates, (b) the Aggregate Pool A Subordinate Certificates, (c) the Pool 1 Mezzanine Certificates, (d) the Pool 1 Subordinate Certificates, (e) the Excess Cashflow Certificates, (f) the Residual Certificates and (g) the Prepayment Penalty Certificates.  Only the Offered Certificates are offered under this prospectus supplement.  The Privately-Offered Certificates are not offered under this prospectus supplement.  Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes.

The Certificates will be issued in the initial Class Principal Amounts set forth in the table under “Summary — Offered Certificates”.  The initial Class Principal Amount of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pool.”

The Offered Certificates (other than the Residual Certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.  The Residual Certificates will be issued as single instruments in fully registered, definitive form, representing the entire principal amount of such Certificates.  The Residual Certificates will initially be held by JPMorgan Chase Bank, National Association.

The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts, the Distribution Account, the Class 1-P Reserve Fund and the Class 2-P Reserve Fund; (3) the Issuing Entity’s rights under the Assignment Agreements; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; (6) the rights to any Net Swap Payments or Swap Termination Payments made by the Swap Provider deposited into the Swap Account; and (7) the proceeds of all of the foregoing.  In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pool — The Pledged Asset Loans.”  The Pledged Assets will not be part of any REMIC.

Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following Certificate Groups:

THE POOL 1 SENIOR CERTIFICATES: Distributions of interest and principal on the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4 and Class 1-A-5 Certificates will be based on interest and principal, as applicable, received on, or advanced solely with respect to, the Pool 1 Mortgage Loans.

THE POOL 2 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Pools in Aggregate Pool A,” distributions of interest and principal on the Class 2-A-1 and Class 2-A-2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2 Mortgage Loans.

THE POOL 3 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Pools in Aggregate Pool A,” distributions of interest and principal on the Class 3-A-1 and Class 3-A-2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 3 Mortgage Loans.

The Mezzanine and Subordinate Certificates are classified as follows:

THE AGGREGATE POOL A SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2 and Pool 3 Mortgage Loans in the aggregate.

THE POOL 1 MEZZANINE CERTIFICATES: Distributions of interest and principal on the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

THE POOL 1 SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Class 1-B-1 and Class 1-B-2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

The Class 1-P Certificates will be entitled to prepayment penalties received on the Pool 1 Mortgage Loans.  Distributions of principal on the Class 1-P Certificates will be based solely on amounts on deposit in the Class 1-P Reserve Fund.

The Class 2-P Certificate will be entitled to prepayment penalties received on the Aggregate Pool A Mortgage Loans.  Distributions of principal on the Class 2-P Certificates will be based solely on amounts on deposit in the Class 2-P Reserve Fund.

Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

Payments on each Distribution Date will be made by wire transfer or by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds a Residual Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “— Book–Entry Certificates” below for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

The Offered Certificates, other than the Class A-R Certificates, will be Book-Entry Certificates. For a description of the procedures generally applicable to the Book-Entry Certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the accompanying prospectus.

Exchangeable Certificates

General

On or before the Distribution Date in February 2009, holders of the REMIC Certificates may exchange all or part of each class of such REMIC Certificates for a proportionate interest in the Exchangeable Certificates in the related Exchangeable Combination.  The holders of each class of Exchangeable Certificates in an Exchangeable Combination may also exchange all or part of such class for a proportionate interest in the class of related REMIC Certificates.  This process may occur repeatedly up to and including the Distribution Date in February 2009.

The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date.  For the purposes of the definitions set forth in Annex A and the calculation of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificates issued in the exchange and the Class Principal Amount of such Exchangeable Certificates will be deemed to be zero.  REMIC Certificates and the related Exchangeable Certificates in the related Exchangeable Combination may be exchanged only in the specified proportion that the original principal balances of such certificates bear to one another as shown in Annex D.

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the related REMIC Certificates and will receive a proportionate share, in the aggregate, of the distributions on those certificates.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to the then outstanding Exchangeable Classes in an Exchangeable Combination, the related REMIC Certificates and all Exchangeable Classes in an Exchangeable Combination related to such class of REMIC Certificates, will be equal to the aggregate amount of principal and interest otherwise distributable to the related REMIC Certificates on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the Certificateholder shall provide notice to the Securities Administrator by e-mail at sfsexchange@usbank.com no later than two Business Days before the proposed Exchange Date.  The Exchange Date may be any Business Day from and including the 25th day of the month to the second to the last Business Day of the month subject to the Securities Administrator’s approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received; outstanding Certificate Principal Amount and the original Certificate Principal Amount of the Certificates to be exchanged; the Certificateholder’s DTC participant number; and the proposed Exchange Date.  After receiving the notice, the Securities Administrator shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the second Business Day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $3,500.

The Securities Administrator will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of Exchangeable Certificates in an Exchangeable Combination will reflect the characteristics of the related REMIC Certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

●

At the time of the proposed exchange, a Certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex D.

●

A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.

●

The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●

Certain Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●

Only the combinations listed on Annex D are permitted.

Certificate Interest Rates

On each Distribution Date, the Certificate Interest Rate for each Accrual Period for the Certificates entitled to interest is as follows:

(A)

The Certificate Interest Rate on the LIBOR Certificates on each Distribution Date will be equal to the least of (a) One-Month LIBOR plus the applicable Certificate Margin, (b) the related Pool 1 Net WAC (adjusted for the actual number days in each Accrual Period) and (c) 11.500% per annum.

(B)

The Certificate Interest Rate Applicable to the Class 2-A-1 and Class 2-A-2 Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate for the Class 2-A-1 and Class 2-A-2 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.946% per annum.

(C)

On each Distribution Date on or prior to the Distribution Date in November 2011, the Certificate Interest Rate applicable to the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D and Class 2-A-1E Certificates will equal the Pool 2 Net WAC minus the related Pool 2 Certificate Margin.  On each Distribution Date on and after the Distribution Date in December 2011, the Certificate Interest Rate applicable to the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D and Class 2-A-1E Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate for the Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D and Class 2-A-1E Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.846%, 5.746%, 5.646%, 5.546% and 5.446%, per annum, respectively.

(D)

On each Distribution Date on or prior to the Distribution Date in November 2011, the Certificate Interest Rate applicable to the Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates will equal the related Pool 2 Certificate Margin.  On each Distribution Date on and after the Distribution Date in December 2011, the Certificate Interest Rate applicable to the Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates will equal zero and the Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates will not be entitled to payments in respect of interest.

 (E) The Certificate Interest Rate Applicable to the Class 3-A-1 and Class 3-A-2 Certificates will equal the Pool 3 Net WAC.  The Certificate Interest Rate for the Class 3-A-1 and Class 3-A-2 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.189% per annum.

(F)

On each Distribution Date on or prior to the Distribution Date in December 2013, the Certificate Interest Rate applicable to the Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D and Class 3-A-1E Certificates will equal the Pool 3 Net WAC minus the related Pool 3 Certificate Margin.  On each Distribution Date on and after the Distribution Date in January 2014, the Certificate Interest Rate applicable to the Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D and Class 3-A-1E Certificates will equal the Pool 3 Net WAC.  The Certificate Interest Rate for the Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D and Class 3-A-1E Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.089%, 5.989%, 5.889%, 5.789% and 5.689%, per annum, respectively.

(G)

On each Distribution Date on or prior to the Distribution Date in December 2013, the Certificate Interest Rate applicable to the Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates will equal the related Pool 3 Certificate Margin.  On each Distribution Date on and after the Distribution Date in January 2014, the Certificate Interest Rate applicable to the Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates will equal zero and the Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates will not be entitled to payments in respect of interest.

(H)

The Certificate Interest Rate applicable to each of the Aggregate Pool A Subordinate Certificates will equal the Aggregate Pool A Subordinate Net WAC.  The Certificate Interest Rate for the Aggregate Pool A Subordinate Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.056% per annum.

For each Distribution Date and each related Accrual Period, interest on the LIBOR Certificates will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each Accrual Period.  For each Distribution Date and each related Accrual Period, interest on the Aggregate Pool A Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Determination of LIBOR

The annual certificate interest rates of the LIBOR Certificates are based upon One-Month LIBOR.  With respect to the first Distribution Date, One-Month LIBOR will be deemed to be 5.320%.  With respect to each other Distribution Date, One-Month LIBOR will equal such rate as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, or if the service is no longer offered, or any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Securities Administrator, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator, as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.  The Securities Administrator’s calculation of One-Month LIBOR and the resulting Certificate Interest Rate on any class of LIBOR Certificates with respect to any Distribution Date shall be final and binding in the absence of manifest error.

Distributions on the Pool 1 Certificates

Distributions of Interest

On each Distribution Date the Securities Administrator will withdraw from the Distribution Account that portion of the Available Distribution Amount for Pool 1 consisting of the Pool 1 Interest Remittance Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Pool 1 Interest Remittance Amount remaining for such Distribution Date.

1.

To the Swap Provider, any Net Swap Payment payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event;

2.

Concurrently, to the Pool 1 Senior Certificates, the related Interest Distribution Amount for each such class for such Distribution Date, pro rata, based on the entitlement of each such class pursuant to this clause 2;

3.

Concurrently, to the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any, for each such class for each such Distribution Date, pro rata, based on the entitlement of each such class pursuant to this clause 3;

4.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-M-3 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class 1-M-4 Certificates, the Interest Distribution Amount allocable to such certificates;

8.

To the Class 1-M-5 Certificates, the Interest Distribution  Amount allocable to such certificates;

9.

To the Class 1-M-6 Certificates, the Interest Distribution  Amount allocable to such certificates;

10.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates; and

11.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates.

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Pool 1 Net Monthly Excess Cashflow, if any, for such Distribution Date.  On any Distribution Date, any Net Interest Shortfalls for Pool 1 will first reduce Pool 1 Net Monthly Excess Cashflow and then will be allocated among the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Subordinate Certificates in reduction of the respective Interest Distribution Amounts, pro rata, based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

A.  On each Distribution Date, (a) prior to the Pool 1 Step-Down Date or (b) on which a Pool 1 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Distribution Amount for Pool 1 equal to the Pool 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Pool 1 Principal Distribution Amount remaining for such Distribution Date:

1.

To the Swap Provider, any Net Swap Payment payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event, in each case, to the extent unpaid pursuant to clause (1) under “—Distributions of Interest” above;

2.

To the Pool 1A Senior Certificates, concurrently, the Pool 1A Principal Distribution Amount as follows:

i.  approximately 90.0000000000%, concurrently, as follows:

(1)

approximately 46.7307189054%, to the Class 1-A-1A Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(2)

approximately 53.2692810946%, sequentially, to the Class 1-A-2A Certificates, the Class 1-A-3A Certificates and Class 1-A-4-1 Component, in that order, until the Class Principal Amount or Component Principal Amount, as applicable, of each such class or Component has been reduced to zero;

ii.  approximately 10.0000000000%, to the Class 1-A-5-1 Component, until the Component Principal Amount thereof has been reduced to zero;

3.

To the Pool 1B Senior Certificates, concurrently, the Pool 1B Principal Distribution Amount as follows:

i.   approximately 90.0000000000%, sequentially, to the Class 1-A-1B Certificates and the Class 1-A-4-2 Component, in that order, until the Class Principal Amount or Component Principal Amount, as applicable, of such class or Component has been reduced to zero;

ii.  approximately 10.0000000000%, to the Class 1-A-5-2 Component, until the Component Principal Amount thereof has been reduced to zero;

4.

To the Pool 1A Senior Certificates, any remaining Pool 1B Principal Distribution Amount, allocated in accordance with clause (2) above;

5.

To the Pool 1B Senior Certificates, any remaining Pool 1A Principal Distribution Amount, allocated in accordance with clause (3) above;

6.

To the Class 1-M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

7.

To the Class 1-M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

8.

To the Class 1-M-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

9.

To the Class 1-M-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

10.

To the Class 1-M-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

11.

To the Class 1-M-6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

12.

To the Class 1-B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

13.

To the Class 1-B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Pool 1 Net Monthly Excess Cashflow in accordance with the priority set forth under “—Overcollateralization Provisions” below.

B.  On each Distribution Date, (a) on or after the Pool 1 Step-Down Date and (b) on which a Pool 1 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Distribution Amount for Pool 1 equal to the Pool 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Pool 1 Principal Distribution Amount remaining for such Distribution Date:

1.

To the Swap Provider, any Net Swap Payment payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event, in each case, to the extent unpaid pursuant to clause (1) under “—Distributions of Interest” above;

2.

To the Pool 1A Senior Certificates, concurrently, the Pool 1A Senior Principal Distribution Amount as follows:

i.  approximately 90.0000000000%, concurrently, as follows:

(1)

approximately 46.7307189054%, to the Class 1-A-1A Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(2)

approximately 53.2692810946%, sequentially, to the Class 1-A-2A Certificates, the Class 1-A-3A Certificates and the Class 1-A-4-1 Component , in that order, until the Class Principal Amount or Component Principal Amount, as applicable, of each such class or Component has been reduced to zero;

ii.  approximately 10.0000000000%, to the Class 1-A-5-1 Component, until the Component Principal Amount thereof has been reduced to zero;

3.

To the Pool 1B Senior Certificates, concurrently, the Pool 1B Senior Principal Distribution Amount as follows:

i.  approximately 90.0000000000%, sequentially, to the Class 1-A-1B Certificates and the Class 1-A-4-2 Component, in that order, until the Class Principal Amount or Component Principal Amount, as applicable, of such class or Component has been reduced to zero;

ii.  approximately 10.0000000000%, to the Class 1-A-5-2 Component, until the Component Principal Amount thereof has been reduced to zero;

4.

To the Pool 1A Senior Certificates, the excess, if any, of the Pool 1A Senior Principal Distribution Amount over the portion of such amount distributed in clause (2) above, allocated to such classes and Components in accordance with clause (2) above;

5.

To the Pool 1B Senior Certificates, the excess, if any, of the Pool 1B Senior Principal Distribution Amount over the portion of such amount distributed in clause (3) above, allocated to such classes and Components in accordance with clause (3) above;

6.

To the Class 1-M-1 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

7.

To the Class 1-M-2 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

8.

To the Class 1-M-3 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

9.

To the Class 1-M-4 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

10.

To the Class 1-M-5 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

11. To the Class 1-M-6 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

12.

To the Class 1-B-1 Certificates, the related Pool 1 Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

13.

To the Class 1-B-2 Certificates, the related Pool 1 Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Pool 1 Net Monthly Excess Cashflow in accordance with the priority set forth under “—Overcollateralization Provisions” below.

Overcollateralization Provisions

As of the Closing Date, the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date will exceed the aggregate outstanding Class Principal Amounts of the LIBOR Certificates in an amount equal to approximately 0.65% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.  This feature is referred to as overcollateralization.  The weighted average of the net interest rates of the Pool 1 Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Pool 1 Certificates.  As a result, interest collections on the Pool 1 Mortgage Loans are expected to be generated in excess of the amount of interest payable to the Pool 1 Certificates and the fees and expenses payable by the Issuing Entity allocable to Pool 1 (including any Net Swap Payment owed to the Swap Provider).  The Pooling and Servicing Agreement requires that on each Distribution Date, the Pool 1 Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Pool 1 Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Pool 1 Overcollateralized Amount at the Pool 1 Overcollateralization Target Amount.

With respect to any Distribution Date, any Pool 1 Net Monthly Excess Cashflow will be paid as follows:

(i)

To the Swap Provider, any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event, in each case, to the extent unpaid pursuant to “—Distributions of Interest” or “—Distributions of Principal” above;

(ii)

to the class or classes of Pool 1 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Pool 1 Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in the order described under “—Distributions of Principal” above;

(iii)

to the Pool 1 Senior Certificates, pro rata based on amounts due, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

(iv)

to the Class 1-M-1 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(v)

to the Class 1-M-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(vi)

to the Class 1-M-2 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(vii)

to the Class 1-M-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(viii)

to the Class 1-M-3 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(ix)

to the Class 1-M-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(x)

to the Class 1-M-4 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(xi)

to the Class 1-M-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xii)

to the Class 1-M-5 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(xiii)

to the Class 1-M-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xiv)

to the Class 1-M-6 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(xv)

to the Class 1-M-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xvi)

to the Class 1-B-1 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(xvii)

to the Class 1-B-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xviii)

to the Class 1-B-2 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such class;

(xix)

to the Class 1-B-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xx)

concurrently, to the holders of the Pool 1 Senior Certificates, pro rata, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxi)

to the Class 1-M-1 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxii)

to the Class 1-M-2 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxiii)

to the Class 1-M-3 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxiv)

to the Class 1-M-4 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxv)

to the Class 1-M-5 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxvi)

to the Class 1-M-6 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxvii)

to the Class 1-B-1 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxviii)

to the Class 1-B-2 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

(xxix)

to the Pool 1 Certificates, an amount equal to any Basis Risk Shortfall Carryover Amounts for such Certificates and Distribution Date, payable in accordance with the priority set forth under “—Distributions of Interest” above;

(xxx)

to the Securities Administrator, the Custodians or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto in respect of Pool 1;

(xxxi)

to the Swap Account, for payment to the Swap Provider, any unpaid Swap Termination Payment payable to the Swap Provider;

(xxxii)

to the holders of the Class 1-CE Certificates as provided in the Pooling and Servicing Agreement; and

(xxxiii)

to the holders of the Residual Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Residual Certificates pursuant to this clause (xxxiii).

The distributions referred to above will be made after giving effect to the payments described below under “—The Interest Rate Swap Agreement and the Swap Account”.

 On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment penalties in respect of the Pool 1 Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class 1-P Certificates.  On the first Distribution Date immediately following the expiration of the latest prepayment penalty term on the Pool 1 Mortgage Loans, the Securities Administrator will distribute all amounts on deposit in the Class 1-P Reserve Fund to the holders of the Class 1-P Certificates, up to its Class Principal Amount.

The Interest Rate Swap Agreement and the Swap Account

The Interest Rate Swap Agreement

On or before the Closing Date, the Securities Administrator, on behalf of the swap trust, as directed by the Depositor, will enter into the Interest Rate Swap Agreement with the Swap Provider.  On each Distribution Date, the Securities Administrator, will deposit into the Swap Account any Net Swap Payments received from the Swap Provider.  The Swap Account will be an asset of the swap trust but not of any REMIC.

Under the Interest Rate Swap Agreement, on each Distribution Date for so long as the Interest Rate Swap Agreement is in effect, the swap trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, the Fixed Swap Payment and the Swap Provider will be obligated to pay to the Securities Administrator the Floating Swap Payment.  The Net Swap Payment will be required to be made on each Distribution Date (a) by the swap trust, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the swap trust to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in February 2017, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.  “Events of Default” under the Interest Rate Swap Agreement include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver,”

•

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

The respective obligations of the Swap Provider and the swap trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, the swap trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the swap trust is required to make a Swap Termination Payment, that payment will be paid from the swap trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Pool 1 Certificates, unless such payment results from a Swap Provider Trigger Event.

Upon a Swap Early Termination, the Securities Administrator, at the direction of the Depositor, will enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Issuing Entity receives a Swap Termination Payment from the Swap Provider, the swap trust will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the swap trust is required to pay a Swap Termination Payment to the Swap Provider, the swap trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

“Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement.  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies, if any, that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Significance Percentage of the Interest Rate Swap Agreement will be less than 10% as of the Closing Date.

The Swap Account

The Interest Rate Swap Agreement will be administered by the Securities Administrator pursuant to the Pooling and Servicing Agreement.  Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling and Servicing Agreement.  The Securities Administrator will be required to deposit any Net Swap Payments made by the Swap Provider to the Swap Account.

On each Distribution Date, to the extent required, the Securities Administrator will make the following distributions from amounts on deposit in the Swap Account in the following order of priority:

I.

to the Pool 1 Principal Remittance Amount, in an amount equal to the Realized Losses on the Pool 1 Mortgage Loans during the related Due Period;

II.

until the Pool 1 Overcollateralized Amount equals the Pool 1 Overcollateralization Target Amount, to the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Subordinate Certificates, in accordance with the priority set forth under “—Distributions of Principal” above;

III.

to the Pool 1 Senior Certificates, pro rata, based on amounts due, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

IV.

to the Class 1-M-1 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

V.

to the Class 1-M-2 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

VI.

to the Class 1-M-3 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

VII.

to the Class 1-M-4 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

VIII.

to the Class 1-M-5 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

IX.

to the Class 1-M-6 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

X.

to the Class 1-B-1 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

XI.

to the Class 1-B-2 Certificates, in an amount equal to any accrued interest due and any unpaid Interest Shortfall allocable to such class;

XII.

to the Pool 1 Senior Certificates, pro rata, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XIII.

to the Class 1-M-1 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XIV.

to the Class 1-M-2 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XV.

to the Class 1-M-3 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XVI.

to the Class 1-M-4 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XVII.

to the Class 1-M-5 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XVIII.

to the Class 1-M-6 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XIX.

to the Class 1-B-1 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XX.

to the Class 1-B-2 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

XXI.

to the Pool 1 Certificates, an amount equal to any Basis Risk Shortfall Carryover Amounts for such Certificates and Distribution Date, payable in accordance with the priority set forth under “—Distributions of Interest” above;

XXII.

to the Pool 1 Senior Certificates, pro rata based on amounts due, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

XXIII.

to the Class 1-M-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XXIV.

to the Class 1-M-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XXV.

to the Class 1-M-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XXVI.

to the Class 1-M-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XXVII.

to the Class 1-M-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XXVIII.

to the Class 1-M-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XXIX.

to the Class 1-B-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class; and

XXX.

to the Class 1-B-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class.

Notwithstanding the allocations set forth above, with respect to any Distribution Date, the total of the amounts paid to the Pool 1 Certificates pursuant to clauses (I), (II) and (XXII) – (XXX) on such Distribution Date and all prior Distribution Date shall not exceed the amount of cumulative Realized Losses incurred on the Pool 1 Mortgage Loans since the Cut-off Date.

Distributions on the Aggregate Pool A Certificates

Distributions of Interest

On each Distribution Date, each class of Aggregate Pool A Certificates will be entitled to the related Interest Distribution Amount.  For each Distribution Date and each related Accrual Period, interest on all classes of Aggregate Pool A Certificates entitled to interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

The Interest Distribution Amount for each class of Aggregate Pool A Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Pool or Pools.

Net Interest Shortfalls for a Pool in Aggregate Pool A on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of Aggregate Pool A Subordinate Certificates proportionately based on (i) in the case of the Aggregate Pool A Senior Certificates, the Interest Distribution Amount otherwise distributable thereon on such Distribution Date and (ii) in the case of the Aggregate Pool A Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Aggregate Pool A Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall.  Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Aggregate Pool A Certificates will be entitled to receive on the next Distribution Date.  An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Pool were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Distributions of Principal

General.  All payments and other amounts received in respect of principal of the Mortgage Loans in Aggregate Pool A will be allocated between the related Aggregate Pool A Senior Certificates and the Aggregate Pool A Subordinate Certificates as follows:

Senior Principal Distribution Amount.  With respect to Pool 2 and Pool 3, on each Distribution Date, the related Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount and any Interest Shortfall for the related Certificate Group will be distributed as principal on the Aggregate Pool A Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount.  The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date.  This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of Aggregate Pool A, evidenced by the Aggregate Pool A Subordinate Certificates.  Increasing the interest of the Aggregate Pool A Subordinate Certificates relative to that of the Aggregate Pool A Senior Certificates is intended to preserve the availability of the subordination provided by the Aggregate Pool A Subordinate Certificates.

Subordinate Principal Distribution Amount.  With respect to Pool 2 and Pool 3, and except as provided in the next paragraph, from the Available Distribution Amounts remaining after the payment of interest and principal to the Aggregate Pool A Senior Certificates and any Aggregate Pool A Subordinate Certificates ranking in higher priority as described at “— Priority of Distributions — Aggregate Pool A”, each class of Aggregate Pool A Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount from Aggregate Pool A.  Distributions of principal with respect to the Aggregate Pool A Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Aggregate Pool A Subordinate Certificates in order of their numerical class designations, beginning with the Class C-B-1 Certificates, until such class has received its pro rata share for that Distribution Date.  Distributions of such class’ share of the Subordinate Principal Distribution Amount from Aggregate Pool A, as applicable, will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid.  See “— Priority of Distributions” below.

With respect to each class of Aggregate Pool A Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Aggregate Pool A Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans in Aggregate Pool A will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the classes of Aggregate Pool A Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

The approximate original Applicable Credit Support Percentages for the Aggregate Pool A Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows:

Class C-B-1	5.75%
Class C-B-2	3.50%
Class C-B-3	2.30%
Class C-B-4	1.60%
Class C-B-5	0.95%
Class C-B-6	0.40%

Priority of Distributions

The following distributions assume that only REMIC Certificates are outstanding.  For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates” below.  On each Distribution Date, the Available Distribution Amount from (a) the related Pool (in the case of the Aggregate Pool A Senior Certificates) and (b) both Pools in Aggregate Pool A (in the case of the Aggregate Pool A Subordinate Certificates) will be allocated among the related classes of Aggregate Pool A Senior Certificates and Aggregate Pool A Subordinate Certificates in the following order of priority:

1.

Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Aggregate Pool A Senior Certificates;

2.

Concurrently,

(a)

to the Class 2-A-1 and Class 2-A-2 Certificates, the Senior Principal Distribution Amount for Pool 2, pro rata based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero; and

(b)

to the Class 3-A-1 and Class 3-A-2 Certificates, the Senior Principal Distribution Amount for Pool 3, pro rata based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

3.

To the Aggregate Pool A Subordinate Certificates, in the following order of priority:

(a)

to the Class C-B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(b)

to the Class C-B-1 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(c)

to the Class C-B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(d)

to the Class C-B-2 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(e)

to the Class C-B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(f)

to the Class C-B-3 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(g)

to the Class C-B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(h)

to the Class C-B-4 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(i)

to the Class C-B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(j)

to the Class C-B-5 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(k)

to the Class C-B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

(l)

to the Class C-B-6 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

4.

To the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement any remaining amount of the Available Distribution Amount from the Pools in Aggregate Pool A.  It is not anticipated that any amounts will be distributed to the Class A-R Certificates pursuant to this clause (4).

Notwithstanding the priorities described in clause (3) above, (i) the aggregate amount distributable to the Aggregate Pool A Subordinate Certificates will be reduced below that described in clause (3) under the circumstances described below in “— Limited Cross-Collateralization Among the Pools in Aggregate Pool A” and (ii) the allocation of principal prepayments among the related classes of Aggregate Pool A Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under “— Subordinate Principal Distribution Amount”.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Pools in Aggregate Pool A will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the Class A-R Certificates, any remaining Available Distribution Amount from such Pools.

On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment penalties in respect of the Aggregate Pool A Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class 2-P Certificates.  On the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Aggregate Pool A Mortgage Loans, the Securities Administrator will distribute all amounts on deposit in the Class 2-P Reserve Fund to the holders of the Class 2-P Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of a class of REMIC Certificates is exchanged for a proportionate portion of Exchangeable Certificates in an Exchangeable Combination, such Exchangeable Certificates in such Exchangeable Combination will be entitled to (a) interest distributions at the applicable Certificate Interest Rate on the outstanding Class Principal Amount or Class Notional Amount, in the same priority as the REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on the related REMIC Certificates, in the order of priority assigned to such REMIC Certificates and distributed to the class of Exchangeable Certificates in such Exchangeable Combination entitled to principal distributions.  In addition, such Exchangeable Certificates in an Exchangeable Combination will bear a proportionate share of applicable losses and interest shortfalls allocable to the related REMIC Certificates.

Limited Cross-Collateralization Among the Pools in Aggregate Pool A

The priority of distributions described above will be subject to change if either Pool in Aggregate Pool A is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

a.  Cross-Collateralization Due to Rapid Prepayments in either Pool in Aggregate Pool A.  The priority of distributions will change in the case where a Pool in Aggregate Pool A is experiencing rapid prepayments provided all the following conditions are met:

•

the aggregate Class Principal Amount of a Certificate Group has been reduced to zero;

•

there are Aggregate Pool A Subordinate Certificates still outstanding; and

•

either (i) the Aggregate Subordinate Percentage for Aggregate Pool A on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Pool in Aggregate Pool A delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining Aggregate Pool A Senior Certificates rather than applied as a principal distribution to the Aggregate Pool A Subordinate Certificates.  Such principal will be distributed in the same priority as those Aggregate Pool A Senior Certificates would receive other distributions of principal.

b.  Cross-Collateralization Due to Disproportionate Realized Losses in either Pool in Aggregate Pool A.  Realized Losses in Aggregate Pool A are allocated generally to the Aggregate Pool A Subordinate Certificates and not just to the portion of the Aggregate Pool A Subordinate Certificates representing an interest in the Pool in Aggregate Pool A that incurred the loss.  Therefore, if Realized Losses of either Pool in Aggregate Pool A that are allocated to the Aggregate Pool A Subordinate Certificates exceed the related Pool Subordinate Amount for that Pool, the principal balance of the Mortgage Loans of that Pool will be less than the aggregate Class Principal Amount of the related Certificate Group.  That is, the principal balance of Mortgage Loans in that Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.” In that situation, payments on the Mortgage Loans in the other Pool in Aggregate Pool A will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

If, on any Distribution Date, any Certificate Group in Aggregate Pool A is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement will be altered as follows:

•

the Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed to the related Subordinate Certificates as principal, in the same order and priority as they would receive other distributions of principal.

The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Aggregate Pool A Subordinate Certificates.  In addition, after the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates in the related pool has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

Distributions to the Class A-R Certificates

On the first Distribution Date, the Securities Administrator will distribute all amounts on deposit in a reserve fund established for the benefit of the Class A-R Certificates to the holders of the Class A-R Certificates, up to its Class Principal Amount.

Subordination of the Payment of the Mezzanine and Subordinate Certificates

Pool 1 - The rights of the holders of the Pool 1 Subordinate Certificates to receive payments with respect to the Pool 1 Mortgage Loans will be subordinated to the rights of the holders of the Pool 1 Mezzanine Certificates and the rights of the holders of the Pool 1 Mezzanine Certificates to receive payments with respect to the Pool 1 Mortgage Loans will be subordinated to the rights of the holders of the Pool 1 Senior Certificates. In addition, (a) the Class 1-M-1 Certificates will have a payment priority over the Class 1-M-2 Certificates, the Class 1-M-2 Certificates will have a payment priority over the Class 1-M-3 Certificates, the Class 1-M-3 Certificates will have a payment priority over the Class 1-M-4 Certificates, the Class 1-M-4 Certificates will have a payment priority over the Class 1-M-5 Certificates, the Class 1-M-5 Certificates will have a payment priority over the Class 1-M-6 Certificates and the Class 1-M-6 Certificates will have a payment priority over the Pool 1 Subordinate Certificates and (b) the Class 1-B-1 Certificates will have a payment priority over the Class 1-B-2 Certificates, in each case only to the extent described in this prospectus supplement.  The subordination of the Pool 1 Subordinate Certificates to the Pool 1 Mezzanine Certificates and the Pool 1 Senior Certificates, the subordination of the Pool 1 Mezzanine Certificates to the Pool 1 Senior Certificates and the further subordination among the Pool 1 Mezzanine Certificates and Pool 1 Subordinate Certificates is intended to provide the Pool 1 Certificateholders having higher relative payment priority with protection against Realized Losses on the Pool 1 Mortgage Loans.

Aggregate Pool A - The rights of the holders of the Aggregate Pool A Subordinate Certificates to receive payments with respect to the Pool 2 and Pool 3 Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of Aggregate Pool A Subordinate Certificates (other than the Class C-B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Aggregate Pool A Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement.  The subordination of the Aggregate Pool A Subordinate Certificates to the Aggregate Pool A Senior Certificates and the further subordination among the Aggregate Pool A Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

Allocation of Losses

General

In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction.  However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred a payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

Any allocation of a Realized Loss to a Certificate will be made by reducing the Class Principal Amount thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

Pool 1

Any Realized Losses on the Pool 1 Mortgage Loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class 1-CE Certificates, second, to the Pool 1 Overcollateralized Amount, third, to the Class 1-B-2 Certificates, fourth, to the Class 1-B-1 Certificates, fifth, to the Class 1-M-6 Certificates, sixth, to the Class 1-M-5 Certificates, seventh, to the Class 1-M-4 Certificates, eighth, to the Class 1-M-3 Certificates, ninth, to the Class 1-M-2 Certificates, tenth, to the Class 1-M-1 Certificates and eleventh, to the Pool 1 Senior Certificates, pro rata based on Class Principal Amount, in each instance until their Class Principal Amounts are reduced to zero; provided, however, that Realized Losses that would otherwise be allocated to the Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B and Class 1-A-4 Certificates will instead be allocated to the Component of the Class 1-A-5 Certificates related to the subpool that incurred the Realized Loss, until the related Component Principal Amount is reduced to zero.

Once Realized Losses have been allocated to the Pool 1 Senior, Pool 1 Mezzanine or Pool 1 Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling and Servicing Agreement).  However, Unpaid Realized Loss Amounts may be paid to the Pool 1 Senior,  Pool 1 Mezzanine or Pool 1 Subordinate Certificates from Pool 1 Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above.

Notwithstanding anything to the contrary described herein, in no event will the Class Principal Amount of any Pool 1 Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Pool 1 Net Monthly Excess Cashflow.

Aggregate Pool A

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in Aggregate Pool A, then, on each Distribution Date that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Aggregate Pool A Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class C-B-6 Certificates while those Certificates are outstanding, then to the Class C-B-5 Certificates, and so forth) and second, to the Aggregate Pool A Senior Certificates related to the Pool sustaining such losses, pro rata on the basis of their respective Class Principal Amounts, subject to the exceptions described in the second succeeding paragraph.

Subject to the exceptions described in the succeeding paragraph, on each Distribution Date, Excess Losses on each Pool in Aggregate Pool A will be allocated pro rata among the classes of the related Certificate Group and the Aggregate Pool A Subordinate Certificates as follows: (i) in the case of the Aggregate Pool A Senior Certificates, such Excess Loss will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the Aggregate Pool A Subordinate Certificates, such Excess Loss will be allocated among the classes of Aggregate Pool A Subordinate Certificates pro rata based on each class’ share of the Apportioned Principal Balance for the related Pool; provided, however, on any Distribution Date after the first Senior Termination Date, Excess Losses on the Mortgage Loans will be allocated to the Aggregate Pool A Senior Certificates and Aggregate Pool A Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts; provided further, however, on any Distribution Date on and after the Credit Support Depletion Date, any Excess Loss will be allocated pro rata among all classes of Senior Certificates based on their respective Class Principal Amounts.

Notwithstanding the foregoing, any Realized Losses, including any Excess Losses, (i) on the Pool 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the Class Principal Amount of the Class 2-A-2 Certificates has been reduced to zero and (ii) on the Pool 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until the Class Principal Amount of the Class 3-A-2 Certificates has been reduced to zero.

The Class Principal Amount of the lowest ranking class of Aggregate Pool A Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

The amount of coverage provided by the Aggregate Pool A Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in Aggregate Pool A may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Aggregate Pool A Certificates assigned by the rating agencies are not adversely affected as a result.  In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the aggregate Pool A Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based solely on information received from the Master Servicer and each Servicer).  For a description of the information available in this statement, please see “Reports to Securityholders” in the accompanying prospectus.

On each Distribution Date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Amount of an individual Certificate following such payment and certain other information relating to the Certificates and the Mortgage Loans, to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (800) 934-6802 and shall initially be www.usbank.com/mbs. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year, a statement containing information necessary to enable holders of the certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Expected Final Distribution Date

The Expected Final Distribution Date for each class of Certificates is the Distribution Date on which the Class Principal Amount for such Class will be reduced to zero, assuming that (i) with respect to Pool 1, the Pool 1 Mortgage Loans prepay at a rate of 30% CPR, as defined herein under “Glossary of Defined Terms”, (ii) with respect to Aggregate Pool A, the Mortgage Loans in Aggregate Pool A prepay at a rate of 25% CPB as defined herein under “Glossary of Defined Terms” and (iii) the Master Servicer exercises its right to purchase all of the outstanding Pool 1 Mortgage Loans (but does not exercise such option with respect to the Mortgage Loans in Aggregate Pool A) on the first Distribution Date on which it is eligible to do so, as set forth under “—Optional Clean-Up Call” below.  The actual final Distribution Date of any class of Certificates may be earlier or later than its Expected Final Distribution Date.

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan with an original stated maturity of 360 months.  The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Amount of any class of Certificates on or before its assumed final Distribution Date.

Optional Clean-Up Call

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Pool 1 as of the related Due Date is less than 10% of the aggregate principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in Pool 1 at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Pool 1 Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to Pool 1 and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee, in each case relating to Pool 1 and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Pool 1 Mortgage Loans (other than Liquidated Mortgage Loans in Pool 1), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Pool 1.

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Aggregate Pool A as of the related Due Date is less than 5% of the aggregate principal balance of the Aggregate Pool A Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in Aggregate Pool A at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Aggregate Pool A Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to Aggregate Pool A, (iii) any Swap Termination Payment owed to the Swap Provider other than a Swap Termination Payment resulting from a Swap Provider Trigger Event and (iv) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee, in each case relating to Aggregate Pool A and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Aggregate Pool A Mortgage Loans (other than Liquidated Mortgage Loans in Aggregate Pool A), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Aggregate Pool A.

If either such option is exercised, and the amount specified in clause (b) of the related preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess.  This residual class is not offered hereby.

If either such option is exercised, it will effect an early retirement of the related Certificates.  Distributions on the Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of related Certificates is entitled.  Upon the second optional termination, any funds or property remaining in the Issuing Entity will be liquidated and the Issuing Entity will terminate.

Voting Rights

The Residual Certificates will be allocated 1% of all voting rights and the other classes of Certificates (other than the Excess Cashflow and Prepayment Penalty Certificates) will be allocated 99% of all voting rights under the Pooling and Servicing Agreement.  Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts.  Voting Rights will be allocated among Certificates of such class in proportion to their Percentage Interests.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, J.P. Morgan Alternative Loan Trust 2007-A1 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under “Description of the Certificates—General” above.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of certain classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

The information set forth in the following paragraphs has been provided by the Trustee.

HSBC Bank USA, National Association (“HSBC Bank”) will act as trustee (the “Trustee”) under the Pooling and Servicing Agreement. HSBC Bank is a national banking association. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust or at such other address as the Trustee may designate from time to time.

HSBC Bank, has been, and currently is, serving as trustee for numerous securities transactions involving similar residential mortgage pool assets to those found in this transaction.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement of which a responsible officer of the Trustee has actual knowledge that has not been remedied, either the Trustee or holders of Certificates evidencing at least 50% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor Master Servicer.  However, if the Trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The Trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.  Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Trustee or the Depositor.

The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

The Trustee will not be liable under the Pooling and Servicing Agreement or the Trust Agreement:

•

except for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement and the Trust Agreement;

•

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement or the Trust Agreement; or

•

for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or relating to the exercise of any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement or the Trust Agreement.

In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to the Trustee under the Pooling and Servicing Agreement and the Trust Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by the Trustee in good faith and in accordance with such opinion of counsel.  The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee or unless a responsible officer of the Trustee has received written notice thereof.

The Trustee will be paid an annual fee by the Securities Administrator from its Securities Administration Fee.  The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

The information set forth in the following paragraphs has been provided by the Master Servicer.

U.S. Bank National Association (“U.S. Bank”) will act as Master Servicer and Securities Administrator pursuant to the Pooling and Servicing Agreement. U.S. Bank’s master servicing offices are located at 2121 Cliff Drive, #205, Eagan, MN 55122, and its Securities Administrator offices are located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006.  As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

U.S. Bank has provided securities administration services since 1987.  As of December 31, 2006, U.S. Bank was acting as securities administrator with respect to more than $31,749,000,000 of outstanding residential mortgage-backed securities.

The Securities Administrator’s procedures for performing its calculation duties as required by the Pooling and Servicing Agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.  All trigger events set forth in the Pooling and Servicing Agreement will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a Trigger Event (as defined in this prospectus supplement) could occur.  The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the Master Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the Master Servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the Master Servicer, U.S. Bank will do so based on information received from the underwriter or the Master Servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the Master Servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the Master Servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for process all cashflow items.

In the past three years, the Securities Administrator has not made material changes to the policies and procedures of its securities administration services for asset-backed certificates.  However, the Securities Administrator acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the Securities Administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the Securities Administrator will use the procedures set forth above.

The Master Servicer is responsible for the compiling of information received from the related Servicer and preparing the monthly servicer reports and remittances.  In addition, it is responsible for monitoring the performance of the related Servicer under the terms of their respective servicing agreements.  In preparing the monthly reports, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the related Servicer.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  Upon the occurrence of certain servicer events of default under the terms of a Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Trustee against the related Servicer.  U.S. Bank has acted as Master Servicer for pools of mortgage loans since 1996, but it has acted as Master Servicer for only five rated securitization transactions.  In the past three years, the Master Servicer has not made material changes to its master servicing policies and procedures for sub-prime mortgage loans.  As of December 31, 2006, U.S. Bank was acting as Master Servicer for approximately 126 pools of residential mortgage loans with an aggregate outstanding principal balance of approximately $5,016,900,000.

Under the Pooling and Servicing Agreement, the Securities Administrator’s material duties will include (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the Securities Administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Amount of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates.  In performing the obligations set forth in clauses (iii) and (iv) above, the Securities Administrator will be able to rely on the monthly loan information provided to it by the related Servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

THE SERVICERS

General

Approximately 86.61% and 12.82% of the Pool 1 Mortgage Loans will be serviced by JPMCB and Countrywide Servicing, respectively.  No other Servicer will service more than 10% of the Pool 1 Mortgage Loans.  Approximately 88.55% and 10.91% of the Mortgage Loans in Aggregate Pool A will be serviced by JPMCB and Countrywide Servicing, respectively.  No other Servicer will service more than 10% of the Aggregate Pool A Mortgage Loans.  Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB.  Such information has been provided by JPMCB.

JPMorgan Chase Bank, N.A.

JPMCB, a national banking association,  is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMCB’s main office is located in Columbus, Ohio.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter.  JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively.  JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers.  JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.  As a result we are providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions.  Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and  subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation.  JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates.  The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.  There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions.   Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.   Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in the related Servicing Agreement.  The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC.  Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below information relating to the portfolio of “prime” mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement).

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance as of (Billions):
December 31,
2006	2005	2004

$452.6	$402.6	$372.6

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) By Number of Loans as of (Millions):
December 31,
2006	2005	2004

2.814	2.643	2.598

Collection Procedures.  CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

THE SWAP PROVIDER

On the Closing Date, the Securities Administrator on behalf of the swap trust will enter into the Interest Rate Swap Agreement with the Swap Provider.  Moody’s currently rates the Swap Provider’s long-term certificates of deposit as “Aa2” and short-term certificates of deposit as “P-1.” S&P rates the Swap Provider’s long-term certificates of deposit as “AA-“ and its short-term certificates of deposit as “A-1+.” Fitch rates the long-term certificates of deposit of the Swap Provider as “AA-” and its short-term certificates of deposit as “F1+.”

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor, the Underwriter and the Swap Provider.  JPMCB is an Originator and a Servicer of the Mortgage Loans and a Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Underwriter, JPMCB or the Swap Provider that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  Each Servicer may contract with subservicers to perform some or all of such Servicer’s servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement.  When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans.  Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The Depositor’s prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement.  If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer’s servicing compensation) on each Servicer Remittance Date.  On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Accounts

The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Custodial Accounts	The related Servicer will be responsible for maintaining the Custodial Account of such Servicer.	The related Servicer will be entitled to any investment income on amounts in deposit in its Custodial Account.
Distribution Account	The Securities Administrator will be responsible for maintaining the Distribution Account.	The Underwriter will be entitled to the investment income on amounts in deposit in the Distribution Account.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Custodial Account all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans, together with any Monthly Advances in respect thereof.

Prepayment Period	The calendar month immediately preceding the Distribution Date.

Each Servicer shall hold in the related Custodial Account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related Mortgage Loans during such period plus any amounts required to be paid by that Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date	The 18th day of each calendar month (or, if the 18th is not a Business Day, either on the immediately preceding Business Day or on the immediately succeeding Business Day).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account, scheduled payments received on the Mortgage Loans serviced by it due during the related Due Period, any Monthly Advances in respect thereof and prepayments and certain other unscheduled amounts received on the Mortgage Loans serviced by it during the related Prepayment Period in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.

On each Distribution Date, the Securities Administrator will remit amounts on deposit in the Distribution Account to Certificateholders in accordance with the priority of distributions set forth herein.

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month.  The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances.  The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement.  In no event, however, will a Servicer or the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will, under the circumstances set forth in the Pooling and Servicing Agreement, be obligated to make such Monthly Advance in the amount and to the extent that the Master Servicer was required to make such Monthly Advance but failed to do so.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a Form 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB.  A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on the party’s assessment of compliance with the applicable servicing criteria as an exhibit.

The Pooling and Servicing Agreement also provides for delivery to the Trustee and the Depositor, on or before a specified date in each calendar year, of an annual officer’s certificate from each of the Master Servicer and the Securities Administrator to the effect that the Master Servicer and the Securities Administrator, as applicable, has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each calendar year, of an annual officer’s certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Resignation of Servicers; Assignment and Merger

No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by that servicer, or (ii) with the approval of the Trustee, which approval may not be unreasonably withheld.  JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement.  No such resignation will become effective until a successor servicer has assumed the related Servicer’s obligations and duties under such Servicing Agreement.

Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee, the Securities Administration Fee and any lender paid mortgage guaranty insurance premiums, if applicable.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 1 Mortgage Loans is expected to equal 0.2772%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 1A Mortgage Loans is expected to equal 0.2789%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 1B Mortgage Loans is expected to equal 0.2713%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Mortgage Loans in Aggregate Pool A is expected to equal 0.2550%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 2 Mortgage Loans is expected to equal 0.2513%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 3 Mortgage Loans is expected to equal 0.2595%.  With respect to approximately 12.82%, 10.59%, 21.02%, 10.91%, 19.97% and 0.00% of the Mortgage Loans in Pool 1, Pool 1A, Pool 1B, Aggregate Pool A, Pool 2 and Pool 3, respectively, the servicing fee rate will increase by 0.175% per annum on the first adjustment date for such Mortgage Loan.

The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment penalties) and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

The Securities Administrator will be entitled to retain the Securities Administration Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement.  The Securities Administrator will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.  The fees of the Master Servicer and the Trustee will be paid by the Securities Administrator from the Securities Administration Fee.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Each Servicer will withdraw their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it, prior to such amounts being available to make payments on the Certificates

Securities Administrator	Monthly

The Securities Administrator will receive an amount equal to 1/12 of the product of (1) the principal balance of each Mortgage Loan as of the first day of the related Due Period and (2) the Securities Administration Fee Rate with respect to such Mortgage Loan.

On each Distribution Date, the Securities Administrator will retain the Securities Administration Fee prior to distributions to Certificateholders.
Trustee	As determined by the Securities Administrator and the Trustee.	The fees of the Trustee will be determined by agreement between the Securities Administrator and the Trustee.	The fees of the Trustee will be paid by the Securities Administrator from the Securities Administration Fee.
Master Servicer	As determined by the Master Servicer and the Securities Administrator.	The fees of the Master Servicer will be determined by agreement between the Master Servicer and the Securities Administrator.	The fees of the Master Servicer will be paid by the Securities Administrator from the Securities Administration Fee.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

Yield Considerations

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans in the related subpool, Pool or Pools, as applicable, bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the related Mortgage Loans, the purchase price for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  Approximately 77.12% and 78.97% of the Mortgage Loans in Pool 1 and Aggregate Pool A, respectively, may be voluntarily prepaid in full or in part without the payment of any penalty or premium.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

As of the Cut-off Date, approximately 53.20%, 46.57% and 0.23% of the Pool 1 Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively.  As of the Cut-off Date, approximately 56.41%, 43.26% and 0.33% of the Mortgage Loans in Aggregate Pool A are Six-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively.  Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin.  The applicable index may not rise and fall consistently with Mortgage Rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses on the related Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters.  The Originator or the Seller will represent and warrant that, as of the Closing Date, each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Originator or the Seller, as applicable, will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the related Offered Certificates and will reduce the yields on the related Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to related Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

Approximately 22.88% and 21.03% of the Mortgage Loans in Pool 1 and Aggregate Pool A, respectively, provide for payment by the borrower of a prepayment penalty in limited circumstances on certain prepayments.  The holders of the Prepayment Penalty Certificates will be entitled to all prepayment penalties received on the related Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates.  Under certain circumstances, as described in the Pooling and Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable prepayment penalty.  Investors should conduct their own analysis of the effect, if any, that the prepayment penalty, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the related Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment penalties, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

Approximately 0.03%, 0.15%, 3.04%, 0.44% and 87.09% of the Pool 1 Mortgage Loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of two, three, five, seven or ten years, respectively, following the origination of the related mortgage loan.  Approximately 4.12%, 3.05% and 87.63% of the Mortgage Loans in Aggregate Pool A provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five, seven or ten years, respectively, following the origination of the related mortgage loan.  Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period.  In addition, because no principal is due on the Mortgage Loans during such interest-only period, the related Certificates will amortize at a slower rate during such period than would otherwise be the case.  Thereafter, when the monthly payments on the Mortgage Loans are recalculated generally on the basis of a level payment amortization schedule over the remaining term of the Mortgage Loan, principal payments on the related Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on such related Mortgage Loans were calculated on the basis of a 30-year amortization schedule.  Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

As described under “Description of the Certificates — Distributions on the Aggregate Pool A Certificates—Distributions of Principal” herein any unscheduled principal payments on the Mortgage Loans in Pool 2 or Pool 3 will generally be allocated disproportionately to the Aggregate Pool A Senior Certificates of the related Certificate Group during the first eleven years following the Closing Date (except as described herein) or if certain conditions occur.  Such allocation will initially accelerate the amortization of the Aggregate Pool A Senior Certificates.

The yields on the Offered Certificates may also be adversely affected by related Net Interest Shortfalls.  Moreover, the yield on each class of Offered Certificates may be affected by changes in the Mortgage Rates of the related Mortgage Loans, as described under “Risk Factors — Mortgage Loan Rates May Adversely Affect the Yield on Your Certificates”.  No prediction can be made as to future levels of Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer’s option to repurchase the related Mortgage Loans, as described herein.  See “Description of the Certificates — Optional Clean-Up Call”.  If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  The effective yield to holders of the Offered Certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

The yield on each class of Exchangeable Certificates, other than the Interest-Only Certificates, generally will depend on the yield to maturity of the related REMIC Certificates.

Yield Sensitivity of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

If the Pool 1 Overcollateralized Amount has been reduced to zero, the yield to maturity on the class of Pool 1 Mezzanine or Pool 1 Subordinate Certificates then outstanding with the lowest payment priority will become extremely sensitive to losses on the Pool 1 Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses on the Pool 1 Mortgage Loans (to the extent not covered by Pool 1 Net Monthly Excess Cashflow), will be allocated to those Certificates.  The initial subordination percentages evidenced by each of the Class 1-M-1 Certificates, the Class 1-M-2 Certificates, the Class 1-M-3 Certificates, the Class 1-M-4 Certificates, the Class 1-M-5 Certificates, the Class 1-M-6 Certificates, the Class 1-B-1 Certificates and the Class 1-B-2 Certificates are approximately 1.80%, 0.95%, 0.60%, 0.45%, 0.35%, 0.35%, 0.50% and 0.55%, respectively, and the initial Pool 1 Overcollateralized Amount is approximately 0.65% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.  Investors in the Pool 1 Mezzanine and Pool 1 Subordinate Certificates should fully consider the risk that Realized Losses on the Pool 1 Mortgage Loans could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses on the Pool 1 Mortgage Loans have been allocated to a class of Pool 1 Mezzanine or Pool 1 Subordinate Certificates, such amounts with respect to such Certificates will not longer accrue interest and will not be reinstated thereafter (except to the extent of Subsequent Recoveries on the Pool 1 Mortgage Loans as set forth in the Pooling and Servicing Agreement) and no amounts in respect thereof will be distributable to the Holders of those Certificates.  However, Unpaid Realized Loss Amounts related to Pool 1 may be paid to the holders of the applicable Pool 1 Mezzanine or Pool 1 Subordinate Certificates from Pool 1 Net Monthly Excess Cashflow in the priority set forth under “Description of the Certificates—Distributions on the Pool 1 Certificates—Overcollateralization Provisions” in this prospectus supplement and from amounts received under the Interest Rate Swap Agreement in the priority set forth under “Description of the Certificates—Distributions on the Pool 1 Certificates—The Interest Rate Swap Agreement and the Swap Account”.

The Pool 1 Mezzanine and Pool 1 Subordinate Certificates will not be entitled to any principal distributions until the Pool 1 Step-Down Date or during any period in which a Pool 1 Trigger Event is in effect (unless the Pool 1 Senior Certificates have been paid in full).  As a result, the weighted average lives of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all classes of Pool 1 Certificates.  As a result of the longer weighted average lives of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments.  Further, because a Pool 1 Trigger Event may be based on delinquencies, it is possible for the Pool 1 Mezzanine and Pool 1 Subordinate Certificates to receive no principal distributions (unless the Class Principal Amount of the Pool 1 Senior Certificates has been reduced to zero) on and after the Pool 1 Step-Down Date even if no losses have occurred on the Pool 1 Mortgage Loans.

Yield Sensitivity of Aggregate Pool A Subordinate Certificates

On each Distribution Date, the holders of classes of Aggregate Pool A Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any Aggregate Pool A Certificates subordinate to such higher ranking class.  As a result, the yields to maturity and the aggregate amount of distributions on each class of Class C-B-1, Class C-B-2 and Class C-B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Aggregate Pool A Mortgage Loans will be allocated first to the classes of Aggregate Pool A Subordinate Certificates in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the Aggregate Pool A Senior Certificates.  The interest portion of Realized Losses on the Aggregate Pool A Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking class of Aggregate Pool A Subordinate Certificates outstanding on such date.  In addition, although all losses initially will be borne by the classes of Aggregate Pool A Subordinate Certificates, Excess Losses will be borne by all classes of Aggregate Pool A Certificates in accordance with the allocation rules set forth in this prospectus supplement under “Description of the Certificates—Allocation of Losses”.  As a result, the yields on the Aggregate Pool A Subordinate Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans.  Excess Losses could occur at a time when one or more classes of Aggregate Pool A Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

LIBOR Certificates

The yield to maturity on the LIBOR Certificates will be sensitive to fluctuations in One-Month LIBOR, and the Certificate Interest Rate on these Certificates will vary directly with the level of One-Month LIBOR.

To the extent the Certificate Interest Rate on the LIBOR Certificates for a Distribution Date is limited by the related Pool 1 Net WAC, these Certificates will be entitled to Basis Risk Shortfall Carryover Amounts.  Such amounts will only be payable from amounts paid under the Interest Rate Swap Agreement and, to the extent that the Pool 1 Overcollateralization Target Amount is satisfied and certain other amounts have been paid, the Pool 1 Net Monthly Excess Cashflow.

Sensitivity of the Interest-Only Certificates

As indicated in the tables below, the yield to investors on the Interest-Only Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans in the related Mortgage Pool. If the actual prepayment rate of the Mortgage Loans in a Mortgage Pool were to exceed the applicable Breakeven Speed for as little as one month while equaling such level for the remaining months, the investors in the related Interest-Only Certificates would not fully recoup their initial investments.

The information set forth in the following tables have been prepared on the basis of the Structuring Assumptions set forth in Annex B to this prospectus supplement (which assume no Realized Losses), and on the assumption that the purchase price for each Class of Interest-Only Certificates is the related Assumed Purchase Price.

Sensitivity Of The Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I
and Class 2-A-1J Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	10%	20%	25%	30%	40%	50%

49.60%	36.48%	22.51%	15.25%	7.69%	(8.29%)	(25.92%)

*The Breakeven Speed for the Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates is approximately 35% CPB.

Sensitivity Of The Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I
and Class 3-A-1J Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	10%	20%	25%	30%	40%	50%

52.37%	39.00%	24.94%	17.62%	10.00%	(6.16%)	(23.99%)

*The Breakeven Speed for the Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I  and Class 3-A-1J Certificates is approximately 37% CPB.

It is highly unlikely that all of the Mortgage Loans in a Mortgage Pool will have the characteristics assumed or that the Mortgage Loans in a Mortgage Pool will prepay at any constant rate until maturity or that all of the Mortgage Loans in a Mortgage Pool will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Interest-Only Certificates are likely to differ from those shown in the tables above, even if all of the Mortgage Loans in the related Mortgage Pool prepay at the indicated percentages of CPB.  No representation is made as to the actual rate of principal payments on the Mortgage Loans in any Mortgage Pool for any period or over the lives of the related Interest-Only Certificates or as to the yield on any class of Interest-Only Certificates.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any such class.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for Pool 1 is CPR and for Aggregate Pool A is CPB.

THE PREPAYMENT SPEEDS REFERRED TO HEREIN DO NOT PURPORT TO BE EITHER HISTORICAL DESCRIPTIONS OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR PREDICTIONS OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

The tables set forth in Annex B (which is incorporated herein as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions (set forth in Annex B).  Subject to the foregoing discussion and assumptions, the tables set forth in Annex B indicate the weighted average lives of the Offered Certificates (other than the Residual Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Residual Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of CPR or CPB, as applicable.

The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR, specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed.  Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR or CPB, as applicable.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller, as well as to pay the costs of structuring and issuing the securities, which generally consists of legal, accounting and rating agency fees and the costs of obtaining the Swap Agreement.  See “Use of Proceeds” in the accompanying prospectus and “Method of Distribution” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, all or a portion of the Issuing Entity will comprise multiple REMICs in a tiered structure.  Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes.  The Class A-R Certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC.  All prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Regular Certificates will be generally treated as debt instruments issued by a REMIC for all federal income tax purposes.  Income on the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

Certain Regular Certificates may be treated as having been issued with OID.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be 30% CPR with respect to the Pool 1 Mortgage Loans and 25% CPB with respect to the Mortgage Loans in Aggregate Pool A.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

Additional Considerations for the Pool 1 Certificates

For federal income tax purposes, a beneficial owner of a Pool 1 Certificate (each, a “Component Certificate”) will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Pool 1 Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Pool 1A Net WAC Cap and the Pool 1B Net WAC Cap, weighted based on the aggregate principal balance of the Pool 1A Mortgage Loans and the aggregate principal balance of the Pool 1B Mortgage Loans and determined by limiting the Swap Agreement Notional Amount to the aggregate principal balance of the Pool 1A and Pool 1B Mortgage Loans.  For this purpose, the Pool 1 Net WAC Rate is computed by limiting the Swap Agreement Notional Amount to the aggregate principal balance of the Pool 1 Mortgage Loans.

As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Component Certificate may exceed the actual amount of distributions on the Component Certificate.  Any amount payable on a Component Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Component Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract.

Each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—Taxation of Debt Securities” in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

The remaining portion of this discussion assumes that the rights of the holders of Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest components will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to Certificateholders and withholding tax consequences for Certificateholders who are foreign persons.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest component.

Allocations.  A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Securities Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See “Material Federal Income Tax Consequences—Sale or Exchange” in the prospectus.

Original Issue Discount.  The REMIC regular interest component of a Component Certificate may be issued with original issue discount (“OID”). A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—Taxation of Debt Securities” in the prospectus.

The Cap Contract Components.  The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

Any payments made to a beneficial owner of a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business).  Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.  As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Because a certificateholder will be required to include in income the amount deemed to have been paid by such holder pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Special Tax Treatment

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates (exclusive of the Cap Contract component of the Component Certificates) will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the issuing entity would be so treated, and income on the Offered Certificates (exclusive of the Cap Contract component of the Component Certificates) will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the issuing entity (other than any assets not included in any REMIC) will be so treated. The Offered Certificates, other than the Residual Certificates and exclusive of the Cap Contract component of the Component Certificates, will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.  The Cap Contract components of the Component Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  As a result of the obligations represented by the Cap Contract components, the Component Certificates generally will not be a suitable investment for a REMIC.

The Residual Certificates

Special tax considerations apply to an investment in the Residual Certificates.  In certain circumstances, the Residual Certificates can produce a significantly less favorable after tax return for a beneficial owner than would be the case if (i) the Residual Certificates were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Residual Certificates were “excess inclusion” income.  See “Material Federal Income Tax Consequences —Taxation of Holders of Residual Interest Securities” in the prospectus.

Effective August 1, 2006, temporary Treasury regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Under applicable Treasury regulations, if a Residual Certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a Residual Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  Each Residual Certificate will be considered  “noneconomic residual interest” for this purpose.  See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the class or classes of REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool.  Each Exchangeable Certificate (each a “Strip Certificate”) represents beneficial ownership of a disproportionate interest in the REMIC Certificate corresponding to that Class of Exchangeable Certificates.

The tax consequences to a beneficial owner of a Strip Certificate will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of a Strip Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on the underlying REMIC Certificates. If a Strip Certificate entitles the holder to payments of principal and interest on an underlying REMIC Certificate, the IRS could contend that the Strip Certificate should be treated (i) as an interest in the underlying REMIC Certificate to the extent that the Strip Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Strip Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of a Strip Certificate must treat the Strip Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for a Strip Certificate is determined in the same manner as described with respect to REMIC regular interests.

If the Strip Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest.  A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Strip Certificate is acquired or would be the prepayment assumption for the underlying REMIC Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Strip Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Securities Administrator. Accordingly, any information reporting provided by the Securities Administrator with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC Certificates exchanges them for Strip Certificates, (ii) the beneficial owner sells some, but not all, of the Strip Certificates, and (iii) the combination of retained Strip Certificates cannot be exchanged for the related REMIC Certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC Certificates between the part of the REMIC Certificates underlying the Strip Certificates sold and the part of the REMIC Certificates underlying the Strip Certificates retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the Strip Certificates retained for the amount of the basis allocated to the retained Strip Certificates, and the beneficial owner must then accrue any OID with respect to the retained Strip Certificates as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC Certificates for the related Strip Certificates and retains all the Strip Certificates, see “—Exchanges” below.

Upon the sale of a Strip Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Strip Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Strip Certificate (or portion of the cost of REMIC Certificates allocable to the Strip Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Strip Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “Material Federal Income Tax Consequences” in the case of a sale or other disposition of a REMIC regular interest.

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “— Exchanges” below) a combination of Strip Certificates that may be exchanged for underlying REMIC Certificates, the owner should be treated as owning the underlying REMIC Certificates, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Strip Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Strip Certificates in this regard.

It is not clear whether Exchangeable Certificates subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such a Strip Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates under these provisions of the Code.

Exchanges

If a beneficial owner of one or more REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related REMIC Certificate that it owned immediately prior to the exchange.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.  ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan’s acquisition and ownership of such Certificates.  Investments by Plans that are also subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

•

the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•

the servicing, operation and management of such trusts,

•

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied as described in the accompanying prospectus.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

It is expected that the Exemption will apply to the acquisition and holding by Plans that qualify as accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of the Offered Certificates (except for the Residual Certificates) and that all conditions of the exemption other than those within the control of the investors will be met.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least “BBB-” from at least one rating agency identified in the exemption, such as S&P, Fitch or Moody’s, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

When the holder of REMIC Certificates exchanges all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates in an Exchangeable Combination, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the REMIC Certificates exchanged, provided that the rating of the Exchangeable Certificates from one Rating Agency is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF THE RESIDUAL CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE RESIDUAL CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE RESIDUAL CERTIFICATES WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

•

a representation from the transferee of a Residual Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

•

a representation that the transferee is an insurance company which is purchasing a Residual Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of a Residual Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the swap trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold a Pool 1 Offered Certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Pool 1 Offered Certificates for adequate consideration, provided such service provider is not (i) not the fiduciary with respect to the Plan’s assets used to acquire the Pool 1 Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Pool 1 Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Pool 1 Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above or any other administrative or statutory exemption.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any Pool 1 Offered Certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Pool 1 Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of a Pool 1 Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the securities administrator and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Pool 1 Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.  Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.  The Offered Certificates will not be listed on any national securities exchange.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of the Rating Agencies, as applicable.

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The rating assigned by the Rating Agencies to the Residual Certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.  The rating assigned by the Rating Agencies to the Prepayment Penalty Certificates only addresses the return of its respective Class Principal Amount and does not address the amount of prepayment penalties received on the related Mortgage Loans and payable to the related class of Prepayment Penalty Certificates.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

The ratings on the Certificates do not address any payments of Basis Risk Shortfall Carryover Amounts.

LEGAL INVESTMENT

The Offered Certificates, other than the Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2, Class C-B-2, Class C-B-3 and Class A-R Certificates, will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.  Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

GLOSSARY OF DEFINED TERMS

For the purposes of the following definitions and the calculations of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificate issued in the exchange and the Class Principal Amount of any Exchangeable Certificate will be deemed to be zero.

1-Year CMT

The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-Year LIBOR

The London Interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

10/1 Mortgage Loan or 10/20 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 120 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

2/1 Mortgage Loan or 2/28 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 24 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

3/1 Mortgage Loan or 3/27 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 36 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

5/1 Mortgage Loan or 5/25 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 60 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

7/1 Mortgage Loan or 7/23 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 84 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

Accrual Period

For each Distribution Date and the interest-bearing Certificates (other than the LIBOR Certificates), the calendar month immediately preceding the month in which the related Distribution Date occurs.

For each Distribution Date and the LIBOR Certificates, the period from and including the 25th day of the month immediately preceding such Distribution Date (or in the case of the first Distribution Date, February 28, 2007) to and including the 24th day of the month of such Distribution Date.

Aggregate Pool A	Pool 2 and Pool 3, in the aggregate.
Aggregate Pool A Certificates	The Aggregate Pool A Senior Certificates and Aggregate Pool A Subordinate Certificates.
Aggregate Pool A Cut-off Date Balance	The aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Pool A as of the Cut-off Date.
Aggregate Pool A Initial Clean-Up Call Date

The first Distribution Date on which the Master Servicer may elect to exercise the optional clean-up call with respect to Aggregate Pool A, as described herein under, “Description of the Certificates—Optional Clean-Up Call.”

Aggregate Pool A Senior Certificates	Collectively, Pool 2 Certificates and Pool 3 Certificates.
Aggregate Pool A Subordinate Certificates or Aggregate Pool A Subordinate Classes	The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.
Aggregate Pool A Subordinate Net WAC

As of any Distribution Date, the weighted average of the Pool 2 Net WAC and Pool 3 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Pool 2 and Pool 3, respectively, for such Distribution Date.

Aggregate Subordinate Percentage

For Aggregate Pool A on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for Aggregate Pool A on such Distribution Date.

Allocated Realized Loss

With respect to any class of Pool 1 Senior, Pool 1 Mezzanine or Pool 1 Subordinate Certificates and any Distribution Date is an amount equal to the sum of (i) any Realized Loss on a Mortgage Loan Pool 1 allocated to that class of Certificates on that Distribution Date and (ii) any Realized Loss on a Mortgage Loan in Pool 1 allocated to that class of Certificates on any previous Distribution Date, as reduced by an amount equal to the increase in the related Class Principal Amount due to the receipt of Subsequent Recoveries on the Mortgage Loans in Pool 1.

Applicable Credit Support Percentage

For each class of Aggregate Pool A Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Aggregate Pool A Subordinate Certificates having higher numerical class designations than that class.

Apportioned Principal Balance

With respect to any class of Aggregate Pool A Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) in Aggregate Pool A.

Assignment Agreements	The assignment, assumption and recognition agreements each among the Depositor, the Seller, the related Servicer and the Trustee, on behalf of the Issuing Entity.
Assumed Purchase Price

With respect to each class of Interest-Only Certificates, the purchase price for such class of Interest-Only Certificates set forth in the table below, in each case, expressed as a percentage of the related initial Class Notional Amount (not including accrued interest).

Class

Assumed Purchase Price

2-A-1F

0.187468%

2-A-1G

0.374936%

2-A-1H

0.562404%

2-A-1I

0.749872%

2-A-1J

0.937340%

3-A-1F

0.195342%

3-A-1G

0.390684%

3-A-1H

0.586026%

3-A-1I

0.781368%

3-A-1J

0.976710%

Available Distribution Amount	With respect to any Distribution Date and Pool (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts with respect to such Pool:

(1)  all scheduled installments of interest (net of the Servicing Fees) and principal collected on the Mortgage Loans in such Pool and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) related Insurance Proceeds;

(3)  (a) related Liquidation Proceeds received during the month preceding the month of such Distribution Date, including, with respect to any Pledged Asset Loans in such Pool, all proceeds of the related Pledged Assets, to the extent payable  and (b) any Subsequent Recoveries on the Mortgage Loans in such Pool received during the month preceding the month of such Distribution Date;

(4)  all partial or full prepayments of principal, together with any accrued interest thereon on the Mortgage Loans in such Pool during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on the Mortgage Loans in such Pool;

(5)  amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect; and

(6) with respect to Pool 1, the amount added to the Pool 1 Principal Remittance Amount from Net Swap Payments received by the swap trust;

minus:

•

all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements allocable to such Pool;

•

in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

•

any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

•

in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Bankruptcy Loss Coverage Amount

With respect to the Aggregate Pool A Subordinate Certificates, an initial amount expected to be up to approximately $100,000, as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Aggregate Pool A Subordinate Certificates.

Bankruptcy Losses	Realized Losses on the Mortgage Loans that are incurred as a result of Debt Service Reductions and Deficient Valuations.
Basis Risk Shortfall Carryover Amount

 (A) With respect to any Distribution Date and the LIBOR Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest the LIBOR Certificates would have accrued on such Distribution Date had its Certificate Interest Rate for such Distribution Date been equal to the lesser of (a) One-Month LIBOR plus the Certificate Margin and (b) 11.500% per annum, over (y) the amount of interest the LIBOR Certificates accrued for such Distribution Date at the related Pool 1 Net WAC (adjusted to an actual/360 basis) and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for the LIBOR Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the lesser of (a) One-Month LIBOR plus the Certificate Margin for the LIBOR Certificates for the related Accrual Period and (b) 11.500% per annum.

Beneficial Owner	A person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	Any class of Certificates issued, maintained and transferred on the book-entry records of DTC and its Participants.
Breakeven Speed

With respect to any class of Interest-Only Certificates, the percentage of CPB at which the yield to maturity of such class of Interest-Only Certificates would be 0%, assuming the Structuring Assumptions and the related Assumed Purchase Price.

Business Day

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the States of Minnesota or Maryland or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificates	The Pool 1 Certificates and the Aggregate Pool A Certificates.
Certificate Group	Any of the Pool 1 Certificates, the Pool 2 Certificates or the Pool 3 Certificates.
Certificate Interest Rate	The rate at which interest accrues on a class of Certificates, as set forth under “Description of the Certificates—Certificate Interest Rates”.
Certificate Margin	With respect to the LIBOR Certificates and any Distribution Date, the amount set forth in the table below:
Class	On or prior to the Pool 1 Initial Clean-Up Call Date	After the Pool 1 Initial Clean-up Call Date
1-A-1A 1-A-2A 1-A-3A 1-A-1B 1-A-4 1-A-5 1-M-1 1-M-2 1-M-3 1-M-4 1-M-5 1-M-6 1-B-1 1-B-2	0.140% 0.060% 0.150% 0.060% 0.210% 0.200% 0.260% 0.280% 0.300% 0.370% 0.390% 0.480% 1.000% 2.000%	0.280% 0.120% 0.300% 0.120% 0.420% 0.400% 0.390% 0.420% 0.450% 0.555% 0.585% 0.720% 1.500% 3.000%
Certificate Principal Amount

With respect to any Certificate, the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses, if applicable) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the related Mortgage Loans distributed as principal to any class of related Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates (and with respect to the Pool 1 Certificates, net of amounts previously distributed as Unpaid Realized Loss Amounts).  The Certificate Principal Amount of  an Aggregate Pool A Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts to that Certificate.

Certificateholder	The holder of a Certificate.
Chase Originator Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by the Chase Originators.
Chase Originators	JPMCB together with CHF.
CHF	Chase Home Finance LLC.
Class 1-A-4 Net WAC Cap

For any Distribution Date and the Class 1-A-4 Certificates, a per annum rate equal to the quotient of (a) the sum of (i) the Pool 1A Net WAC Cap multiplied by the Component Principal Amount of the Class 1-A-4-1 Component immediately prior to such Distribution Date and (ii) the Pool 1B Net WAC Cap multiplied by the Component Principal Amount of the Class 1-A-4-2 Component immediately prior to such Distribution Date, divided by (b) the Class Principal Amount of the Class 1-A-4 Certificates immediately prior to such Distribution Date.

Class 1-A-5 Net WAC Cap

For any Distribution Date and the Class 1-A-5 Certificates, a per annum rate equal to the quotient of (a) the sum of (i) the Pool 1A Net WAC Cap multiplied by the Component Principal Amount of the Class 1-A-5-1 Component immediately prior to such Distribution Date and (ii) the Pool 1B Net WAC Cap multiplied by the Component Principal Amount of the Class 1-A-5-2 Component immediately prior to such Distribution Date, divided by (b) the Class Principal Amount of the Class 1-A-5 Certificates immediately prior to such Distribution Date.

Class 1-P Reserve Fund	The separate account for the benefit of the holders of the Class 1-P Certificates, into which account the Depositor will deposit $100 on the Closing Date.
Class 2-P Reserve Fund	The separate account for the benefit of the holders of the Class 2-P Certificates, into which account the Depositor will deposit $100 on the Closing Date.
Class 2-A-1 Complex	The Class 2-A-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates.
Class 3-A-1 Complex	The Class 3-A-1, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D, Class 3-A-1E, Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates.
Class Notional Amount	For each class of Interest-Only Certificates, the Class Principal Amount of the Related P&I Certificates.
Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.
Class Subordination Percentage

For any Distribution Date and each class of Aggregate Pool A Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Aggregate Pool A Certificates immediately before that Distribution Date.

Closing Date	On or about February 27, 2007.
CMMC	Chase Manhattan Mortgage Corporation.
Code	The Internal Revenue Code of 1986, as amended.
Component	Either the Class 1-A-4-1, Class 1-A-4-2, Class 1-A-5-1 or Class 1-A-5-2 Component, as applicable.
Component Principal Amount

With respect to any Component, the initial component principal amount of that Component, as reduced by all amounts previously distributed to the related class of Certificates in respect of that Component, and the principal portion of any Realized Losses previously allocated to that Component, plus any increase to the Class Principal Amount of the related class of Certificates due to Subsequent Recoveries allocable to that Component.

Countrywide Home Loans	Countrywide Home Loans, Inc.
Countrywide Servicing	Countrywide Home Loans Servicing, Inc.
CPB	CPB represents the CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.
CPR

The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

Credit Support Depletion Date	For the Aggregate Pool A Senior Certificates, the date on which the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates has been reduced to zero.
Custodial Account	With respect to each Servicer, an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets.
Custodian	JPMorgan Chase Bank, National Association or The Bank of New York Trust Company, N.A.
Cut-off Date	February 1, 2007.
Debt Service Reduction	With respect to any Mortgage Loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation

A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Defective Mortgage Loan

Any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

Definitive Certificate	A Certificate held in physical form.
Deleted Mortgage Loan	A Defective Mortgage Loan that has been removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.
Depositor	J.P. Morgan Acceptance Corporation I.
Determination Date	The determination date specified in the related Servicing Agreement.
Distribution Account	An account established by the Securities Administrator on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in March 2007.
DTC	The Depository Trust Company.
Due Date

For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Early Termination Date	As defined in the ISDA Master Agreement.
Effective Loan-to- Value Ratio

A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the related Mortgage Loan, less the amount secured by the Pledged Assets required at the time of origination, if any, and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
Excess Cashflow Certificates	The Class 1-CE Certificates.
Excess Losses

Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

Exchangeable Certificates

The Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I, Class 2-A-1J, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D, Class 3-A-1E, Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates.

Exchangeable Combination	Either of the Exchangeable Combinations set forth in Annex D “Permitted Exchangeable Certificate Combinations.”
Expected Final Distribution Date	For each class of Certificates, the date set forth for such class in the table that begins on page S-3.
Exemption	An administrative prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.
Final Scheduled Distribution Date	The Distribution Date in March 2037.
Financial Intermediary	A brokerage firm, bank, thrift institution or other financial intermediary that maintains a Beneficial Owner’s account.
Fitch	Fitch, Inc.
Fixed Swap Payment

With respect to any Distribution Date on or prior to the Distribution Date in February 2017, an amount equal to the product of 5.213% and the Swap Agreement Notional Amount for such Distribution Date, multiplied by a fraction, the numerator of which is 30 (except with respect to the first Distribution Date, on which the numerator is 25) and the denominator of which is 360.

Floating Swap Payment

With respect to any Distribution Date on or prior to the Distribution Date in February 2017, an amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Agreement Notional Amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the 25th day of the prior calendar month to the 24th day of the month of such Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from February 28, 2007, to the 24th day of the month of the first Distribution Date), and the denominator of which is 360.

Fraud Loss Coverage Amount

With respect to the Aggregate Pool A Subordinate Certificates, an initial amount expected to be up to approximately $5,280,489, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (x) 1.00%, in the case of the first, second, third and fourth anniversaries, of the then current Pool Balance of Aggregate Pool A, and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first anniversary, the Cut-off Date), over the cumulative amount of Fraud Losses allocated to the Aggregate Pool A Certificates since the preceding anniversary (or Cut-off Date, as applicable).

Fraud Losses	Realized Losses on the Mortgage Loans in Aggregate Pool A by reason of a default arising from fraud, dishonesty or misrepresentation.
GreenPoint	GreenPoint Mortgage Funding, Inc.
GreenPoint Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated by GreenPoint.
Initial Clean-Up Call Date	The Pool 1 Initial Clean-Up Call Date or the Aggregate Pool A Initial Clean-Up Call Date, as applicable.
Insurance Proceeds

Collectively, all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer’s normal servicing procedures.

Interest Distribution Amount

With respect to each class of Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Certificate Interest Rate on the related Class Principal Amount or Class Notional Amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest-Only Certificates	The Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I, Class 2-A-1J, Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates.
Interest Rate Swap Agreement	The interest rate swap agreement dated as of the Closing Date between U.S. Bank National Association, as swap trustee, and the Swap Provider, for the benefit of the Pool 1 Certificates.
Interest Shortfall

With respect to any class of Certificates entitled to interest and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Issuing Entity	J.P. Morgan Alternative Loan Trust 2007-A1
Interest Transfer Amount

With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the related Pool’s Net WAC, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates.

JPMAC	J.P. Morgan Mortgage Acquisition Corp.
JPMCB	JPMorgan Chase Bank, National Association.
JPMCB Servicing Agreement	The servicing agreements among JPMCB, the Seller and CHF.
LIBOR or One-Month LIBOR	The London Interbank Offered Rate for one-month United States dollar deposits as quoted on Telerate Page 3750 as of 11:00 A.M., London time on the LIBOR Determination Date.
LIBOR Certificates	The Pool 1 Certificates, other than the Class 1-CE and Class 1-P Certificates.
LIBOR Determination Date	The second LIBOR business day prior to the first day of the related Accrual Period.
Limited Purpose Surety Bond

A limited purpose surety bond issued to the related Originator intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as a Pledged Asset Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond.

Liquidated Mortgage Loan

Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

Liquidation Proceeds

All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including, with respect to any Pledged Asset Loans, all proceeds of the related Pledged Assets, to the extent payable.

Loan-to-Value Ratio

For a Mortgage Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

Lower-Tier REMIC	Any REMIC formed pursuant to the Pooling and Servicing Agreement other than an Upper-Tier REMIC.
Master Servicer	U.S. Bank National Association.
Master Servicing Fee

The fees of the Master Servicer will be determined by agreement between the Master Servicer and the Securities Administrator; provided, that with respect to the Master Servicer’s obligation to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, the aggregate Master Servicing Fee shall be deemed to be equal to the aggregate Securities Administration Fee for that Distribution Date.

Mezzanine Certificates	The Pool 1 Mezzanine Certificates.
Monthly Advance

With respect to any Mortgage Loan for which a Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Moody’s	Moody’s Investors Service, Inc.
Mortgage	The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.
Mortgage File

The Mortgage Note, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such documents other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or the applicable Custodian as soon as the same is available to the Depositor).

Mortgage Group	Either Pool 1 or Aggregate Pool A.
Mortgage Loans	The conventional, adjustable-rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity on the Closing Date.
Mortgage Note	The original promissory note (and any modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.
Mortgage Pool	The Mortgage Loans in the aggregate.
Mortgage Rate	With respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.
Mortgaged Property

A one- to four-family residential property securing a Mortgage Loan, including, but not limited to, single family residences, two- to four-family residences, three- to four-family residences, condominiums, cooperative units and planned unit developments.

Net Interest Shortfall

With respect to any Distribution Date and any Pool, an amount equal to the sum of:

•

any Net Prepayment Interest Shortfalls for that Pool and Distribution Date; and

•

Relief Act Reductions for that Pool, and with respect to either Pool in Aggregate Pool A, the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Aggregate Pool A Subordinate Certificates for those types of losses.

Net Mortgage Rate

As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over the sum of the applicable Servicing Fee Rate, the Securities Administration Fee Rate and the rate at which any lender paid mortgage insurance is paid.

Net Prepayment Interest Shortfalls

With respect to any Distribution Date and Pool, the amount by which the aggregate Prepayment Interest Shortfalls on the Mortgage Loans in such Pool for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

Net Swap Payment	With respect to any Distribution Date, the positive difference between the Fixed Swap Payment and the Floating Swap Payment for such Distribution Date.
Offered Certificates	Collectively, the Certificates, other than the Class C-B-4, Class C-B-5, Class C-B-6, Excess Cashflow and Prepayment Penalty Certificates.
Originators

Collectively, each of Countrywide Home Loans, the Chase Originators, GreenPoint and each other entity that sold Mortgage Loans to the Seller that were subsequently sold by the Seller to the Depositor and by the Depositor to the Issuing Entity.

Overcollateralized Group	When there is an Undercollateralized Group in Aggregate Pool A, the other Certificate Group in Aggregate Pool A, provided that Certificate Group is not also an Undercollateralized Group.
Par Value

In connection with any optional purchase of the Mortgage Loans in a Pool or Pools, the amount calculated pursuant to the applicable subclause (a) under “Description of the Certificates – Optional Clean-Up Call”.

Participant	A participating firm that acts as agent for a Financial Intermediary.
Percentage Interest

For a Certificate, either (x) a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount, or (y) the percentage stated on the face of that Certificate.

Plans

Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

Pledged Assets	The additional collateral, usually securities, securing a Mortgage Loan that has an original Loan-to-Value Ratio in excess of 80% and is not covered by a primary mortgage insurance policy.
Pledged Asset Loan	A Mortgage Loan secured by Pledged Assets.
Pool	Pool 1, Pool 2 or Pool 3, as applicable.
Pool 1	The Pool consisting of the Pool 1 Mortgage Loans.
Pool 1 Certificates

The Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2, Class 1-CE and Class 1-P Certificates.

Pool 1 Cut-off Date Balance	The aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Pool 1 Initial Clean-Up Call Date

The first Distribution Date on which the Master Servicer may elect to exercise the optional clean-up call with respect to Pool 1, as described herein under, “Description of the Certificates—Optional Clean-Up Call.”

Pool 1 Interest Remittance Amount

With respect to any Distribution Date, the sum of (i) that portion of the Available Distribution Amount with respect to Pool 1 for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 Mortgage Loans and (ii) Compensating Interest paid by the Servicer or Master Servicer with respect to the Pool 1 Mortgage Loans.

Pool 1 Mezzanine Certificates	The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates.
Pool 1 Mezzanine Class Principal Distribution Amount

With respect to any class of Pool 1 Mezzanine Certificates and Distribution Date, an amount equal to the excess of (x) the sum of (1) the Class Principal Amount of such class of Pool 1 Mezzanine Certificates immediately prior to such Distribution Date, (2) the aggregate Class Principal Amount of the Pool 1 Senior Certificates (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount on such Distribution Date) and (3) the aggregate Class Principal Amount of each other class of Pool 1 Mezzanine Certificates with a lower alpha-numerical class designation (after taking into account the payment of the related Pool 1 Mezzanine Class Principal Distribution Amounts on such Distribution Date) over (y) the lesser of (A) the product of (1) 100%, minus the related Targeted Credit Enhancement Percentage and (2) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

Pool 1 Mortgage Loans	The Mortgage Loans included in Pool 1.
Pool 1 Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Pool 1 Overcollateralization Release Amount and (b) the excess of (x) the Available Distribution Amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates, (c) any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider not resulting from a Swap Provider Trigger Event on such Distribution Date and (D) the Pool 1A and Pool 1B Basic Principal Distribution Amount.

Pool 1 Net WAC

For any Distribution Date and (a) the Class 1-A-1A, Class 1-A-2A and Class 1-A-3A Certificates, the Pool 1A Net WAC Cap, (b) the Class 1-A-1B Certificates, the Pool 1B Net WAC Cap, (c) the Class 1-A-4 Certificates, the Class 1-A-4 Net WAC Cap, (d) the Class 1-A-5 Certificates, the Class 1-A-5 Net WAC Cap and (e) the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, the Pool 1 Subordinate Net WAC Cap.

Pool 1 Offered Certificate	Any Pool 1 Certificate, other than the Class 1-CE or Class 1-P Certificate.
Pool 1 Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Pool 1 Overcollateralization Target Amount exceeds the Pool 1 Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 1 Principal Remittance Amount on such Distribution Date).

Pool 1 Overcollateralization Floor	With respect to any Distribution Date, the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Pool 1 Overcollateralization Increase Amount

For any Distribution Date is the lesser of (x) the Pool 1 Net Monthly Excess Cashflow for such Distribution Date (net of such amounts required to be paid to the Swap Provider on such date) and (y) the Pool 1 Overcollateralization Deficiency Amount for such Distribution Date.

Pool 1 Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Pool 1 Overcollateralized Amount for such Distribution Date over (2) the Pool 1 Overcollateralization Target Amount for such Distribution Date.

Pool 1 Overcollateralization Target Amount

With respect to any to any Distribution Date (1) prior to the Step-Down Date, approximately 0.65% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date, (2) on or after the Pool 1 Step-Down Date, provided a Trigger Event is not in effect, the greater of (x) 1.30% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (y) the Pool 1 Overcollateralization Floor, and (3) on or after the Pool 1 Step-Down Date, if a Pool 1 Trigger Event is in effect, the Pool 1 Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1 Overcollateralized Amount

For any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the Pool 1 Certificates as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date).  Initially, the Pool 1 Overcollateralized Amount will be approximately 0.65% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date, which is approximately $4,715,999.43.

Pool 1 Principal Distribution Amount	With respect to any Distribution Date, the sum of the Pool 1A and Pool 1B Principal Distribution Amount for such Distribution Date.
Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the Available Distribution Amount for Pool 1 equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 Mortgage Loans by a Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds representing or allocable to recoveries of principal of the Pool 1 Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the Pool 1 Mortgage Loans; (iv) the principal portion of the purchase price of each Pool 1 Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Pool 1 Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Pool 1 Mortgage Loan with respect to the related Prepayment Period,  (v) in connection with any optional purchase of the  Pool 1 Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the Par Value and (vi) the amount added to the Pool 1 Principal Remittance Amount from Net Swap Payments received by the swap trust.

Pool 1 Senior Certificates	The Class 1-A-1A, Class 1-A-2A, Class 1-A-3A, Class 1-A-1B, Class 1-A-4 and Class 1-A-5 Certificates.
Pool 1 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) and (ii) the Pool 1 Overcollateralized Amount (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period.

Pool 1 Senior Principal Distribution Amount

With respect to the Pool 1 Senior Certificates and any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Pool 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 100%, minus the related Target Credit Enhancement Percentage and (2) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

Pool 1 Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to 12.40% (for the purpose of this definition only, the Pool 1 Senior Enhancement Percentage shall be calculated prior to the distribution of the Pool 1 Principal Distribution Amount on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates).

Pool 1 Subordinate Certificates	The Class 1-B-1 and Class 1-B-2 Certificates.
Pool 1 Subordinate Class Principal Distribution Amount

With respect to either class of Pool 1 Subordinate Certificates and any Distribution Date, an amount equal to the excess of (x) the sum of (1) the Class Principal Amount of such class of Pool 1 Subordinate Certificates immediately prior to such Distribution Date, (2) the aggregate Class Principal Amount of the Pool 1 Senior Certificates (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount on such Distribution Date), (3) the aggregate Class Principal Amount of the Pool 1 Mezzanine Certificates (after taking into account the payment of the Pool 1 Mezzanine Class Principal Distribution Amounts on such Distribution Date) and (4) with respect to the Class 1-B-2 Certificates, the Class Principal Amount of the Class 1-B-1 Certificates (after taking into account the payment of the related Pool 1 Subordinate Class Principal Distribution Amount on such Distribution Date) over (y) the lesser of (A) the product of (1) 100%, minus the related Targeted Credit Enhancement Percentage and (2) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

Pool 1 Subordinate Net WAC Cap

For any Distribution Date, the weighted average of the sum of the Pool 1A Net WAC Cap and the Pool 1B Net WAC Cap, weighted based on the aggregate Stated Principal Balance of the Pool 1A Mortgage Loans and the Pool 1B Mortgage Loans, respectively, as of the first day of the related Due Period.

Pool 1 Trigger Event

Is in effect with respect to any Distribution Date on or after the Pool 1 Step-Down Date if either (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans that are 60 days or more Delinquent (including, for this purpose, loans in REO, foreclosure or bankruptcy status) as of the last day of the prior calendar month by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the previous calendar month exceeds 40% of the Pool 1 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses on the Pool 1 Mortgage Loans (after reduction for all Subsequent Recoveries on the Pool 1 Mortgage Loans received from the Cut-off Date through the last day of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates

Percentage

March 2009 – February 2010

0.20%*
March 2010 – February 2011

1.00%*

March 2011 – February 2012

1.50%*

March 2012 – February 2013

1.75%*

March 2013 and thereafter

1.75%

_____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range (except for the range commencing in March 2013) increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Pool 1A	The subpool of Pool 1 consisting of the Pool 1A Mortgage Loans.
Pool 1A Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1A Principal Remittance Amount for such Distribution Date over (ii) the product of (x) the Pool 1 Overcollateralization Release Amount, if any, for such Distribution Date and (y) the Pool 1A Percentage.

Pool 1A Mortgage Loans	The Mortgage Loans in Pool 1A.
Pool 1A Net Swap Payment Amounts

For any Distribution Date and the Class 1-A-1A, Class 1-A-2A and Class 1-A-3A Certificates, the sum of any (i) Net Swap Payment and (ii) Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider on such Distribution Date, multiplied by a fraction the numerator of which is the aggregate Stated Principal Balance of the Pool 1A Mortgage Loans as of the first day of the related Due Period and the denominator of which is the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the related Due Period.

Pool 1A Net WAC Cap

For any Distribution Date and the Class 1-A-1A, Class 1-A-2A and Class 1-A-3A Certificates, a per annum rate equal to 12 multiplied by the quotient of (x) the total scheduled interest due on the Pool 1A Mortgage Loans on their Due Dates in the related Due Period, net of the sum of (i) Servicing Fees, Securities Administration Fees and any lender paid mortgage insurance premiums, in each case related to the Pool 1A Mortgage Loans and (ii) any Pool 1A Net Swap Payment Amounts, and (y) the aggregate principal balance of the Pool 1A Mortgage Loans as of the first day of the related Due Period; provided, however, that, in no event may the Pool 1A Net WAC Cap exceed the excess of (a) the weighted average of the Net Mortgage Rates of the Pool 1A Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of that date over (b) the fraction, expressed as a percentage, the numerator of which is 12 multiplied by the amount of any Pool 1A Net Swap Payment Amounts and the denominator of which is the aggregate Stated Principal Balance of the Pool 1A Mortgage Loans as of the first day of the related Due Period.

Pool 1A Percentage

With respect to any Distribution Date, a percentage, equal to a fraction, the numerator of which is the Pool 1A Principal Remittance Amount for such Distribution Date and the denominator of which is the Pool 1 Principal Remittance Amount for such Distribution Date.

Pool 1A Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1A Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (x) the Pool 1 Overcollateralization Increase Amount for such Distribution Date and (y) the Pool 1A Percentage.

Pool 1A Principal Remittance Amount	With respect to any Distribution Date, the portion of the Pool 1 Principal Remittance Amount for such Distribution Date derived from the Pool 1A Mortgage Loans.
Pool 1A Senior Certificates	Class 1-A-1A, Class 1-A-2A and Class 1-A-3A Certificates and the Class 1-A-4-1 and Class 1-A-5-1 Components.
Pool 1A Senior Principal Distribution Amount	With respect to the Pool 1A Senior Certificates and any Distribution Date, the product of (a) the Pool 1 Senior Principal Distribution Amount for such Distribution Date and (b) the Pool 1A Percentage.
Pool 1B	The subpool of Pool 1 consisting of the Pool 1B Mortgage Loans.
Pool 1B Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1B Principal Remittance Amount for such Distribution Date over (ii) the product of (x) the Pool 1 Overcollateralization Release Amount, if any, for such Distribution Date and (y) the Pool 1B Percentage.

Pool 1B Mortgage Loans	The Mortgage Loans in Pool 1B.
Pool 1B Net Swap Payment Amounts

For any Distribution Date and the Class 1-A-1B Certificates, the sum of any (i) Net Swap Payment and (ii) Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider on such Distribution Date, multiplied by a fraction the numerator of which is the aggregate Stated Principal Balance of the Pool 1B Mortgage Loans as of the first day of the related Due Period and the denominator of which is the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the related Due Period.

Pool 1B Net WAC Cap

For any Distribution Date and the Class 1-A-1B Certificates, a per annum rate equal to 12 multiplied by the quotient of (x) the total scheduled interest due on the Pool 1B Mortgage Loans on their Due Dates in the related Due Period, net of the sum of (i) Servicing Fees, Securities Administration Fees and any lender paid mortgage insurance premiums, in each case related to the Pool 1B Mortgage Loans and (ii) any Pool 1B Net Swap Payment Amounts, and (y) the aggregate principal balance of the Pool 1B Mortgage Loans as of the first day of the related Due Period; provided, however, that, in no event may the Pool 1B Net WAC Cap exceed the excess of (a) the weighted average of the Net Mortgage Rates of the Pool 1B Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of that date over (b) the fraction, expressed as a percentage, the numerator of which is 12 multiplied by the amount of any Pool 1B Net Swap Payment Amounts and the denominator of which is the aggregate Stated Principal Balance of the Pool 1B Mortgage Loans as of the first day of the related Due Period.

Pool 1B Percentage

With respect to any Distribution Date, a percentage, equal to a fraction, the numerator of which is the Pool 1B Principal Remittance Amount for such Distribution Date and the denominator of which is the Pool 1 Principal Remittance Amount for such Distribution Date.

Pool 1B Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1B Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (x) the Pool 1 Overcollateralization Increase Amount for such Distribution Date and (y) the Pool 1B Percentage.

Pool 1B Principal Remittance Amount	With respect to any Distribution Date, the portion of the Pool 1 Principal Remittance Amount for such Distribution Date derived from the Pool 1B Mortgage Loans.
Pool 1B Senior Certificates	Class 1-A-1B Certificates and the Class 1-A-4-2 and Class 1-A-5-2 Components.
Pool 1B Senior Principal Distribution Amount	With respect to the Pool 1B Senior Certificates and any Distribution Date, the product of (a) the Pool 1 Senior Principal Distribution Amount for such Distribution Date and (b) the Pool 1B Percentage.
Pool 2	The Pool consisting of the Pool 2 Mortgage Loans.
Pool 2 Certificates	The Class 2-A-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I, Class 2-A-1J and Class 2-A-2 Certificates.
Pool 2 Certificate Margin	With respect to the Pool 2 Certificates set forth below and any Distribution Date, the amount set forth in the table below:
Class	Pool 2 Certificate Margin
2-A-1A	0.100%
2-A-1B	0.200%
2-A-1C	0.300%
2-A-1D	0.400%
2-A-1E	0.500%
2-A-1F	0.100%
2-A-1G	0.200%
2-A-1H	0.300%
2-A-1I	0.400%
2-A-1J	0.500%
Pool 2 Mortgage Loans	The Mortgage Loans included in Pool 2.
Pool 2 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 2 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 2-A-1 and Class 2-A-2 Certificates immediately before such Distribution Date.

Pool 3	The Pool consisting of the Pool 3 Mortgage Loans.
Pool 3 Certificates	The Class 3-A-1, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D, Class 3-A-1E, Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I, Class 3-A-1J and Class 3-A-2 Certificates.
Pool 3 Certificate Margin	With respect to the Pool 3 Certificates set forth below and any Distribution Date, the amount set forth in the table below:
Class	Pool 3 Certificate Margin
3-A-1A	0.100%
3-A-1B	0.200%
3-A-1C	0.300%
3-A-1D	0.400%
3-A-1E	0.500%
3-A-1F	0.100%
3-A-1G	0.200%
3-A-1H	0.300%
3-A-1I	0.400%
3-A-1J	0.500%
Pool 3 Mortgage Loans	The Mortgage Loans included in Pool 3.
Pool 3 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 3 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 3 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 3 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 3-A-1 and Class 3-A-2 Certificates immediately before such Distribution Date.

Pool Balance

For the Mortgage Pool, Pool, Mortgage Group or subpool, as applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans outstanding on the Due Date of the month preceding the month of that Distribution Date in the Mortgage Pool, Pool, Mortgage Group or subgroup, as applicable.

Pool Subordinate Amount	Either the Pool 2 Subordinate Amount or the Pool 3 Subordinate Amount.
Pooling and Servicing Agreement	The pooling and servicing agreement dated as of February 1, 2007, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.
Prepayment Interest Shortfall

With respect to a Mortgage Loan as to which a voluntary prepayment has been made, the amount by which one month’s interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Penalty Certificates	The Class 1-P and Class 2-P Certificates.
Prepayment Period	The calendar month immediately preceding the Distribution Date.
Principal Transfer Amount

With respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Pool.

Privately-Offered Certificates	The Class C-B-4, Class C-B-5, Class C-B-6, Class 1-CE, Class 1-P and Class 2-P Certificates.
PTCE	Prohibited Transaction Class Exemption.
Purchase and Servicing Agreements	The underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.
Rating Agencies	Fitch, Moody’s and S&P.
Realized Loss

With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Reconstitution Agreement

Any agreement, other than an Assignment Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.

Record Date

For any distribution date, the record date for each class of Certificates, other than the LIBOR Certificates, will be the last Business Day of the month preceding the month of a distribution date.  For any distribution date, the record date for the LIBOR Certificates will be the Business Day immediately preceding such distribution date.

Regular Certificates	The Offered Certificates, other than the Exchangeable Certificates and the Residual Certificates.
Related P&I Certificates

With respect to the Class 2-A-1F Certificates, the Class 2-A-1A Certificates.  With respect to the Class 2-A-1G Certificates, the Class 2-A-1B Certificates.  With respect to the Class 2-A-1H Certificates, the Class 2-A-1C Certificates.  With respect to the Class 2-A-1I Certificates, the Class 2-A-1D Certificates.  With respect to the Class 2-A-1J Certificates, the Class 2-A-1E Certificates.  With respect to the Class 3-A-1F Certificates, the Class 3-A-1A Certificates.  With respect to the Class 3-A-1G Certificates, the Class 2-A-1B Certificates.  With respect to the Class 3-A-1H Certificates, the Class 2-A-1C Certificates.  With respect to the Class 3-A-1I Certificates, the Class 3-A-1D Certificates.  With respect to the Class 3-A-1J Certificates, the Class 3-A-1E Certificates.

REMIC Certificates	The Class 2-A-1 and Class 3-A-1 Certificates.
Regulation AB

Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Replacement Mortgage Loan	One or more mortgage loans with similar characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.
Residual Certificates	The Class A-R Certificates.
Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
Scheduled Payment

With respect to a Mortgage Loan, the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC	The Securities and Exchange Commission.
Securities Administrator	U.S. Bank National Association.
Securities Administration Fee	An amount equal to 1/12 of the product of (i) the principal balance of the Mortgage Loans as of the first day of the related Due Period and (ii) the Securities Administration Fee Rate.
Securities Administration Fee Rate	A per annum rate of 0.009%.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Senior Certificates	The Pool 1 Senior Certificates and the Aggregate Pool A Senior Certificates.
Senior Percentage

For each Distribution Date and either Pool in Aggregate Pool A, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Aggregate Pool A Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Pool and for such Distribution Date; provided, however, on any Distribution Date after the first Senior Termination Date has occurred, the Senior Percentage of the remaining Aggregate Pool A Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Aggregate Pool A Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Aggregate Pool A Senior Certificates and the Aggregate Pool A Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage	With respect to either Pool 2 or Pool 3 and any Distribution Date:
• occurring before March 2014, 100%;
• occurring in or after March 2014 but before March 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;
• occurring in or after March 2015 but before March 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;
• occurring in or after March 2016 but before March 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;
• occurring in or after March 2017 but before March 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or
• occurring in March 2018 or thereafter, the related Senior Percentage for that date.

Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Pool will occur as described above unless the Step-Down Test is satisfied with respect to each Pool on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Pool in Aggregate Pool A exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for Pool 2 and Pool 3 for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in February 2010, in which case the Senior Prepayment Percentage for each Pool in Aggregate Pool A will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after the Distribution Date in March 2010, in which case the Senior Prepayment Percentage for each Pool in Aggregate Pool A will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

Senior Principal Distribution Amount	For a Certificate Group (other than the Pool 1 Certificates) and for each Distribution Date, the sum of:
(1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Pool due during the related Due Period;

(2)

the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Pool with respect to the related Prepayment Period; and (iv) in connection with the optional purchase of the Aggregate Pool A, the principal portion of the purchase price allocable to the Mortgage Loans in the related Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Pool;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

With respect to the Senior Certificates, on any Distribution Date after the first Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates related to Aggregate Pool A will be calculated pursuant to the above formula based on all of the Mortgage Loans in Aggregate Pool A, as opposed to the Mortgage Loans in the related Pool.

Senior Termination Date	The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Pool in Aggregate Pool A is reduced to zero.
Servicer	Either JPMCB, Countrywide Servicing or any other entity that has primary servicing responsibility for the Mortgage Loans.
Servicer Remittance Date	The 18th day of each month (or, if the 18th is not a Business Day, either on the immediately preceding Business Day or the immediately succeeding Business Day).
Servicing Agreements	Collectively, the Purchase and Servicing Agreements, as may be modified by the related Assignment Agreement.
Servicing Fee

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Servicing Fee Rate

As of the Cut-off Date and with respect to each Servicer and Mortgage Loan, the per annum rate at which the Servicing Fee accrues with respect to such Mortgage Loan.  The weighted average Servicing Fee Rate on the Pool 1 Mortgage Loans is equal to approximately 0.2682% per annum.  The weighted average Servicing Fee Rate on the aggregate Pool A Mortgage Loans is equal to approximately 0.2451% per annum.  With respect to approximately 12.82% of the Pool 1 Mortgage Loans, the Servicing Fee Rate will increase by 0.175%, per annum on the first adjustment date for such Mortgage Loan.  With respect to approximately 10.91% of the aggregate Pool A Mortgage Loans, the Servicing Fee Rate will increase by 0.175%, per annum on the first adjustment date for such Mortgage Loan.

Significance Estimate

With respect to the Interest Rate Swap Agreement, a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments.

Significance Percentage

With respect to the Interest Rate Swap Agreement, the percentage that the amount of the Significance Estimate represents of the aggregate principal balance of the Pool 1 Certificates as calculated by the Sponsor.

Six-Month LIBOR

The London Interbank offered rate for six-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984.
Special Hazard Loss Coverage Amount

With respect to the Aggregate Pool A Subordinate Certificates, an initial amount expected to be up to approximately $5,892,243, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

• the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in Aggregate Pool A, incurred since the Closing Date, or
• the greatest of
• 1% of the aggregate of the principal balances of the Mortgage Loans in Aggregate Pool A,
• twice the principal balance of the largest Mortgage Loan in Aggregate Pool A, and

•

the aggregate principal balances of the Mortgage Loans in Aggregate Pool A secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses	Realized Losses in respect of Special Hazard Mortgage Loans.
Special Hazard Mortgage Loan

A Liquidated Mortgage Loan in Aggregate Pool A as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

Sponsor	JPMAC.
Stated Principal Balance

For any Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

Step-Down Test	As to any Distribution Date, the Step-Down Test will be satisfied if both of the following conditions are met:

•

first, the outstanding principal balance of all Mortgage Loans in each Pool in Aggregate Pool A delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the first Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after the first Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Aggregate Pool A Subordinate Certificates, does not equal or exceed 50%; and

• second, cumulative Realized Losses on the Mortgage Loans in each Pool in Aggregate Pool A do not exceed:
• for each Distribution Date occurring in the period from March 2014 to February 2015, 30% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from March 2015 to February 2016, 35% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from March 2016 to February 2017, 40% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from March 2017 to February 2018, 45% of the original related Pool Subordinate Amount; and
• for the Distribution Date in March 2018 and thereafter, 50% of the original related Pool Subordinate Amount.
Subordinate Certificate Writedown Amount

With respect to Aggregate Pool A, the amount, if any, by which the aggregate Class Principal Amount of all the Aggregate Pool A Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for Aggregate Pool A for the following Distribution Date.

Subordinate Certificates	The Pool 1 Subordinate Certificates and the Aggregate Pool A Subordinate Certificates.
Subordinate Class Percentage

For each class of Aggregate Pool A Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Aggregate Pool A Subordinate Certificates immediately prior to such date.

Subordinate Percentage

With respect to either Pool 2 or Pool 3 and any Distribution Date, the difference between 100% and the related Senior Percentage for such Pool on such Distribution Date; provided, however, on any Distribution Date after the occurrence of the first Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Aggregate Pool A Subordinate Certificates in the Mortgage Loans in Aggregate Pool A and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans in Aggregate Pool A for such Distribution Date.

Subordinate Prepayment Percentage	For any Distribution Date and for either Pool 2 or Pool 3, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.
Subordinate Principal Distribution Amount	The aggregate of the amount calculated for Pool 2 and Pool 3 for each Distribution Date, equal to the sum of:
(1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Pool due during the related Due Period;

(2)

the product of (a) the related Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan in the related Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement, Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Pool with respect to such Distribution Date; and (iv) in connection with the optional purchase of Aggregate Pool A, the principal portion of the purchase price allocable to the Mortgage Loans in the related Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Pool;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Pool; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
Minus the sum of:

(A)

if the aggregate Class Principal Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Pool to the other Certificate Group in Aggregate Pool A as described under “—Limited Cross-Collateralization Among the Pools in Aggregate Pool A”; and

(B)

the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates of the Undercollateralized Group, as described under “—Limited Cross-Collateralization Among the Pools in Aggregate Pool A.”

On any Distribution Date after the occurrence of the first Senior Termination Date, the Subordinate Principal Distribution Amount will not be calculated with respect to a related Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Pool A as opposed to the Mortgage Loans in the related Pool only.

Subsequent Recoveries	Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.
Swap Account	The segregated trust account, in which payments owed to or received from, the Swap Provider will be deposited.
Swap Agreement Notional Amount

With respect to the Interest Rate Swap Agreement and any Distribution Date, the amount set forth in the table in Annex C in the column entitled “Swap Agreement Notional Amount” for such Distribution Date.

Swap Default	An Event of Default under the Interest Rate Swap Agreement.
Swap Early Termination	The occurrence of an Early Termination Date under the Interest Rate Swap Agreement.
Swap Provider	JPMCB.
Swap Provider Trigger Event

The occurrence of (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment	Any amount owed by the swap trust to the Swap Provider upon a Swap Early Termination.
Targeted Credit Enhancement Percentage	With respect to any Class of Certificates, the percentage set forth opposite such class in the table below:
Class	Targeted Credit Enhancement Percentage
Pool 1 Senior 1-M-1 1-M-2 1-M-3 1-M-4 1-M-5 1-M-6 1-B-1 1-B-2	12.40% 8.80% 6.90% 5.70% 4.80% 4.10% 3.40% 2.40% 1.30%
Termination Event	As defined in the Interest Rate Swap Agreement.
Total Transfer Amount	An amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.
Transfer Payments	Collectively, the Interest Transfer Amount and Principal Transfer Amount.
Trust Agreement	The trust agreement dated as of February 1, 2007, among the Depositor, the Securities Administrator and the Trustee.
Trustee	HSBC Bank USA, National Association.
Two Times Test

The Two Times Test will be met with respect to Pool 2 and Pool 3 if (x) on or prior to the Distribution Date in February 2010, (i) the Aggregate Subordinate Percentage for the Aggregate Pool A Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each such Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans in Pool 2 and Pool 3 do not exceed 20% of the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates as of the Closing Date or (y) on or after the Distribution Date in March 2010, (i) the Aggregate Subordinate Percentage for the Aggregate Pool A Subordinate Certificates is at least two times such Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each such Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans in Pool 2 and Pool 3 do not exceed 30% of the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates as of the Closing Date.

Undercollateralized Group

Any Certificate Group in Aggregate Pool A in which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Pool.

Underwriter	J.P. Morgan Securities Inc.
Unpaid Realized Loss Amount

For any class of Pool 1 Senior, Pool 1 Mezzanine or Pool 1 Subordinate Certificates, the portion of the related aggregate Allocated Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Upper-Tier REMIC	The upper-tier REMIC created pursuant to the Pooling and Servicing Agreement.

ANNEX A:
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

ANNEX A-1:
CERTAIN CHARACTERISTICS OF THE AGGREGATE POOL A MORTGAGE LOANS

The following tables set forth certain information of the Aggregate Pool A Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	8	$ 691,506.42	0.26%
100,000.01 - 200,000.00	87	12,489,322.48	4.73
200,000.01 - 300,000.00	55	13,799,829.50	5.23
300,000.01 - 400,000.00	36	12,732,572.09	4.82
400,000.01 - 500,000.00	154	70,817,937.99	26.82
500,000.01 - 600,000.00	95	51,990,876.24	19.69
600,000.01 - 700,000.00	57	36,612,148.40	13.87
700,000.01 - 800,000.00	30	22,607,686.24	8.56
800,000.01 - 900,000.00	15	12,761,018.76	4.83
900,000.01 - 1,000,000.00	12	11,593,908.89	4.39
1,000,000.01 - 1,100,000.00	2	2,194,723.92	0.83
1,100,000.01 - 1,200,000.00	3	3,411,000.00	1.29
1,200,000.01 - 1,300,000.00	2	2,502,750.00	0.95
1,300,000.01 - 1,400,000.00	1	1,319,178.94	0.50
1,400,000.01 - 1,500,000.00	3	4,500,000.00	1.70
1,500,000.01 - 2,000,000.00	2	4,000,000.00	1.52
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Aggregate Pool A is expected to be approximately $469,794.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.501 - 4.750	1	$ 464,775.00	0.18%
4.751 - 5.000	11	4,102,360.30	1.55
5.001 - 5.250	7	3,011,001.76	1.14
5.251 - 5.500	15	6,913,190.51	2.62
5.501 - 5.750	25	10,147,448.04	3.84
5.751 - 6.000	60	25,962,320.26	9.83
6.001 - 6.250	137	68,377,709.08	25.90
6.251 - 6.500	177	82,721,072.64	31.33
6.501 - 6.750	73	34,970,941.55	13.25
6.751 - 7.000	56	27,353,640.73	10.36
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Aggregate Pool A is expected to be approximately 6.311%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
171 - 175	1	$ 127,561.28	0.05%
341 - 345	1	293,718.35	0.11
346 - 350	2	599,301.15	0.23
351 - 355	64	25,689,307.46	9.73
356 - 360	494	237,314,571.63	89.88
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Aggregate Pool A is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	4	$ 2,563,099.20	0.97%
30.01 - 40.00	7	5,334,429.22	2.02
40.01 - 50.00	8	2,963,476.62	1.12
50.01 - 60.00	37	19,978,900.92	7.57
60.01 - 70.00	62	35,093,547.02	13.29
70.01 - 75.00	73	34,672,523.66	13.13
75.01 - 80.00	352	158,105,293.85	59.88
80.01 - 85.00	3	725,393.78	0.27
85.01 - 90.00	9	2,607,410.01	0.99
90.01 - 95.00	5	1,218,357.95	0.46
95.01 - 100.00	2	762,027.64	0.29
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Aggregate Pool A is expected to be approximately 73.70%.

Original Effective LTV(1)

Range of Original Effective Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	4	$ 2,563,099.20	0.97%
30.01 - 40.00	7	5,334,429.22	2.02
40.01 - 50.00	8	2,963,476.62	1.12
50.01 - 60.00	37	19,978,900.92	7.57
60.01 - 70.00	63	35,387,265.37	13.40
70.01 - 75.00	73	34,672,523.66	13.13
75.01 - 80.00	352	158,105,293.85	59.88
80.01 - 85.00	3	725,393.78	0.27
85.01 - 90.00	9	2,607,410.01	0.99
90.01 - 95.00	5	1,218,357.95	0.46
95.01 - 100.00	1	468,309.29	0.18
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Effective Loan-to-Value Ratio of the Mortgage Loans in Aggregate Pool A is expected to be approximately 73.67%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Applicable	2	$ 737,829.22	0.28%
621 - 640	15	4,539,414.53	1.72
641 - 660	25	11,560,362.37	4.38
661 - 680	79	40,215,433.81	15.23
681 - 700	86	39,818,061.22	15.08
701 - 720	85	41,271,093.45	15.63
721 - 740	64	27,318,217.28	10.35
741 - 760	68	32,913,605.84	12.47
761 - 780	72	34,395,542.65	13.03
781 - 800	48	23,052,371.94	8.73
801 - 820	18	8,202,527.56	3.11
Total	562	$264,024,459.87	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Aggregate Pool A is expected to be approximately 722. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	241	$ 109,947,235.71	41.64%
Cash-out	168	83,652,227.98	31.68
Rate / Term Refinance	153	70,424,996.18	26.67
Total	562	$264,024,459.87	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	358	$ 162,532,396.15	61.56%
Planned Unit Development	130	66,509,068.20	25.19
Condominium	57	26,479,640.01	10.03
Two- to Four-Family	17	8,503,355.51	3.22
Total	562	$264,024,459.87	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	502	$ 238,679,949.07	90.40%
Secondary	24	12,875,170.43	4.88
Investment	36	12,469,340.37	4.72
Total	562	$264,024,459.87	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Stated Documentation	168	$ 89,694,302.67	33.97%
Full	164	54,177,499.52	20.52
No Income Verifier	68	39,181,108.66	14.84
Reduced	41	23,099,333.33	8.75
Full Asset/Stated Income	46	18,338,025.69	6.95
No Ratio	23	13,965,087.13	5.29
No Documentation	22	11,874,154.99	4.50
Stated Income/Stated Asset	16	6,826,219.46	2.59
Alternative	5	2,531,275.33	0.96
No Income/No Assets Verifier	5	1,644,923.61	0.62
Simply Signature	2	1,161,600.00	0.44
Preferred	1	1,000,000.00	0.38
Streamlined	1	530,929.48	0.20
Total	562	$264,024,459.87	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	269	$ 152,555,374.06	57.78%
Florida	28	12,007,808.62	4.55
Maryland	24	10,638,356.37	4.03
Michigan	43	9,707,336.83	3.68
New York	14	9,312,793.39	3.53
Arizona	20	7,214,546.42	2.73
Virginia	14	7,009,851.87	2.66
New Jersey	12	6,043,614.69	2.29
Illinois	11	5,440,366.99	2.06
Connecticut	9	4,835,398.33	1.83
Washington	10	3,765,811.20	1.43
Georgia	11	3,003,212.53	1.14
Ohio	8	2,894,994.01	1.10
Nevada	6	2,658,465.16	1.01
Colorado	5	2,479,482.20	0.94
Pennsylvania	4	2,386,964.39	0.90
North Carolina	8	2,211,858.56	0.84
Oregon	5	2,208,958.62	0.84
Massachusetts	6	2,130,951.82	0.81
Tennessee	8	1,856,280.42	0.70
Texas	8	1,760,731.64	0.67
Alabama	6	1,713,144.20	0.65
Minnesota	3	1,471,402.76	0.56
South Carolina	4	1,313,636.87	0.50
Hawaii	1	1,155,000.00	0.44
Idaho	2	1,043,296.33	0.40
Iowa	3	782,720.57	0.30
Kentucky	2	676,750.00	0.26
Montana	2	564,525.00	0.21
Maine	2	523,600.00	0.20
Delaware	1	449,858.00	0.17
Missouri	3	390,419.77	0.15
Vermont	1	373,605.05	0.14
Indiana	2	355,875.00	0.13
Wisconsin	2	321,575.00	0.12
West Virginia	1	216,300.00	0.08
Oklahoma	1	214,218.20	0.08
Nebraska	1	124,975.00	0.05
New Mexico	1	110,400.00	0.04
Kansas	1	100,000.00	0.04
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 2.23% of the Aggregate Pool A Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	510	$ 242,960,332.31	92.02%
2.275	1	177,253.47	0.07
2.500	8	9,400,705.88	3.56
2.750	40	10,053,968.22	3.81
2.875	1	520,200.00	0.20
3.250	1	440,000.00	0.17
3.500	1	471,999.99	0.18
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Aggregate Pool A is expected to be approximately 2.283%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.501 - 9.750	1	$ 464,775.00	0.18%
9.751 - 10.000	11	4,102,360.30	1.55
10.001 - 10.250	7	3,011,001.76	1.14
10.251 - 10.500	13	5,966,481.22	2.26
10.501 - 10.750	22	9,267,086.04	3.51
10.751 - 11.000	59	25,151,607.73	9.53
11.001 - 11.250	128	63,676,061.42	24.12
11.251 - 11.500	152	74,309,671.30	28.14
11.501 - 11.750	67	33,931,941.27	12.85
11.751 - 12.000	42	23,674,993.94	8.97
12.001 - 12.250	9	4,701,647.66	1.78
12.251 - 12.500	27	9,358,110.63	3.54
12.501 - 12.750	8	1,808,962.28	0.69
12.751 - 13.000	16	4,599,759.32	1.74
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Aggregate Pool A is expected to be approximately 11.399%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
August 2010	1	$ 293,718.35	0.11%
January 2011	1	486,801.15	0.18
June 2011	1	234,269.25	0.09
July 2011	1	471,999.99	0.18
August 2011	2	226,873.71	0.09
September 2011	29	16,496,958.94	6.25
October 2011	65	31,702,489.11	12.01
November 2011	143	80,184,766.49	30.37
December 2011	29	11,385,876.14	4.31
January 2012	3	2,246,650.00	0.85
February 2012	1	495,000.00	0.19
April 2013	1	112,500.00	0.04
July 2013	1	166,900.00	0.06
August 2013	10	1,607,786.38	0.61
September 2013	21	6,612,080.47	2.50
October 2013	31	13,260,343.53	5.02
November 2013	52	25,722,958.77	9.74
December 2013	130	45,735,731.09	17.32
January 2014	38	25,195,756.50	9.54
February 2014	2	1,385,000.00	0.52
Total	562	$264,024,459.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Aggregate Pool A is expected to be approximately 68 months.

ANNEX A-2:
CERTAIN CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

The following tables set forth certain information of the Pool 1 Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	70	$ 5,435,637.69	0.75%
100,000.01 - 200,000.00	243	36,258,389.06	5.00
200,000.01 - 300,000.00	169	42,365,958.81	5.84
300,000.01 - 400,000.00	115	39,540,266.80	5.45
400,000.01 - 500,000.00	368	167,469,043.39	23.08
500,000.01 - 600,000.00	300	164,177,407.49	22.63
600,000.01 - 700,000.00	137	87,856,499.53	12.11
700,000.01 - 800,000.00	65	48,323,071.91	6.66
800,000.01 - 900,000.00	32	27,473,463.48	3.79
900,000.01 - 1,000,000.00	36	34,715,069.27	4.78
1,000,000.01 - 1,100,000.00	8	8,652,478.62	1.19
1,100,000.01 - 1,200,000.00	5	5,754,675.00	0.79
1,200,000.01 - 1,300,000.00	9	11,499,150.00	1.58
1,300,000.01 - 1,400,000.00	6	8,266,300.00	1.14
1,400,000.01 - 1,500,000.00	11	16,267,788.38	2.24
1,500,000.01 - 2,000,000.00	10	17,155,300.00	2.36
2,000,000.01 - 2,500,000.00	2	4,312,500.00	0.59
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $457,454.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	1	$ 166,950.00	0.02%
5.001 - 5.250	2	985,350.00	0.14
5.251 - 5.500	2	269,581.40	0.04
5.501 - 5.750	5	1,805,479.46	0.25
5.751 - 6.000	12	3,634,809.85	0.50
6.001 - 6.250	28	12,423,555.36	1.71
6.251 - 6.500	145	75,017,665.08	10.34
6.501 - 6.750	298	153,678,529.59	21.18
6.751 - 7.000	321	155,899,023.89	21.49
7.001 - 7.250	225	107,279,874.81	14.79
7.251 - 7.500	205	92,476,005.76	12.75
7.501 - 7.750	153	61,513,164.74	8.48
7.751 - 8.000	104	37,821,921.98	5.21
8.001 - 8.250	42	12,906,694.74	1.78
8.251 - 8.500	29	6,862,958.10	0.95
8.501 - 8.750	6	759,745.93	0.10
8.751 - 9.000	4	702,706.03	0.10
9.001 - 9.250	3	1,191,982.71	0.16
10.001 - 10.250	1	127,000.00	0.02
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 7.074%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
336 - 340	1	$ 315,992.43	0.04%
346 - 350	7	2,042,191.03	0.28
351 - 355	379	133,989,772.85	18.47
356 - 360	1,199	589,175,043.12	81.21
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	1	$ 94,000.00	0.01%
20.01 - 30.00	7	1,881,188.88	0.26
30.01 - 40.00	13	5,505,948.81	0.76
40.01 - 50.00	13	6,580,169.73	0.91
50.01 - 60.00	33	24,502,478.38	3.38
60.01 - 70.00	219	118,532,652.76	16.34
70.01 - 75.00	248	112,139,306.80	15.46
75.01 - 80.00	976	436,478,163.34	60.16
80.01 - 85.00	9	2,161,272.47	0.30
85.01 - 90.00	56	15,455,422.69	2.13
90.01 - 95.00	9	2,044,979.79	0.28
95.01 - 100.00	2	147,415.78	0.02
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 75.77%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Applicable	6	$ 2,029,115.70	0.28%
590 - 600	1	196,857.52	0.03
601 - 620	5	2,400,416.63	0.33
621 - 640	53	23,278,096.43	3.21
641 - 660	98	44,638,026.03	6.15
661 - 680	301	138,934,168.75	19.15
681 - 700	278	138,177,476.68	19.05
701 - 720	250	119,280,022.83	16.44
721 - 740	192	82,511,795.56	11.37
741 - 760	167	73,104,780.40	10.08
761 - 780	123	53,745,393.22	7.41
781 - 800	92	38,935,316.03	5.37
801 - 820	20	8,291,533.65	1.14
Total	1,586	$725,522,999.43	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 709. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	1,038	$ 436,536,982.48	60.17%
Cash-out	303	159,241,772.37	21.95
Rate / Term Refinance	238	128,284,882.16	17.68
Construction to Permanent	7	1,459,362.42	0.20
Total	1,586	$725,522,999.43	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	806	$ 397,386,536.83	54.77%
Planned Unit Development	283	139,306,922.66	19.20
Condominium	192	77,409,132.14	10.67
Condotel	226	75,609,644.23	10.42
Two- to Four-Family	76	33,571,954.12	4.63
Co-operative Unit	3	2,238,809.45	0.31
Total	1,586	$725,522,999.43	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	1,075	$ 555,800,246.46	76.61%
Secondary	259	94,039,187.17	12.96
Investment	252	75,683,565.80	10.43
Total	1,586	$725,522,999.43	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Stated Documentation	569	$ 279,527,574.26	38.53%
No Income Verifier	318	142,954,390.66	19.70
Reduced	118	78,282,384.90	10.79
Full	203	67,767,485.30	9.34
No Documentation	140	59,429,478.78	8.19
No Ratio	125	57,263,378.57	7.89
Full Asset/Stated Income	53	18,939,885.26	2.61
Stated Income/Stated Asset	30	10,600,296.85	1.46
No Income/No Assets Verifier	17	4,197,682.81	0.58
Alternative	6	3,612,112.63	0.50
Simply Signature	3	2,196,000.00	0.30
Asset Verification	3	642,392.43	0.09
Streamlined	1	109,936.98	0.02
Total	1,586	$725,522,999.43	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	573	$ 322,025,754.53	44.39%
Florida	235	91,511,755.54	12.61
Nevada	194	79,867,050.50	11.01
Arizona	62	25,779,306.15	3.55
New York	44	25,533,038.12	3.52
Maryland	42	21,008,630.45	2.90
Virginia	44	19,866,207.96	2.74
New Jersey	38	17,192,188.78	2.37
Washington	35	16,292,253.56	2.25
Colorado	22	13,050,888.10	1.80
Illinois	35	10,321,832.07	1.42
Utah	15	9,324,748.02	1.29
Georgia	20	6,589,848.44	0.91
Massachusetts	12	6,127,307.74	0.84
Michigan	22	6,115,054.76	0.84
Oregon	17	5,940,810.82	0.82
North Carolina	21	5,435,062.97	0.75
Connecticut	7	4,586,684.52	0.63
Texas	23	4,261,888.55	0.59
Pennsylvania	12	3,831,156.92	0.53
Hawaii	8	3,551,653.76	0.49
Minnesota	10	3,027,505.81	0.42
South Carolina	10	2,964,843.03	0.41
Montana	3	2,906,263.87	0.40
District of Columbia	6	2,769,968.58	0.38
Tennessee	9	2,072,018.03	0.29
Indiana	16	1,886,150.29	0.26
Missouri	11	1,866,213.62	0.26
Idaho	7	1,521,671.33	0.21
Alabama	4	1,441,607.32	0.20
New Mexico	5	1,340,637.62	0.18
Rhode Island	2	1,144,467.74	0.16
Ohio	5	984,104.45	0.14
Iowa	3	700,060.83	0.10
Delaware	3	691,890.47	0.10
Wyoming	1	579,996.10	0.08
New Hampshire	2	392,723.03	0.05
Mississippi	2	349,175.00	0.05
Louisiana	2	343,749.69	0.05
Oklahoma	2	203,576.00	0.03
West Virginia	2	123,254.36	0.02
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 7.48% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	1,327	$ 633,883,899.47	87.37%
2.375	3	461,757.10	0.06
2.500	68	46,622,906.02	6.43
2.625	2	501,155.46	0.07
2.750	158	33,918,655.27	4.68
3.250	4	3,133,000.00	0.43
3.500	4	615,898.66	0.08
4.250	3	422,415.78	0.06
4.375	1	183,879.63	0.03
5.000	16	5,779,432.04	0.80
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.319%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.001 - 10.250	1	$ 558,800.00	0.08%
10.501 - 10.750	3	1,401,764.00	0.19
10.751 - 11.000	5	1,413,725.00	0.19
11.001 - 11.250	5	1,639,506.50	0.23
11.251 - 11.500	66	37,683,123.19	5.19
11.501 - 11.750	172	96,751,422.66	13.34
11.751 - 12.000	205	105,757,228.46	14.58
12.001 - 12.250	172	89,666,569.76	12.36
12.251 - 12.500	246	116,099,920.71	16.00
12.501 - 12.750	241	106,931,282.38	14.74
12.751 - 13.000	212	87,555,825.30	12.07
13.001 - 13.250	107	39,650,218.23	5.47
13.251 - 13.500	65	20,320,566.97	2.80
13.501 - 13.750	38	11,573,710.59	1.60
13.751 - 14.000	18	2,976,195.32	0.41
14.001 - 14.250	12	2,080,380.42	0.29
14.251 - 14.500	6	819,093.14	0.11
14.501 - 14.750	6	802,246.42	0.11
14.751 - 15.000	2	522,437.67	0.07
15.001 - 15.250	4	1,318,982.71	0.18
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 12.384%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
April 2008	2	$ 390,306.44	0.05%
August 2008	1	105,981.29	0.01
September 2008	24	5,722,238.38	0.79
October 2008	10	3,307,359.86	0.46
November 2008	8	2,724,836.87	0.38
March 2009	1	549,525.00	0.08
May 2009	3	860,127.12	0.12
June 2009	2	349,983.81	0.05
July 2009	3	1,115,919.80	0.15
August 2009	9	2,942,818.23	0.41
September 2009	102	40,675,341.80	5.61
October 2009	75	34,650,399.19	4.78
November 2009	90	46,008,985.65	6.34
December 2009	7	2,020,959.42	0.28
January 2011	1	112,000.00	0.02
March 2011	1	221,900.00	0.03
April 2011	1	555,702.02	0.08
May 2011	2	395,943.95	0.05
June 2011	4	542,508.03	0.07
July 2011	7	1,837,269.35	0.25
August 2011	21	5,369,069.18	0.74
September 2011	127	52,648,037.61	7.26
October 2011	196	97,341,535.44	13.42
November 2011	284	157,666,569.26	21.73
December 2011	46	25,817,721.08	3.56
January 2012	22	15,124,230.99	2.08
February 2012	4	2,104,625.00	0.29
February 2013	2	528,750.00	0.07
May 2013	1	44,643.00	0.01
July 2013	4	1,292,427.80	0.18
August 2013	17	4,344,182.90	0.60
September 2013	26	7,339,929.23	1.01
October 2013	30	7,059,651.42	0.97
November 2013	74	39,753,030.75	5.48
December 2013	125	58,254,488.89	8.03
January 2014	126	55,959,139.71	7.71
February 2014	4	3,107,400.00	0.43
July 2016	1	67,425.00	0.01
August 2016	4	963,522.72	0.13
September 2016	21	7,372,403.65	1.02
October 2016	39	14,929,070.90	2.06
November 2016	29	10,893,286.12	1.50
December 2016	16	7,433,838.57	1.02
January 2017	11	3,849,464.00	0.53
February 2017	3	1,168,450.00	0.16
Total	1,586	$725,522,999.43	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1 is expected to be approximately 62 months.

ANNEX A-3:
CERTAIN CHARACTERISTICS OF THE POOL 1A MORTGAGE LOANS

The following tables set forth certain information of the Pool 1A Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	59	$ 4,532,751.65	0.79%
100,000.01 - 200,000.00	199	29,808,217.70	5.23
200,000.01 - 300,000.00	131	32,782,349.11	5.75
300,000.01 - 400,000.00	100	34,323,285.46	6.02
400,000.01 - 500,000.00	301	136,706,692.60	23.97
500,000.01 - 600,000.00	247	135,328,783.63	23.73
600,000.01 - 700,000.00	105	67,366,976.75	11.81
700,000.01 - 800,000.00	48	35,680,145.93	6.26
800,000.01 - 900,000.00	25	21,437,963.48	3.76
900,000.01 - 1,000,000.00	29	28,108,398.41	4.93
1,000,000.01 - 1,100,000.00	4	4,329,566.93	0.76
1,100,000.01 - 1,200,000.00	3	3,444,675.00	0.60
1,200,000.01 - 1,300,000.00	7	8,940,250.00	1.57
1,300,000.01 - 1,400,000.00	5	6,866,300.00	1.20
1,400,000.01 - 1,500,000.00	7	10,310,722.20	1.81
1,500,000.01 - 2,000,000.00	6	10,374,300.00	1.82
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1A is expected to be approximately $446,976.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
5.001 - 5.250	1	$ 558,800.00	0.10%
5.251 - 5.500	2	269,581.40	0.05
5.501 - 5.750	3	1,003,723.03	0.18
5.751 - 6.000	10	3,255,254.42	0.57
6.001 - 6.250	18	8,430,849.94	1.48
6.251 - 6.500	111	55,457,001.31	9.72
6.501 - 6.750	222	111,774,400.63	19.60
6.751 - 7.000	272	131,584,303.23	23.07
7.001 - 7.250	179	85,187,464.46	14.94
7.251 - 7.500	158	68,888,508.42	12.08
7.501 - 7.750	128	49,009,255.87	8.59
7.751 - 8.000	94	33,598,568.13	5.89
8.001 - 8.250	40	12,352,844.74	2.17
8.251 - 8.500	27	6,506,552.19	1.14
8.501 - 8.750	3	442,582.34	0.08
8.751 - 9.000	4	702,706.03	0.12
9.001 - 9.250	3	1,191,982.71	0.21
10.001 - 10.250	1	127,000.00	0.02
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1A is expected to be approximately 7.097%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 - 350	4	$ 1,196,452.02	0.21%
351 - 355	313	111,498,956.43	19.55
356 - 360	959	457,645,970.40	80.24
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1A is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	1	$ 94,000.00	0.02%
20.01 - 30.00	2	243,569.01	0.04
30.01 - 40.00	6	1,880,500.00	0.33
40.01 - 50.00	4	2,374,500.19	0.42
50.01 - 60.00	13	7,959,755.18	1.40
60.01 - 70.00	140	72,082,879.36	12.64
70.01 - 75.00	179	81,954,471.08	14.37
75.01 - 80.00	855	383,942,613.30	67.32
80.01 - 85.00	9	2,161,272.47	0.38
85.01 - 90.00	56	15,455,422.69	2.71
90.01 - 95.00	9	2,044,979.79	0.36
95.01 - 100.00	2	147,415.78	0.03
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1A is expected to be approximately 77.36%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Applicable	5	$ 1,325,743.94	0.23%
601 - 620	3	1,470,416.63	0.26
621 - 640	38	16,773,844.90	2.94
641 - 660	81	36,026,608.29	6.32
661 - 680	243	111,956,035.01	19.63
681 - 700	228	109,855,030.05	19.26
701 - 720	200	94,024,288.55	16.49
721 - 740	144	60,956,563.19	10.69
741 - 760	135	56,512,656.44	9.91
761 - 780	104	42,298,617.12	7.42
781 - 800	77	31,547,724.16	5.53
801 - 820	18	7,593,850.57	1.33
Total	1,276	$570,341,378.85	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1A is expected to be approximately 709. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	878	$ 367,991,470.43	64.52%
Cash-out	216	111,232,702.17	19.50
Rate / Term Refinance	176	89,931,912.83	15.77
Construction to Permanent	6	1,185,293.42	0.21
Total	1,276	$570,341,378.85	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	633	$ 305,933,662.61	53.64%
Planned Unit Development	225	109,876,804.36	19.27
Condominium	158	64,837,547.83	11.37
Condotel	197	60,574,697.24	10.62
Two- to Four-Family	61	28,069,857.36	4.92
Co-operative Unit	2	1,048,809.45	0.18
Total	1,276	$570,341,378.85	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	864	$ 442,003,773.96	77.50%
Secondary	220	73,942,282.58	12.96
Investment	192	54,395,322.31	9.54
Total	1,276	$570,341,378.85	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Stated Documentation	468	$ 228,133,059.11	40.00%
No Income Verifier	247	111,785,418.41	19.60
Full	175	57,430,694.82	10.07
Reduced	84	53,074,486.58	9.31
No Documentation	121	50,402,558.19	8.84
No Ratio	101	42,069,472.10	7.38
Full Asset/Stated Income	40	13,713,057.42	2.40
Stated Income/Stated Asset	18	5,521,655.18	0.97
No Income/No Assets Verifier	15	3,476,345.90	0.61
Alternative	4	2,538,631.14	0.45
Simply Signature	3	2,196,000.00	0.39
Total	1,276	$570,341,378.85	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	459	$ 255,992,022.29	44.88%
Florida	209	78,858,296.13	13.83
Nevada	157	61,887,997.37	10.85
Arizona	51	20,715,337.78	3.63
New York	35	20,442,593.80	3.58
Virginia	40	17,876,388.42	3.13
Maryland	32	17,195,564.36	3.01
New Jersey	31	13,028,077.05	2.28
Washington	25	10,903,874.37	1.91
Illinois	29	8,973,411.06	1.57
Colorado	15	7,913,324.65	1.39
Utah	10	6,371,805.73	1.12
Georgia	16	5,560,142.91	0.97
North Carolina	16	4,512,548.07	0.79
Michigan	17	4,252,161.10	0.75
Massachusetts	7	4,001,159.95	0.70
Oregon	13	3,813,810.82	0.67
Pennsylvania	11	3,756,842.91	0.66
Connecticut	4	2,553,897.61	0.45
District of Columbia	5	2,490,917.63	0.44
Texas	16	2,440,863.22	0.43
South Carolina	7	2,393,565.90	0.42
Tennessee	8	1,850,118.03	0.32
Minnesota	7	1,747,505.81	0.31
Hawaii	5	1,657,999.95	0.29
Idaho	6	1,419,317.11	0.25
Indiana	13	1,346,715.67	0.24
New Mexico	4	1,228,422.78	0.22
Missouri	7	859,356.10	0.15
Ohio	4	790,815.48	0.14
Montana	2	781,263.87	0.14
Iowa	2	644,127.75	0.11
Delaware	2	520,275.00	0.09
New Hampshire	2	392,723.03	0.07
Mississippi	2	349,175.00	0.06
Louisiana	2	343,749.69	0.06
Alabama	2	211,670.34	0.04
Oklahoma	2	203,576.00	0.04
West Virginia	1	59,964.11	0.01
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 7.08% of the Pool 1A Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	1,075	$ 497,206,568.82	87.18%
2.375	2	372,265.59	0.07
2.500	60	39,921,111.27	7.00
2.625	2	501,155.46	0.09
2.750	112	24,079,908.20	4.22
3.250	3	1,633,000.00	0.29
3.500	4	615,898.66	0.11
4.250	3	422,415.78	0.07
4.375	1	183,879.63	0.03
5.000	14	5,405,175.44	0.95
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1A is expected to be approximately 2.321%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.001 - 10.250	1	$ 558,800.00	0.10%
10.501 - 10.750	2	916,000.00	0.16
10.751 - 11.000	4	1,246,775.00	0.22
11.001 - 11.250	1	526,000.00	0.09
11.251 - 11.500	46	25,016,565.32	4.39
11.501 - 11.750	125	67,043,555.76	11.75
11.751 - 12.000	176	90,455,975.68	15.86
12.001 - 12.250	137	70,610,802.04	12.38
12.251 - 12.500	194	88,558,801.36	15.53
12.501 - 12.750	200	86,293,828.90	15.13
12.751 - 13.000	183	74,576,462.28	13.08
13.001 - 13.250	88	32,843,576.68	5.76
13.251 - 13.500	55	17,272,640.09	3.03
13.501 - 13.750	24	7,237,501.20	1.27
13.751 - 14.000	15	2,339,181.18	0.41
14.001 - 14.250	11	1,990,780.42	0.35
14.251 - 14.500	5	570,130.22	0.10
14.501 - 14.750	3	442,582.34	0.08
14.751 - 15.000	2	522,437.67	0.09
15.001 - 15.250	4	1,318,982.71	0.23
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1A is expected to be approximately 12.407%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
August 2008	1	$ 105,981.29	0.02%
September 2008	20	5,131,333.05	0.90
October 2008	10	3,307,359.86	0.58
November 2008	8	2,724,836.87	0.48
May 2009	3	860,127.12	0.15
June 2009	1	106,330.00	0.02
July 2009	2	911,919.80	0.16
August 2009	6	2,151,402.39	0.38
September 2009	83	33,720,395.68	5.91
October 2009	62	28,197,407.93	4.94
November 2009	66	33,374,379.03	5.85
December 2009	6	1,594,409.42	0.28
January 2011	1	112,000.00	0.02
April 2011	1	555,702.02	0.10
May 2011	2	395,943.95	0.07
June 2011	4	542,508.03	0.10
July 2011	5	1,326,969.35	0.23
August 2011	17	4,464,419.81	0.78
September 2011	109	43,628,428.68	7.65
October 2011	161	78,583,495.50	13.78
November 2011	214	112,333,908.55	19.70
December 2011	34	18,710,552.57	3.28
January 2012	20	13,844,230.99	2.43
February 2012	4	2,104,625.00	0.37
February 2013	2	528,750.00	0.09
May 2013	1	44,643.00	0.01
July 2013	3	1,212,840.89	0.21
August 2013	14	3,984,242.65	0.70
September 2013	21	6,320,223.53	1.11
October 2013	27	6,187,742.28	1.08
November 2013	64	35,274,880.50	6.18
December 2013	106	47,166,302.50	8.27
January 2014	104	43,114,429.06	7.56
February 2014	4	3,107,400.00	0.54
July 2016	1	67,425.00	0.01
August 2016	4	963,522.72	0.17
September 2016	16	5,560,299.49	0.97
October 2016	23	10,328,428.94	1.81
November 2016	20	7,400,592.83	1.30
December 2016	14	6,223,838.57	1.09
January 2017	9	2,898,700.00	0.51
February 2017	3	1,168,450.00	0.20
Total	1,276	$570,341,378.85	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1A is expected to be approximately 62 months.

ANNEX A-4:
CERTAIN CHARACTERISTICS OF THE POOL 1B MORTGAGE LOANS

The following tables set forth certain information of the Pool 1B Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	11	$ 902,886.04	0.58%
100,000.01 - 200,000.00	44	6,450,171.36	4.16
200,000.01 - 300,000.00	38	9,583,609.70	6.18
300,000.01 - 400,000.00	15	5,216,981.34	3.36
400,000.01 - 500,000.00	67	30,762,350.79	19.82
500,000.01 - 600,000.00	53	28,848,623.86	18.59
600,000.01 - 700,000.00	32	20,489,522.78	13.20
700,000.01 - 800,000.00	17	12,642,925.98	8.15
800,000.01 - 900,000.00	7	6,035,500.00	3.89
900,000.01 - 1,000,000.00	7	6,606,670.86	4.26
1,000,000.01 - 1,100,000.00	4	4,322,911.69	2.79
1,100,000.01 - 1,200,000.00	2	2,310,000.00	1.49
1,200,000.01 - 1,300,000.00	2	2,558,900.00	1.65
1,300,000.01 - 1,400,000.00	1	1,400,000.00	0.90
1,400,000.01 - 1,500,000.00	4	5,957,066.18	3.84
1,500,000.01 - 2,000,000.00	4	6,781,000.00	4.37
2,000,000.01 - 2,500,000.00	2	4,312,500.00	2.78
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1B is expected to be approximately $500,585.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	1	$ 166,950.00	0.11%
5.001 - 5.250	1	426,550.00	0.27
5.501 - 5.750	2	801,756.43	0.52
5.751 - 6.000	2	379,555.43	0.24
6.001 - 6.250	10	3,992,705.42	2.57
6.251 - 6.500	34	19,560,663.77	12.61
6.501 - 6.750	76	41,904,128.96	27.00
6.751 - 7.000	49	24,314,720.66	15.67
7.001 - 7.250	46	22,092,410.35	14.24
7.251 - 7.500	47	23,587,497.34	15.20
7.501 - 7.750	25	12,503,908.87	8.06
7.751 - 8.000	10	4,223,353.85	2.72
8.001 - 8.250	2	553,850.00	0.36
8.251 - 8.500	2	356,405.91	0.23
8.501 - 8.750	3	317,163.59	0.20
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1B is expected to be approximately 6.986%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
336 - 340	1	$ 315,992.43	0.20%
346 - 350	3	845,739.01	0.54
351 - 355	66	22,490,816.42	14.49
356 - 360	240	131,529,072.72	84.76
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1B is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	5	$ 1,637,619.87	1.06%
30.01 - 40.00	7	3,625,448.81	2.34
40.01 - 50.00	9	4,205,669.54	2.71
50.01 - 60.00	20	16,542,723.20	10.66
60.01 - 70.00	79	46,449,773.40	29.93
70.01 - 75.00	69	30,184,835.72	19.45
75.01 - 80.00	121	52,535,550.04	33.85
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1B is expected to be approximately 69.92%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
N/A	1	$ 703,371.76	0.45%
590 – 600	1	196,857.52	0.13
601 – 620	2	930,000.00	0.60
621 – 640	15	6,504,251.53	4.19
641 – 660	17	8,611,417.74	5.55
661 – 680	58	26,978,133.74	17.38
681 – 700	50	28,322,446.63	18.25
701 – 720	50	25,255,734.28	16.27
721 – 740	48	21,555,232.37	13.89
741 – 760	32	16,592,123.96	10.69
761 – 780	19	11,446,776.10	7.38
781 – 800	15	7,387,591.87	4.76
801 – 820	2	697,683.08	0.45
Total	310	$155,181,620.58	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1B is expected to be approximately 708. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	160	$ 68,545,512.05	44.17%
Cash-out	87	48,009,070.20	30.94
Rate / Term Refinance	62	38,352,969.33	24.71
Construction to Permanent	1	274,069.00	0.18
Total	310	$155,181,620.58	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	173	$ 91,452,874.22	58.93%
Planned Unit Development	58	29,430,118.30	18.96
Condotel	29	15,034,946.99	9.69
Condominium	34	12,571,584.31	8.10
Two- to Four-Family	15	5,502,096.76	3.55
Co-operative Unit	1	1,190,000.00	0.77
Total	310	$155,181,620.58	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	211	$ 113,796,472.50	73.33%
Investment	60	21,288,243.49	13.72
Secondary	39	20,096,904.59	12.95
Total	310	$155,181,620.58	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Stated Documentation	101	$ 51,394,515.15	33.12%
No Income Verifier	71	31,168,972.25	20.09
Reduced	34	25,207,898.32	16.24
No Ratio	24	15,193,906.47	9.79
Full	28	10,336,790.48	6.66
No Documentation	19	9,026,920.59	5.82
Full Asset/Stated Income	13	5,226,827.84	3.37
Stated Income/Stated Asset	12	5,078,641.67	3.27
Alternative	2	1,073,481.49	0.69
No Income/No Assets Verifier	2	721,336.91	0.46
Asset Verification	3	642,392.43	0.41
Streamlined	1	109,936.98	0.07
Total	310	$155,181,620.58	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	114	$ 66,033,732.24	42.55%
Nevada	37	17,979,053.13	11.59
Florida	26	12,653,459.41	8.15
Washington	10	5,388,379.19	3.47
Colorado	7	5,137,563.45	3.31
New York	9	5,090,444.32	3.28
Arizona	11	5,063,968.37	3.26
New Jersey	7	4,164,111.73	2.68
Maryland	10	3,813,066.09	2.46
Utah	5	2,952,942.29	1.90
Oregon	4	2,127,000.00	1.37
Massachusetts	5	2,126,147.79	1.37
Montana	1	2,125,000.00	1.37
Connecticut	3	2,032,786.91	1.31
Virginia	4	1,989,819.54	1.28
Hawaii	3	1,893,653.81	1.22
Michigan	5	1,862,893.66	1.20
Texas	7	1,821,025.33	1.17
Illinois	6	1,348,421.01	0.87
Minnesota	3	1,280,000.00	0.82
Alabama	2	1,229,936.98	0.79
Rhode Island	2	1,144,467.74	0.74
Georgia	4	1,029,705.53	0.66
Missouri	4	1,006,857.52	0.65
North Carolina	5	922,514.90	0.59
Wyoming	1	579,996.10	0.37
South Carolina	3	571,277.13	0.37
Indiana	3	539,434.62	0.35
District of Columbia	1	279,050.95	0.18
Tennessee	1	221,900.00	0.14
Ohio	1	193,288.97	0.12
Delaware	1	171,615.47	0.11
New Mexico	1	112,214.84	0.07
Idaho	1	102,354.22	0.07
Pennsylvania	1	74,314.01	0.05
West Virginia	1	63,290.25	0.04
Iowa	1	55,933.08	0.04
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 8.95% of the Pool 1B Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	252	$ 136,677,330.65	88.08%
2.375	1	89,491.51	0.06
2.500	8	6,701,794.75	4.32
2.750	46	9,838,747.07	6.34
3.250	1	1,500,000.00	0.97
5.000	2	374,256.60	0.24
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1B is expected to be approximately 2.309%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.501 - 10.750	1	$ 485,764.00	0.31%
10.751 - 11.000	1	166,950.00	0.11
11.001 - 11.250	4	1,113,506.50	0.72
11.251 - 11.500	20	12,666,557.87	8.16
11.501 - 11.750	47	29,707,866.90	19.14
11.751 - 12.000	29	15,301,252.78	9.86
12.001 - 12.250	35	19,055,767.72	12.28
12.251 - 12.500	52	27,541,119.35	17.75
12.501 - 12.750	41	20,637,453.48	13.30
12.751 - 13.000	29	12,979,363.02	8.36
13.001 - 13.250	19	6,806,641.55	4.39
13.251 - 13.500	10	3,047,926.88	1.96
13.501 - 13.750	14	4,336,209.39	2.79
13.751 - 14.000	3	637,014.14	0.41
14.001 - 14.250	1	89,600.00	0.06
14.251 - 14.500	1	248,962.92	0.16
14.501 - 14.750	3	359,664.08	0.23
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1B is expected to be approximately 12.298%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
April 2008	2	$ 390,306.44	0.25%
September 2008	4	590,905.33	0.38
March 2009	1	549,525.00	0.35
June 2009	1	243,653.81	0.16
July 2009	1	204,000.00	0.13
August 2009	3	791,415.84	0.51
September 2009	19	6,954,946.12	4.48
October 2009	13	6,452,991.26	4.16
November 2009	24	12,634,606.62	8.14
December 2009	1	426,550.00	0.27
March 2011	1	221,900.00	0.14
July 2011	2	510,300.00	0.33
August 2011	4	904,649.37	0.58
September 2011	18	9,019,608.93	5.81
October 2011	35	18,758,039.94	12.09
November 2011	70	45,332,660.71	29.21
December 2011	12	7,107,168.51	4.58
January 2012	2	1,280,000.00	0.82
July 2013	1	79,586.91	0.05
August 2013	3	359,940.25	0.23
September 2013	5	1,019,705.70	0.66
October 2013	3	871,909.14	0.56
November 2013	10	4,478,150.25	2.89
December 2013	19	11,088,186.39	7.15
January 2014	22	12,844,710.65	8.28
September 2016	5	1,812,104.16	1.17
October 2016	16	4,600,641.96	2.96
November 2016	9	3,492,693.29	2.25
December 2016	2	1,210,000.00	0.78
January 2017	2	950,764.00	0.61
Total	310	$155,181,620.58	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1B is expected to be approximately 62 months.

ANNEX A-5:
CERTAIN CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

The following tables set forth certain information of the Pool 2 Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	2	$ 157,468.46	0.11%
100,000.01 - 200,000.00	15	1,992,548.43	1.38
200,000.01 - 300,000.00	15	3,797,738.25	2.63
300,000.01 - 400,000.00	12	4,177,697.91	2.90
400,000.01 - 500,000.00	101	46,741,100.71	32.41
500,000.01 - 600,000.00	63	34,477,731.99	23.91
600,000.01 - 700,000.00	36	23,040,180.64	15.98
700,000.01 - 800,000.00	11	8,350,456.73	5.79
800,000.01 - 900,000.00	9	7,650,048.32	5.30
900,000.01 - 1,000,000.00	6	5,892,528.83	4.09
1,000,000.01 - 1,100,000.00	2	2,194,723.92	1.52
1,100,000.01 - 1,200,000.00	1	1,150,000.00	0.80
1,200,000.01 - 1,300,000.00	1	1,284,000.00	0.89
1,300,000.01 - 1,400,000.00	1	1,319,178.94	0.91
1,500,000.01 - 2,000,000.00	1	2,000,000.00	1.39
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $522,555.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.501 - 4.750	1	$ 464,775.00	0.32%
4.751 - 5.000	3	1,366,993.78	0.95
5.001 - 5.250	3	1,226,502.09	0.85
5.251 - 5.500	7	3,411,531.22	2.37
5.501 - 5.750	11	5,263,505.51	3.65
5.751 - 6.000	35	17,604,103.87	12.21
6.001 - 6.250	105	57,031,482.08	39.54
6.251 - 6.500	110	57,336,309.58	39.75
6.501 - 6.750	1	520,200.00	0.36
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 6.197%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
341 - 345	1	$ 293,718.35	0.20%
346 - 350	1	486,801.15	0.34
351 - 355	33	17,430,101.89	12.09
356 - 360	241	126,014,781.74	87.37
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	1	$ 102,000.00	0.07%
30.01 - 40.00	3	2,218,600.00	1.54
50.01 - 60.00	10	6,947,414.82	4.82
60.01 - 70.00	27	15,258,859.23	10.58
70.01 - 75.00	25	14,142,503.38	9.81
75.01 - 80.00	201	102,547,061.41	71.10
80.01 - 85.00	1	204,493.78	0.14
85.01 - 90.00	4	1,572,143.91	1.09
90.01 - 95.00	3	938,608.25	0.65
95.01 - 100.00	1	293,718.35	0.20
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 76.12%.

Original Effective LTV(1)

Range of Original Effective Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	1	$ 102,000.00	0.07%
30.01 - 40.00	3	2,218,600.00	1.54
50.01 - 60.00	10	6,947,414.82	4.82
60.01 - 70.00	28	15,552,577.58	10.78
70.01 - 75.00	25	14,142,503.38	9.81
75.01 - 80.00	201	102,547,061.41	71.10
80.01 - 85.00	1	204,493.78	0.14
85.01 - 90.00	4	1,572,143.91	1.09
90.01 - 95.00	3	938,608.25	0.65
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Effective Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 76.06%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
621 - 640	5	$ 2,355,735.27	1.63%
641 - 660	11	4,969,873.73	3.45
661 - 680	35	19,749,678.34	13.69
681 - 700	36	18,295,229.31	12.69
701 - 720	43	23,104,733.77	16.02
721 - 740	43	19,770,205.78	13.71
741 - 760	43	22,425,575.61	15.55
761 - 780	34	19,750,037.41	13.69
781 - 800	19	10,510,775.07	7.29
801 - 820	7	3,293,558.84	2.28
Total	276	$144,225,403.13	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 724. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	144	$ 72,179,916.81	50.05%
Rate / Term Refinance	75	41,830,203.34	29.00
Cash-out	57	30,215,282.98	20.95
Total	276	$144,225,403.13	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	164	$ 83,363,260.77	57.80%
Planned Unit Development	75	43,057,135.02	29.85
Condominium	27	12,467,443.11	8.64
Two- to Four-Family	10	5,337,564.23	3.70
Total	276	$144,225,403.13	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	256	$ 135,886,266.64	94.22%
Investment	12	4,316,819.46	2.99
Secondary	8	4,022,317.03	2.79
Total	276	$144,225,403.13	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Stated Documentation	143	$ 79,154,765.25	54.88%
Reduced	41	23,099,333.33	16.02
Full	43	18,174,092.87	12.60
Full Asset/Stated Income	15	6,112,480.63	4.24
No Income Verifier	14	6,029,444.04	4.18
Alternative	5	2,531,275.33	1.76
No Documentation	5	2,407,531.75	1.67
Stated Income/Stated Asset	3	2,141,973.92	1.49
No Ratio	3	1,967,227.60	1.36
No Income/No Assets Verifier	2	1,075,278.41	0.75
Preferred	1	1,000,000.00	0.69
Simply Signature	1	532,000.00	0.37
Total	276	$144,225,403.13	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	177	$101,214,350.30	70.18%
Maryland	12	5,622,147.40	3.90
Florida	9	4,086,255.93	2.83
Virginia	8	3,959,532.04	2.75
Washington	7	2,924,599.20	2.03
Arizona	7	2,917,937.76	2.02
New York	5	2,618,113.39	1.82
Oregon	5	2,208,958.62	1.53
Pennsylvania	3	1,835,764.39	1.27
Connecticut	3	1,773,198.33	1.23
Michigan	6	1,752,500.00	1.22
Minnesota	3	1,471,402.76	1.02
Tennessee	5	1,388,180.96	0.96
Nevada	3	1,380,365.16	0.96
Ohio	3	1,150,669.61	0.80
Massachusetts	2	1,125,243.91	0.78
Illinois	1	1,100,000.00	0.76
Texas	3	906,999.99	0.63
Alabama	3	878,362.12	0.61
New Jersey	2	874,105.00	0.61
Georgia	1	799,273.81	0.55
Kentucky	1	562,350.00	0.39
Colorado	1	499,913.50	0.35
Delaware	1	449,858.00	0.31
Indiana	1	228,000.00	0.16
Wisconsin	1	150,575.00	0.10
Missouri	1	125,349.62	0.09
Idaho	1	122,796.33	0.09
Maine	1	98,600.00	0.07
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 1.77% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	261	$139,632,205.98	96.82%
2.275	1	177,253.47	0.12
2.500	1	133,785.88	0.09
2.750	10	2,849,957.81	1.98
2.875	1	520,200.00	0.36
3.250	1	440,000.00	0.31
3.500	1	471,999.99	0.33
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.270%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.501 - 9.750	1	$ 464,775.00	0.32%
9.751 - 10.000	3	1,366,993.78	0.95
10.001 - 10.250	3	1,226,502.09	0.85
10.251 - 10.500	7	3,411,531.22	2.37
10.501 - 10.750	10	5,143,543.51	3.57
10.751 - 11.000	33	16,682,991.34	11.57
11.001 - 11.250	99	54,351,514.42	37.69
11.251 - 11.500	94	51,329,463.12	35.59
11.501 - 11.750	2	640,162.00	0.44
11.751 - 12.000	2	921,112.53	0.64
12.001 - 12.250	6	2,679,967.66	1.86
12.251 - 12.500	16	6,006,846.46	4.16
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 11.265%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
August 2010	1	$ 293,718.35	0.20%
January 2011	1	486,801.15	0.34
June 2011	1	234,269.25	0.16
July 2011	1	471,999.99	0.33
August 2011	2	226,873.71	0.16
September 2011	29	16,496,958.94	11.44
October 2011	65	31,702,489.11	21.98
November 2011	143	80,184,766.49	55.60
December 2011	29	11,385,876.14	7.89
January 2012	3	2,246,650.00	1.56
February 2012	1	495,000.00	0.34
Total	276	$144,225,403.13	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 2 is expected to be approximately 57 months.

ANNEX A-6:
CERTAIN CHARACTERISTICS OF THE POOL 3 MORTGAGE LOANS

The following tables set forth certain information of the Pool 3 Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	6	$ 534,037.96	0.45%
100,000.01 - 200,000.00	72	10,496,774.05	8.76
200,000.01 - 300,000.00	40	10,002,091.25	8.35
300,000.01 - 400,000.00	24	8,554,874.18	7.14
400,000.01 - 500,000.00	53	24,076,837.28	20.10
500,000.01 - 600,000.00	32	17,513,144.25	14.62
600,000.01 - 700,000.00	21	13,571,967.76	11.33
700,000.01 - 800,000.00	19	14,257,229.51	11.90
800,000.01 - 900,000.00	6	5,110,970.44	4.27
900,000.01 - 1,000,000.00	6	5,701,380.06	4.76
1,100,000.01 - 1,200,000.00	2	2,261,000.00	1.89
1,200,000.01 - 1,300,000.00	1	1,218,750.00	1.02
1,400,000.01 - 1,500,000.00	3	4,500,000.00	3.76
1,500,000.01 - 2,000,000.00	1	2,000,000.00	1.67
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 3 is expected to be approximately $418,877.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	8	$ 2,735,366.52	2.28%
5.001 - 5.250	4	1,784,499.67	1.49
5.251 - 5.500	8	3,501,659.29	2.92
5.501 - 5.750	14	4,883,942.53	4.08
5.751 - 6.000	25	8,358,216.39	6.98
6.001 - 6.250	32	11,346,227.00	9.47
6.251 - 6.500	67	25,384,763.06	21.19
6.501 - 6.750	72	34,450,741.55	28.76
6.751 - 7.000	56	27,353,640.73	22.83
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 6.448%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
171 - 175	1	$ 127,561.28	0.11%
346 - 350	1	112,500.00	0.09
351 - 355	31	8,259,205.57	6.89
356 - 360	253	111,299,789.89	92.91
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 3 is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	3	$ 2,461,099.20	2.05%
30.01 - 40.00	4	3,115,829.22	2.60
40.01 - 50.00	8	2,963,476.62	2.47
50.01 - 60.00	27	13,031,486.10	10.88
60.01 - 70.00	35	19,834,687.79	16.56
70.01 - 75.00	48	20,530,020.28	17.14
75.01 - 80.00	151	55,558,232.44	46.38
80.01 - 85.00	2	520,900.00	0.43
85.01 - 90.00	5	1,035,266.10	0.86
90.01 - 95.00	2	279,749.70	0.23
95.01 - 100.00	1	468,309.29	0.39
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 3 is expected to be approximately 70.80%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Applicable	2	$ 737,829.22	0.62%
621 - 640	10	2,183,679.26	1.82
641 - 660	14	6,590,488.64	5.50
661 - 680	44	20,465,755.47	17.08
681 - 700	50	21,522,831.91	17.97
701 - 720	42	18,166,359.68	15.16
721 - 740	21	7,548,011.50	6.30
741 - 760	25	10,488,030.23	8.75
761 - 780	38	14,645,505.24	12.23
781 - 800	29	12,541,596.87	10.47
801 - 820	11	4,908,968.72	4.10
Total	286	$119,799,056.74	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 3 is expected to be approximately 719. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	111	$ 53,436,945.00	44.61%
Purchase	97	37,767,318.90	31.53
Rate / Term Refinance	78	28,594,792.84	23.87
Total	286	$119,799,056.74	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	194	$ 79,169,135.38	66.08%
Planned Unit Development	55	23,451,933.18	19.58
Condominium	30	14,012,196.90	11.70
Two- to Four-Family	7	3,165,791.28	2.64
Total	286	$119,799,056.74	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	246	$ 102,793,682.43	85.81%
Secondary	16	8,852,853.40	7.39
Investment	24	8,152,520.91	6.81
Total	286	$119,799,056.74	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full	121	$ 36,003,406.65	30.05%
No Income Verifier	54	33,151,664.62	27.67
Full Asset/Stated Income	31	12,225,545.06	10.21
No Ratio	20	11,997,859.53	10.01
Stated Documentation	25	10,539,537.42	8.80
No Documentation	17	9,466,623.24	7.90
Stated Income/Stated Asset	13	4,684,245.54	3.91
Simply Signature	1	629,600.00	0.53
No Income/No Assets Verifier	3	569,645.20	0.48
Streamlined	1	530,929.48	0.44
Total	286	$119,799,056.74	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	92	$ 51,341,023.76	42.86%
Michigan	37	7,954,836.83	6.64
Florida	19	7,921,552.69	6.61
New York	9	6,694,680.00	5.59
New Jersey	10	5,169,509.69	4.32
Maryland	12	5,016,208.97	4.19
Illinois	10	4,340,366.99	3.62
Arizona	13	4,296,608.66	3.59
Connecticut	6	3,062,200.00	2.56
Virginia	6	3,050,319.83	2.55
North Carolina	8	2,211,858.56	1.85
Georgia	10	2,203,938.72	1.84
Colorado	4	1,979,568.70	1.65
Ohio	5	1,744,324.40	1.46
South Carolina	4	1,313,636.87	1.10
Nevada	3	1,278,100.00	1.07
Hawaii	1	1,155,000.00	0.96
Massachusetts	4	1,005,707.91	0.84
Idaho	1	920,500.00	0.77
Texas	5	853,731.65	0.71
Washington	3	841,212.00	0.70
Alabama	3	834,782.08	0.70
Iowa	3	782,720.57	0.65
Montana	2	564,525.00	0.47
Pennsylvania	1	551,200.00	0.46
Tennessee	3	468,099.46	0.39
Maine	1	425,000.00	0.35
Vermont	1	373,605.05	0.31
Missouri	2	265,070.15	0.22
West Virginia	1	216,300.00	0.18
Oklahoma	1	214,218.20	0.18
Wisconsin	1	171,000.00	0.14
Indiana	1	127,875.00	0.11
Nebraska	1	124,975.00	0.10
Kentucky	1	114,400.00	0.10
New Mexico	1	110,400.00	0.09
Kansas	1	100,000.00	0.08
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 2.84% of the Pool 3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	249	$ 103,328,126.33	86.25%
2.500	7	9,266,920.00	7.74
2.750	30	7,204,010.41	6.01
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 3 is expected to be approximately 2.299%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.751 - 10.000	8	$ 2,735,366.52	2.28%
10.001 - 10.250	4	1,784,499.67	1.49
10.251 - 10.500	6	2,554,950.00	2.13
10.501 - 10.750	12	4,123,542.53	3.44
10.751 - 11.000	26	8,468,616.39	7.07
11.001 - 11.250	29	9,324,547.00	7.78
11.251 - 11.500	58	22,980,208.18	19.18
11.501 - 11.750	65	33,291,779.27	27.79
11.751 - 12.000	40	22,753,881.41	18.99
12.001 - 12.250	3	2,021,680.00	1.69
12.251 - 12.500	11	3,351,264.17	2.80
12.501 - 12.750	8	1,808,962.28	1.51
12.751 - 13.000	16	4,599,759.32	3.84
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 11.560%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
April 2013	1	$ 112,500.00	0.09%
July 2013	1	166,900.00	0.14
August 2013	10	1,607,786.38	1.34
September 2013	21	6,612,080.47	5.52
October 2013	31	13,260,343.53	11.07
November 2013	52	25,722,958.77	21.47
December 2013	130	45,735,731.09	38.18
January 2014	38	25,195,756.50	21.03
February 2014	2	1,385,000.00	1.16
Total	286	$119,799,056.74	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 3 is expected to be approximately 82 months.

ANNEX B:
PRINCIPAL AMOUNT DECREMENT TABLES

Structuring Assumptions

The following assumptions (the “Structuring Assumptions”) were used in constructing the tables set forth in this Annex B: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in March 2007, (ii) the Mortgage Loans prepay at the indicated percentages of CPR or CPB, as applicable, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act, (iv) the Originators and the Seller are not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in March 2007 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in February 2007 and include 30 days’ interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xvii) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its amortization term (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under “Description of the Certificates — Certificate Interest Rates” in this prospectus supplement, (x) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xi) except when noted below, no exercise of any optional clean-up redemption will occur, (xii) the Closing Date of the sale of the Offered Certificates is February 28, 2007, (xiii) the Six-Month LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and semi-annually thereafter, and the 1-Year CMT and 1-Year LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and annually thereafter, (xiv) the level of One-Month LIBOR, Six-Month LIBOR, 1-Year LIBOR and 1-Year CMT remain constant at 5.320%, 5.401%, 5.440%, and 5.090%, respectively, (xv) the Fixed Swap Payment is calculated based on a schedule, a copy of which is attached hereto as Annex C and no Swap Termination Payment is made, (xvi) all Net Swap Payments will be made to the Interest Distribution Amount for Pool 1, (xvii) the Pool 1 Overcollateralization Floor will at all times be equal to the product of (a) 0.50% and (b) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date and (xviii) the Mortgage Loans are aggregated into assumed Mortgage Loans having the characteristics set forth below.

Assumed Mortgage Loan Characteristics

For purposes of constructing the tables set forth in this Annex B, the Mortgage Loans were assumed to have the following characteristics:

Pool	Principal Balance ($)	Index (1)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Term (2)	Original Amortization Term	Age (3)	Original Interest-only Period (Months)	Margin (%)	Maximum Mortgage Rate (%)	MTR (4)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Step-Up (5)

1A	265,500.00	CMT	6.750000	6.491000	360	360	4	120	2.750	11.750	116	5.000	2.000	N/A
1A	84,828.23	LM6	8.500000	8.241000	360	360	6	0	2.250	13.500	114	5.000	1.000	N/A
1A	348,000.00	LM6	6.750000	6.491000	360	360	4	60	2.250	12.750	56	6.000	2.000	N/A
1A	485,000.00	LM6	7.387113	7.128113	360	360	5	120	2.250	12.387	115	5.000	1.000	N/A
1A	600,300.00	LM6	6.963372	6.579372	360	360	5	120	3.006	12.963	19	2.797	1.203	N/A
1A	708,000.00	LM6	6.250000	5.866000	360	360	4	120	2.500	12.250	20	3.000	1.000	N/A
1A	258,925.33	LM6	6.625000	6.241000	360	360	4	0	2.250	12.625	32	5.000	1.000	N/A
1A	304,692.18	LM6	6.375000	5.991000	360	480	4	0	2.250	12.375	32	5.000	1.000	N/A
1A	4,877,973.12	LM6	6.827337	6.443337	360	360	5	120	2.250	12.827	31	5.000	1.000	N/A
1A	5,557,487.25	LM6	6.720943	6.336943	360	360	4	120	2.250	12.721	32	5.000	1.000	N/A
1A	7,173,600.00	LM6	6.750014	6.366014	360	360	3	120	2.250	12.750	33	5.000	1.000	N/A
1A	73,687.28	LM6	9.125000	8.866000	360	360	7	0	4.250	15.125	53	6.000	2.000	N/A
1A	73,728.50	LM6	9.125000	8.866000	360	360	6	0	4.250	15.125	54	6.000	2.000	N/A
1A	176,741.72	LM6	7.250000	6.991000	360	360	4	0	2.250	13.250	56	6.000	2.000	N/A
1A	1,020,504.06	LM6	7.336846	7.077846	360	360	3	0	2.578	12.993	57	5.656	1.656	N/A
1A	159,745.94	LM6	7.625000	7.366000	360	480	3	0	2.250	12.625	57	5.000	1.000	N/A
1A	2,949,850.00	LM6	6.956390	6.697390	360	360	5	120	2.250	11.956	55	5.000	1.000	N/A
1A	7,967,659.48	LM6	7.016001	6.757001	360	360	4	120	2.250	12.234	56	5.218	1.218	N/A
1A	12,295,022.77	LM6	6.937708	6.678708	360	360	3	120	2.250	12.237	57	5.299	1.190	N/A
1A	198,248.56	LM6	7.375000	7.116000	360	480	3	0	2.250	12.375	81	5.000	1.000	N/A
1A	562,300.00	LM6	7.026676	6.767676	360	360	4	120	2.250	12.027	80	5.000	1.000	N/A
1A	185,000.00	LM6	7.000000	6.741000	360	360	3	120	2.250	12.000	81	5.000	1.000	N/A
1A	129,636.87	LM6	6.375000	5.991000	360	360	3	0	2.500	12.375	21	3.000	1.000	N/A
1A	225,760.00	LM6	7.125000	6.741000	360	360	5	24	2.250	13.125	19	3.000	1.000	N/A
1A	196,547.53	LM6	7.375000	7.116000	360	360	3	0	2.250	13.375	57	6.000	2.000	N/A
1A	448,719.49	LM6	7.000000	6.741000	360	360	6	120	2.250	12.000	114	6.000	2.000	N/A
1A	746,400.00	LM6	6.732315	6.473315	360	360	5	120	2.250	12.113	115	5.380	1.380	N/A
1A	2,287,995.80	LM6	6.682124	6.423124	360	360	4	120	2.250	12.682	116	6.000	2.000	N/A
1A	2,139,550.00	LM6	6.666294	6.407294	360	360	3	120	2.250	11.666	117	5.000	1.000	N/A
1A	120,000.00	LM6	7.000000	6.741000	360	360	2	120	2.250	13.000	118	6.000	2.000	N/A
1A	223,158.34	LM6	7.500000	7.116000	360	360	5	0	2.625	13.500	19	3.000	1.000	N/A
1A	1,397,874.93	LM6	6.688753	6.304753	360	360	5	120	2.500	12.689	19	3.000	1.000	N/A
1A	2,054,759.86	LM6	6.445351	6.061351	360	360	4	120	2.500	12.445	20	3.000	1.000	N/A
1A	851,200.00	LM6	6.464756	6.080756	360	360	3	120	2.500	12.465	21	3.000	1.000	N/A
1A	618,635.65	LM6	6.848946	6.464946	360	360	5	0	2.250	12.849	31	5.000	1.000	N/A
1A	247,437.67	LM6	8.875000	8.491000	360	360	4	0	5.000	14.875	32	2.000	1.000	N/A
1A	171,408.12	LM6	6.250000	5.866000	360	360	3	0	2.250	12.250	33	5.000	1.000	N/A
1A	639,183.33	LM6	6.625000	6.241000	360	480	3	0	2.250	12.625	33	5.000	1.000	N/A
1A	3,376,981.86	LM6	6.730416	6.346416	360	360	5	120	2.250	12.730	31	5.000	1.000	N/A
1A	3,885,951.95	LM6	6.632731	6.248731	360	360	4	120	2.250	12.633	32	5.000	1.000	N/A
1A	3,561,386.66	LM6	6.612161	6.228161	360	360	3	120	2.250	12.612	33	5.000	1.000	N/A
1A	180,839.87	LM6	7.250000	6.991000	360	360	8	0	2.250	12.250	52	5.000	1.000	N/A
1A	880,067.77	LM6	6.964240	6.705240	360	360	5	0	2.250	11.964	55	5.000	1.000	N/A
1A	1,128,006.83	LM6	6.976862	6.717862	360	360	4	0	2.250	11.977	56	5.000	1.000	N/A
1A	1,355,725.23	LM6	7.584639	7.325639	360	360	3	0	2.637	13.359	57	5.775	1.775	N/A
1A	199,753.48	LM6	6.750000	6.491000	360	480	3	0	2.250	11.750	57	5.000	1.000	N/A
1A	221,500.00	LM6	7.875000	7.616000	360	360	5	60	3.500	13.875	55	6.000	2.000	N/A
1A	125,800.00	LM6	7.625000	7.366000	360	360	2	60	2.250	12.625	58	5.000	1.000	N/A
1A	729,600.00	LM6	6.875000	6.616000	360	360	7	120	2.250	11.875	53	5.000	1.000	N/A
1A	774,398.66	LM6	7.240959	6.981959	360	360	6	120	2.532	12.466	54	5.225	1.225	N/A
1A	8,179,765.09	LM6	7.040335	6.781335	360	360	5	120	2.362	12.124	55	5.083	1.083	N/A
1A	10,142,206.93	LM6	6.921692	6.662692	360	360	4	120	2.275	12.070	56	5.149	1.139	N/A
1A	7,990,522.05	LM6	6.874717	6.615717	360	360	3	120	2.250	11.999	57	5.125	1.125	N/A
1A	1,003,220.49	LM6	7.115129	6.856129	360	360	5	120	2.250	12.115	79	5.000	1.000	N/A
1A	415,932.58	LM6	7.437510	7.178510	360	360	4	120	2.250	12.438	80	5.000	1.000	N/A
1A	656,100.00	LM6	7.435776	7.176776	360	360	3	120	2.250	12.436	81	5.000	1.000	N/A
1A	596,000.00	LM6	6.750000	6.541000	360	360	4	120	2.250	12.750	56	6.000	2.000	0.175
1A	632,000.00	LM6	6.500000	6.291000	360	360	3	120	2.250	12.500	57	6.000	2.000	0.175
1A	532,132.10	LM6	6.750000	6.541000	360	360	5	120	2.250	11.750	55	5.000	1.000	0.175
1A	1,010,000.00	LM6	6.750000	6.541000	360	360	4	120	2.527	12.750	56	6.000	2.000	0.175
1A	1,219,846.98	LM6	6.700599	6.491599	360	360	3	120	2.549	12.701	57	6.000	2.000	0.175
1A	480,000.00	LM6	6.875000	6.666000	360	360	4	120	2.250	12.875	56	6.000	2.000	0.175
1A	448,000.00	LM6	6.750000	6.541000	360	360	3	120	2.250	12.750	57	6.000	2.000	0.175
1A	425,493.71	LM6	7.195739	6.936739	360	360	5	0	2.250	12.554	115	5.359	1.359	N/A
1A	1,379,415.55	LM6	7.120169	6.861169	360	360	4	0	2.250	13.120	116	6.000	2.000	N/A
1A	500,531.53	LM6	6.897918	6.638918	360	360	3	0	2.250	12.794	117	6.000	2.000	N/A
1A	67,425.00	LM6	8.000000	7.741000	360	360	7	120	2.250	13.000	113	5.000	1.000	N/A
1A	3,741,414.78	LM6	7.254550	6.995550	360	360	5	120	2.250	12.611	115	5.356	1.356	N/A
1A	4,735,151.65	LM6	6.990111	6.731111	360	360	4	120	2.250	12.815	116	5.825	1.825	N/A
1A	926,800.00	LM6	7.836912	7.577912	360	360	3	120	2.250	12.837	117	5.000	1.000	N/A
1A	753,096.00	LM6	6.907449	6.648449	360	360	2	120	2.250	12.907	118	6.000	2.000	N/A
1A	244,000.00	LM6	7.067623	6.808623	360	360	1	120	2.250	13.068	119	6.000	2.000	N/A
1A	2,684,239.78	LM6	6.628848	6.244848	360	360	5	120	2.500	12.629	19	3.000	1.000	N/A
1A	544,600.00	LM6	7.099201	6.715201	360	360	4	120	2.500	13.099	20	3.000	1.000	N/A
1A	1,744,000.00	LM6	6.762041	6.378041	360	360	3	120	2.500	12.762	21	3.000	1.000	N/A
1A	171,602.86	LM6	7.500000	7.116000	360	480	6	0	2.250	13.500	30	5.000	1.000	N/A
1A	123,419.62	LM6	6.375000	5.991000	360	360	5	0	2.250	12.375	31	5.000	1.000	N/A
1A	279,441.27	LM6	6.875000	6.491000	360	480	5	0	2.250	12.875	31	5.000	1.000	N/A
1A	790,421.30	LM6	7.759031	7.375031	360	360	4	0	4.385	13.759	32	2.671	1.776	N/A
1A	722,094.24	LM6	6.688579	6.304579	360	360	3	0	2.250	12.689	33	5.000	1.000	N/A
1A	799,500.00	LM6	6.535319	6.151319	360	360	3	36	5.000	12.535	33	2.000	2.000	N/A
1A	277,997.12	LM6	6.375000	5.991000	360	360	9	120	2.625	11.375	27	3.000	1.000	N/A
1A	639,999.80	LM6	6.875000	6.491000	360	360	7	120	2.250	12.875	29	5.000	1.000	N/A
1A	1,889,799.53	LM6	7.510424	7.126424	360	360	6	120	2.250	13.443	30	4.866	1.000	N/A
1A	19,898,428.32	LM6	6.840729	6.456729	360	360	5	120	2.250	12.841	31	5.000	1.000	N/A
1A	16,197,220.05	LM6	6.666124	6.282124	360	360	4	120	2.250	12.590	32	4.847	1.000	N/A
1A	20,069,709.17	LM6	6.613230	6.229230	360	360	3	120	2.664	12.613	33	4.548	1.151	N/A
1A	1,354,900.00	LM6	6.899559	6.515559	360	360	2	120	3.468	12.342	34	2.557	1.443	N/A
1A	104,858.16	LM6	6.750000	6.491000	360	360	8	0	2.500	11.750	52	5.000	1.000	N/A
1A	314,608.14	LM6	8.375000	8.116000	360	360	6	0	2.250	13.375	54	5.000	1.000	N/A
1A	1,590,853.28	LM6	7.534066	7.275066	360	360	5	0	2.319	12.644	55	5.110	1.110	N/A
1A	936,709.14	LM6	7.038371	6.779371	360	480	5	0	2.250	12.038	55	5.000	1.000	N/A
1A	2,754,528.08	LM6	7.642131	7.383131	360	360	4	0	2.284	12.744	56	5.102	1.098	N/A
1A	415,500.91	LM6	7.875000	7.616000	360	480	4	0	2.250	12.875	56	5.000	1.000	N/A
1A	4,978,244.95	LM6	7.728697	7.469697	360	360	3	0	2.588	13.507	57	5.779	1.753	N/A
1A	463,447.61	LM6	6.875000	6.616000	360	480	3	0	2.250	11.875	57	5.000	1.000	N/A
1A	3,056,233.57	LM6	7.090385	6.831385	360	360	2	0	2.378	12.453	58	5.362	1.362	N/A
1A	440,000.00	LM6	7.000000	6.741000	360	360	5	60	2.250	13.000	55	6.000	2.000	N/A
1A	5,286,500.00	LM6	7.480759	7.221759	360	360	4	60	2.383	12.948	56	5.468	1.468	N/A
1A	2,054,000.00	LM6	6.781402	6.522402	360	360	3	60	2.250	12.781	57	6.000	2.000	N/A
1A	112,000.00	LM6	6.750000	6.491000	360	360	13	120	2.250	12.750	47	6.000	2.000	N/A
1A	555,702.02	LM6	6.875000	6.616000	360	360	10	120	2.250	11.875	50	5.000	1.000	N/A
1A	116,800.00	LM6	8.500000	8.241000	360	360	8	120	2.250	13.500	52	5.000	1.000	N/A
1A	1,355,679.74	LM6	7.237263	6.978263	360	360	6	120	2.250	12.237	54	5.000	1.000	N/A
1A	21,710,850.77	LM6	6.893173	6.634173	360	360	5	120	2.250	11.893	55	5.000	1.000	N/A
1A	535,150.00	LM6	7.125000	6.916000	360	360	5	120	2.250	13.125	55	6.000	2.000	0.175
1A	37,357,616.99	LM6	7.002911	6.743911	360	360	4	120	2.275	12.131	56	5.128	1.123	N/A
1A	1,124,000.00	LM6	6.914146	6.705146	360	360	4	120	2.250	12.914	56	6.000	2.000	0.175
1A	26,788,389.29	LM6	6.884846	6.625846	360	360	3	120	2.258	12.034	57	5.150	1.109	N/A
1A	440,000.00	LM6	6.500000	6.291000	360	360	3	120	2.250	12.500	57	6.000	2.000	0.175
1A	4,527,425.00	LM6	6.696311	6.437311	360	360	2	120	2.250	12.584	58	5.887	1.887	N/A
1A	1,779,992.00	LM6	6.742977	6.483977	360	360	1	120	2.368	12.271	59	5.528	1.528	N/A
1A	888,190.00	LM6	7.704224	7.445224	360	360	4	84	2.250	13.235	80	5.531	1.531	N/A
1A	586,981.70	LM6	7.521094	7.262094	360	360	6	120	2.250	13.521	78	6.000	2.000	N/A
1A	994,790.99	LM6	7.163311	6.904311	360	360	5	120	2.250	12.163	79	5.000	1.000	N/A
1A	1,412,682.65	LM6	7.432047	7.173047	360	360	4	120	2.250	12.492	80	5.059	1.059	N/A
1A	1,389,700.00	LM6	7.151094	6.892094	360	360	3	120	2.250	12.151	81	5.000	1.000	N/A
1A	234,400.00	LM6	7.000000	6.741000	360	360	2	120	2.250	12.000	82	5.000	1.000	N/A
1A	340,246.50	LY1	8.239137	7.855137	360	360	5	0	2.750	14.239	31	2.000	2.000	N/A
1A	582,130.00	LY1	6.950711	6.566711	360	360	9	120	2.750	12.951	27	2.000	2.000	N/A
1A	106,330.00	LY1	7.125000	6.741000	360	360	8	120	2.750	13.125	28	2.000	2.000	N/A
1A	349,725.00	LY1	6.935154	6.551154	360	360	5	120	2.750	12.935	31	2.000	2.000	N/A
1A	83,930.00	LY1	6.875000	6.491000	360	360	4	120	2.750	12.875	32	2.000	2.000	N/A
1A	179,144.66	LY1	7.250000	6.991000	360	360	6	0	2.250	12.250	54	5.000	2.000	N/A
1A	405,357.96	LY1	8.380453	8.121453	360	360	4	0	2.250	13.380	56	5.000	2.000	N/A
1A	160,500.00	LY1	8.375000	8.116000	360	360	3	60	2.250	13.375	57	5.000	2.000	N/A
1A	429,738.44	LY1	6.875000	6.666000	360	360	4	0	2.250	11.875	56	5.000	2.000	0.175
1A	470,000.00	LY1	7.125000	6.916000	360	360	4	60	2.250	12.125	56	5.000	2.000	0.175
1A	11,781,523.22	LY1	6.752414	6.543414	360	360	3	120	2.250	11.752	57	5.000	2.000	0.175
1A	680,000.00	LY1	8.375000	8.166000	360	360	5	120	2.250	13.375	55	5.000	2.000	0.175
1A	2,059,960.19	LY1	7.060686	6.851686	360	360	3	120	2.250	12.061	57	5.000	2.000	0.175
1A	558,429.80	LY1	6.625000	6.416000	360	360	3	0	2.250	11.625	57	5.000	2.000	0.175
1A	624,000.00	LY1	7.500000	7.291000	360	360	3	120	2.250	12.500	57	5.000	2.000	0.175
1A	519,751.82	LY1	6.750000	6.541000	360	360	2	120	2.250	11.750	58	5.000	2.000	0.175
1A	74,995.99	LY1	7.625000	7.366000	360	360	3	0	2.250	12.625	117	5.000	2.000	N/A
1A	463,592.57	LY1	7.750000	7.491000	360	360	2	0	2.250	12.750	118	5.000	2.000	N/A
1A	429,975.00	LY1	6.893075	6.634075	360	360	6	120	2.250	11.893	114	5.000	2.000	N/A
1A	161,991.00	LY1	8.375000	8.116000	360	360	5	120	2.250	13.375	115	5.000	2.000	N/A
1A	1,660,365.94	LY1	6.794806	6.535806	360	360	4	120	2.250	11.795	116	5.000	2.000	N/A
1A	3,758,715.31	LY1	7.672093	7.413093	360	360	3	120	2.250	12.672	117	5.000	2.000	N/A
1A	4,887,150.00	LY1	7.422456	7.163456	360	360	2	120	2.250	12.422	118	5.000	2.000	N/A
1A	2,654,700.00	LY1	7.218970	6.959970	360	360	1	120	2.250	12.219	119	5.000	2.000	N/A
1A	1,168,450.00	LY1	7.916487	7.657487	360	360	0	120	2.250	12.916	120	5.000	2.000	N/A
1A	105,981.29	LY1	7.125000	6.741000	360	360	6	0	2.750	13.125	18	2.000	2.000	N/A
1A	2,590,399.34	LY1	7.434778	7.050778	360	360	5	0	2.727	13.435	31	2.000	2.000	N/A
1A	314,805.20	LY1	6.226710	5.842710	360	360	4	0	2.250	12.072	32	2.000	2.000	N/A
1A	87,723.03	LY1	5.750000	5.491000	360	360	3	0	2.250	11.750	33	2.000	2.000	N/A
1A	239,509.42	LY1	5.875000	5.491000	360	360	2	0	2.250	11.875	34	2.000	2.000	N/A
1A	271,920.00	LY1	7.500000	7.116000	360	360	7	120	2.750	13.500	29	2.000	2.000	N/A
1A	90,000.00	LY1	8.250000	7.866000	360	360	6	120	2.750	14.250	30	2.000	2.000	N/A
1A	1,265,145.00	LY1	7.094991	6.710991	360	360	5	120	2.750	13.095	31	2.000	2.000	N/A
1A	556,537.00	LY1	7.194377	6.810377	360	360	4	120	2.314	13.194	32	2.000	2.000	N/A
1A	149,774.48	LY1	5.500000	5.116000	360	360	3	120	2.250	11.500	33	2.000	2.000	N/A
1A	165,767.65	LY1	7.542604	7.283604	360	360	7	0	2.750	13.543	53	6.000	2.000	N/A
1A	806,902.31	LY1	7.252716	6.993716	360	360	6	0	2.536	12.825	54	5.573	2.000	N/A
1A	2,603,259.31	LY1	7.613944	7.309196	360	360	5	0	2.659	13.248	55	5.634	2.000	N/A
1A	605,836.47	LY1	6.625000	6.366000	360	360	4	0	2.750	12.625	56	6.000	2.000	N/A
1A	1,176,324.34	LY1	7.065875	6.856875	360	360	3	0	2.250	12.066	57	5.000	2.000	0.175
1A	971,277.66	LY1	7.250000	6.991000	360	360	2	0	2.250	12.250	58	5.000	2.000	N/A
1A	439,311.43	LY1	7.250000	7.041000	360	360	2	0	2.250	12.250	58	5.000	2.000	0.175
1A	1,098,381.17	LY1	7.222352	6.963352	360	360	1	0	2.250	12.222	59	5.000	2.000	N/A
1A	439,200.00	LY1	7.500000	7.241000	360	360	0	0	2.250	12.500	60	5.000	2.000	N/A
1A	812,000.00	LY1	7.499384	7.152946	360	360	6	60	2.425	12.499	54	5.000	2.000	N/A
1A	999,700.00	LY1	7.228656	6.917178	360	360	4	60	2.355	12.229	56	5.000	2.000	N/A
1A	1,142,000.00	LY1	7.134194	6.925194	360	360	4	60	2.250	12.134	56	5.000	2.000	0.175
1A	1,853,816.00	LY1	6.701766	6.442766	360	360	3	60	2.250	11.702	57	5.000	2.000	N/A
1A	3,407,871.50	LY1	7.069061	6.860061	360	360	3	60	2.250	12.069	57	5.000	2.000	0.175
1A	1,100,000.00	LY1	6.625000	6.366000	360	360	1	60	2.250	11.625	59	5.000	2.000	N/A
1A	395,943.95	LY1	7.319541	7.060541	360	360	9	120	2.250	12.320	51	5.000	2.000	N/A
1A	140,010.00	LY1	6.625000	6.366000	360	360	8	120	2.750	12.625	52	6.000	2.000	N/A
1A	357,914.42	LY1	7.500000	7.241000	360	360	7	120	2.750	13.500	53	6.000	2.000	N/A
1A	147,957.80	LY1	6.875000	6.616000	360	360	6	120	2.750	12.875	54	6.000	2.000	N/A
1A	2,043,896.47	LY1	7.352930	7.093930	360	360	5	120	2.750	13.353	55	6.000	2.000	N/A
1A	324,394.75	LY1	7.702219	7.493219	360	360	5	120	2.250	13.702	55	6.000	2.000	0.175
1A	3,343,570.55	LY1	7.039008	6.780008	360	360	4	120	2.349	12.976	56	5.937	2.000	N/A
1A	2,400,531.14	LY1	6.789061	6.580061	360	360	4	120	2.350	11.789	56	5.000	2.000	0.175
1A	3,121,598.00	LY1	7.116270	6.857270	360	360	3	120	2.250	12.116	57	5.000	2.000	N/A
1A	27,348,135.61	LY1	7.030755	6.821755	360	360	3	120	2.250	12.031	57	5.000	2.000	0.175
1A	9,070,753.09	LY1	7.579847	7.320847	360	360	2	120	2.322	12.580	58	5.000	2.000	N/A
1A	9,865,857.82	LY1	7.357235	7.098235	360	360	1	120	2.365	12.357	59	5.000	2.000	N/A
1A	1,665,425.00	LY1	7.284310	7.025310	360	360	0	120	2.250	12.284	60	5.000	2.000	N/A
1A	192,534.34	LY1	7.000000	6.741000	360	360	6	0	2.750	13.000	78	6.000	2.000	N/A
1A	1,067,003.67	LY1	7.665518	7.406518	360	360	5	0	2.430	13.025	79	5.360	2.000	N/A
1A	1,153,702.79	LY1	7.804049	7.545049	360	360	4	0	2.250	12.804	80	5.000	2.000	N/A
1A	2,038,101.55	LY1	7.481972	7.222972	360	360	3	0	2.250	12.482	81	5.000	2.000	N/A
1A	2,862,963.22	LY1	7.135643	6.876643	360	360	2	0	2.250	12.136	82	5.000	2.000	N/A
1A	2,988,401.77	LY1	7.389057	7.130057	360	360	1	0	2.250	12.389	83	5.000	2.000	N/A
1A	528,750.00	LY1	6.812943	6.553943	360	360	12	84	2.250	11.813	72	5.000	2.000	N/A
1A	44,643.00	LY1	8.063000	7.679000	360	360	9	84	2.250	13.063	75	5.000	2.000	N/A
1A	648,000.00	LY1	8.000000	7.616000	360	360	3	84	2.500	13.000	81	5.000	2.000	N/A
1A	1,087,410.91	LY1	7.304305	7.045305	360	360	2	84	2.250	12.304	82	5.000	2.000	N/A
1A	1,212,840.89	LY1	7.439333	7.180333	360	360	7	120	2.495	12.930	77	5.491	2.000	N/A
1A	3,204,726.61	LY1	7.620254	7.361254	360	360	6	120	2.335	12.790	78	5.170	2.000	N/A
1A	3,255,208.38	LY1	7.380645	7.121645	360	360	5	120	2.532	12.945	79	5.564	2.000	N/A
1A	1,754,934.26	LY1	7.380298	7.121298	360	360	4	120	2.250	12.380	80	5.000	2.000	N/A
1A	30,159,730.39	LY1	7.326858	7.067858	360	360	3	120	2.328	12.327	81	5.000	2.000	N/A
1A	42,981,528.37	LY1	7.489883	7.230883	360	360	2	120	2.265	12.490	82	5.000	2.000	N/A
1A	40,126,027.29	LY1	7.455392	7.196392	360	360	1	120	2.276	12.455	83	5.000	2.000	N/A
1A	3,107,400.00	LY1	7.164502	6.905502	360	360	0	120	2.454	12.165	84	5.000	2.000	N/A
1B	416,954.16	CMT	6.375000	6.116000	360	360	5	120	2.250	11.375	115	5.000	2.000	N/A
1B	340,000.00	CMT	6.250000	5.991000	360	360	4	120	2.750	11.250	116	5.000	2.000	N/A
1B	315,992.43	CMT	5.625000	5.366000	360	360	22	0	2.750	11.625	14	2.000	2.000	N/A
1B	204,000.00	CMT	7.000000	6.741000	360	360	7	36	2.750	13.000	29	2.000	2.000	N/A
1B	122,400.00	CMT	7.375000	7.116000	360	360	5	120	2.750	13.375	31	2.000	2.000	N/A
1B	414,976.79	LM6	6.698599	6.439599	360	360	3	0	2.250	12.699	117	6.000	2.000	N/A
1B	177,480.74	LM6	6.375000	5.991000	360	360	5	120	2.500	12.375	19	3.000	1.000	N/A
1B	458,323.06	LM6	6.500000	6.116000	360	360	4	0	2.250	12.500	32	5.000	1.000	N/A
1B	549,525.00	LM6	6.250000	5.991000	360	360	11	120	2.250	12.250	25	5.000	1.000	N/A
1B	1,038,000.00	LM6	6.625000	6.241000	360	360	5	120	2.250	12.625	31	5.000	1.000	N/A
1B	995,974.87	LM6	6.622493	6.238493	360	360	4	120	2.250	12.622	32	5.000	1.000	N/A
1B	1,008,800.00	LM6	6.559774	6.175774	360	360	3	120	2.250	12.560	33	5.000	1.000	N/A
1B	342,797.74	LM6	7.000000	6.741000	360	480	5	0	2.250	12.000	55	5.000	1.000	N/A
1B	199,493.02	LM6	6.875000	6.616000	360	360	3	0	2.750	12.875	57	6.000	2.000	N/A
1B	100,800.00	LM6	7.250000	6.991000	360	360	3	60	2.250	12.250	57	6.000	2.000	N/A
1B	1,486,000.00	LM6	7.000000	6.741000	360	360	5	120	2.250	12.000	55	5.000	1.000	N/A
1B	512,000.00	LM6	6.500000	6.241000	360	360	4	120	2.250	11.500	56	5.000	1.000	N/A
1B	2,542,199.99	LM6	6.885552	6.626552	360	360	3	120	2.250	12.257	57	5.372	1.372	N/A
1B	294,893.96	LM6	8.000000	7.741000	360	360	5	0	2.250	13.000	79	5.000	1.000	N/A
1B	1,395,150.00	LM6	7.227113	6.968113	360	360	5	120	2.250	12.939	115	5.712	1.712	N/A
1B	809,818.19	LM6	7.103362	6.844362	360	360	4	120	2.250	12.239	116	5.136	1.136	N/A
1B	1,383,360.00	LM6	6.759632	6.500632	360	360	3	120	2.250	12.159	117	5.400	1.400	N/A
1B	193,288.97	LM6	7.625000	7.241000	360	360	5	0	2.250	13.625	31	5.000	1.000	N/A
1B	215,302.84	LM6	7.125000	6.741000	360	360	4	0	2.250	13.125	32	5.000	1.000	N/A
1B	509,639.99	LM6	6.625000	6.241000	360	360	3	0	2.250	12.625	33	5.000	1.000	N/A
1B	1,721,128.17	LM6	6.843013	6.459013	360	360	5	120	2.250	12.843	31	5.000	1.000	N/A
1B	572,800.00	LM6	7.500000	7.116000	360	360	4	120	2.250	13.500	32	5.000	1.000	N/A
1B	1,044,000.00	LM6	6.873563	6.489563	360	360	3	120	2.250	12.874	33	5.000	1.000	N/A
1B	254,858.12	LM6	6.625000	6.366000	360	360	5	0	2.250	11.625	55	5.000	1.000	N/A
1B	211,625.62	LM6	6.500000	6.241000	360	480	4	0	2.250	11.500	56	5.000	1.000	N/A
1B	956,878.95	LM6	7.188177	6.929177	360	360	3	0	2.699	13.188	57	6.000	2.000	N/A
1B	544,000.00	LM6	6.625000	6.366000	360	360	5	120	2.250	11.625	55	5.000	1.000	N/A
1B	3,793,300.00	LM6	6.760238	6.501238	360	360	3	120	2.250	11.760	57	5.000	1.000	N/A
1B	299,293.66	LM6	7.250000	6.991000	360	360	3	0	2.250	12.250	81	5.000	1.000	N/A
1B	488,000.00	LM6	6.875000	6.616000	360	360	3	120	2.250	11.875	57	5.000	1.000	N/A
1B	440,000.00	LM6	6.500000	6.291000	360	360	4	120	2.750	11.500	56	5.000	1.000	0.175
1B	900,000.00	LM6	7.375000	7.166000	360	360	4	120	2.250	13.375	56	6.000	2.000	0.175
1B	2,504,486.79	LM6	6.911630	6.652630	360	360	4	120	2.250	12.945	116	5.898	1.898	N/A
1B	622,400.00	LM6	7.125000	6.866000	360	360	3	120	2.250	12.125	117	5.000	1.000	N/A
1B	74,314.01	LM6	7.375000	6.991000	360	360	10	0	2.500	12.375	14	3.000	1.000	N/A
1B	89,491.51	LM6	8.625000	8.241000	360	480	5	0	2.375	13.625	19	3.000	1.000	N/A
1B	268,000.00	LM6	6.625000	6.241000	360	360	5	120	2.500	12.625	19	3.000	1.000	N/A
1B	281,855.75	LM6	7.000000	6.616000	360	480	5	0	2.250	13.000	31	5.000	1.000	N/A
1B	199,190.49	LM6	6.750000	6.366000	360	480	4	0	2.250	12.750	32	5.000	1.000	N/A
1B	1,666,322.78	LM6	6.862228	6.478228	360	360	3	0	2.531	12.862	33	5.591	2.000	N/A
1B	171,615.47	LM6	6.500000	6.116000	360	480	3	0	2.250	12.500	33	5.000	1.000	N/A
1B	1,674,289.28	LM6	6.595683	6.211683	360	360	5	120	2.250	12.596	31	5.000	1.000	N/A
1B	4,011,400.00	LM6	6.809555	6.425555	360	360	4	120	2.250	12.810	32	5.000	1.000	N/A
1B	5,305,900.00	LM6	6.527860	6.143860	360	360	3	120	2.364	12.528	33	5.055	1.055	N/A
1B	426,550.00	LM6	5.125000	4.741000	360	360	2	120	2.250	11.125	34	3.000	1.000	N/A
1B	219,626.61	LM6	7.500000	7.241000	360	360	5	0	2.250	12.500	55	5.000	1.000	N/A
1B	931,848.79	LM6	7.032559	6.773559	360	360	4	0	2.327	12.618	56	5.585	1.585	N/A
1B	250,821.34	LM6	6.625000	6.366000	360	480	4	0	2.250	11.625	56	5.000	1.000	N/A
1B	1,193,634.99	LM6	7.021654	6.762654	360	360	3	0	2.432	12.386	57	5.364	1.270	N/A
1B	205,669.54	LM6	7.125000	6.866000	360	360	2	0	2.250	12.125	58	5.000	1.000	N/A
1B	475,000.00	LM6	6.875000	6.616000	360	360	6	120	2.250	11.875	54	5.000	1.000	N/A
1B	5,169,017.22	LM6	7.266272	7.007272	360	360	5	120	2.333	12.432	55	5.166	1.166	N/A
1B	11,038,133.68	LM6	7.110864	6.851864	360	360	4	120	2.386	12.247	56	5.124	1.033	N/A
1B	675,000.00	LM6	7.125000	6.916000	360	360	4	120	2.250	13.125	56	6.000	2.000	0.175
1B	7,002,600.00	LM6	6.905310	6.646310	360	360	3	120	2.250	12.169	57	5.264	1.264	N/A
1B	750,000.00	LM6	6.750000	6.541000	360	360	3	120	2.250	12.750	57	6.000	2.000	0.175
1B	730,660.00	LM6	6.875000	6.616000	360	360	2	120	2.250	12.875	58	6.000	2.000	N/A
1B	275,947.41	LM6	7.500000	7.241000	360	360	4	120	2.250	12.500	80	5.000	1.000	N/A
1B	280,000.00	LM6	7.000000	6.741000	360	360	3	120	2.250	12.000	81	5.000	1.000	N/A
1B	100,800.00	LM6	7.000000	6.741000	360	360	2	120	2.250	12.000	82	5.000	1.000	N/A
1B	308,665.85	LY1	7.750000	7.366000	360	360	6	0	2.750	13.750	30	2.000	2.000	N/A
1B	152,550.00	LY1	7.000000	6.741000	360	360	7	120	2.750	13.000	53	6.000	2.000	N/A
1B	499,999.99	LY1	6.875000	6.666000	360	360	4	60	2.250	11.875	56	5.000	2.000	0.175
1B	6,348,425.60	LY1	6.623242	6.414242	360	360	3	120	2.250	11.623	57	5.000	2.000	0.175
1B	712,500.00	LY1	7.125000	6.916000	360	360	2	120	2.250	12.125	58	5.000	2.000	0.175
1B	600,000.00	LY1	6.625000	6.416000	360	360	3	120	2.250	11.625	57	5.000	2.000	0.175
1B	3,886,400.00	LY1	6.957843	6.748843	360	360	3	120	2.250	11.958	57	5.000	2.000	0.175
1B	946,336.98	LY1	6.575265	6.316265	360	360	4	120	2.250	11.575	116	5.000	2.000	N/A
1B	1,071,956.50	LY1	6.833629	6.574629	360	360	3	120	2.250	11.834	117	5.000	2.000	N/A
1B	1,210,000.00	LY1	6.469525	6.210525	360	360	2	120	2.250	11.470	118	5.000	2.000	N/A
1B	950,764.00	LY1	6.055675	5.796675	360	360	1	120	2.250	11.056	119	5.000	2.000	N/A
1B	55,933.08	LY1	7.000000	6.616000	360	360	5	0	2.750	13.000	19	2.000	2.000	N/A
1B	243,653.81	LY1	8.000000	7.616000	360	360	8	0	2.250	14.000	28	2.000	2.000	N/A
1B	617,033.95	LY1	7.184446	6.800446	360	360	5	0	2.750	13.184	31	2.000	2.000	N/A
1B	736,328.38	LY1	6.255921	5.871921	360	360	3	0	2.250	12.256	33	3.562	2.000	N/A
1B	92,000.00	LY1	6.000000	5.616000	360	360	5	36	2.250	12.000	31	2.000	2.000	N/A
1B	482,749.99	LY1	7.517025	7.133025	360	360	6	120	2.464	13.517	30	2.000	2.000	N/A
1B	1,214,950.00	LY1	6.880432	6.496432	360	360	5	120	2.750	12.880	31	2.000	2.000	N/A
1B	2,192,000.00	LY1	6.791971	6.407971	360	360	3	120	2.427	12.792	33	2.000	2.000	N/A
1B	101,607.61	LY1	7.250000	6.991000	360	360	6	0	2.750	13.250	54	6.000	2.000	N/A
1B	627,059.24	LY1	7.721917	7.462917	360	360	5	0	2.750	13.722	55	6.000	2.000	N/A
1B	703,371.76	LY1	7.375000	7.166000	360	360	3	0	2.250	12.375	57	5.000	2.000	0.175
1B	300,000.00	LY1	7.500000	7.116000	360	360	4	60	2.500	12.500	56	5.000	2.000	N/A
1B	1,399,800.00	LY1	6.792399	6.583399	360	360	4	60	2.250	11.792	56	5.000	2.000	0.175
1B	1,333,000.00	LY1	6.625000	6.416000	360	360	3	60	2.250	11.625	57	5.000	2.000	0.175
1B	221,900.00	LY1	7.750000	7.491000	360	360	11	120	2.750	13.750	49	6.000	2.000	N/A
1B	357,750.00	LY1	7.250000	6.991000	360	360	7	120	2.750	13.250	53	6.000	2.000	N/A
1B	328,041.76	LY1	6.717246	6.458246	360	360	6	120	2.750	12.717	54	6.000	2.000	N/A
1B	376,250.00	LY1	7.090116	6.831116	360	360	5	120	2.444	13.090	55	3.555	2.000	N/A
1B	406,310.52	LY1	6.703757	6.444757	360	360	4	120	2.250	12.704	56	6.000	2.000	N/A
1B	1,192,500.00	LY1	6.886268	6.677268	360	360	4	120	2.250	11.886	56	5.000	2.000	0.175
1B	3,509,173.94	LY1	7.369321	7.110321	360	360	3	120	2.350	12.369	57	5.000	2.000	N/A
1B	11,925,382.46	LY1	6.645351	6.436351	360	360	3	120	2.250	11.666	57	5.021	2.000	0.175
1B	4,211,100.00	LY1	6.922541	6.663541	360	360	2	120	2.250	11.923	58	5.000	2.000	N/A
1B	1,247,238.97	LY1	7.174613	6.965613	360	360	2	120	2.250	12.175	58	5.000	2.000	0.175
1B	1,280,000.00	LY1	7.121094	6.862094	360	360	1	120	2.250	12.121	59	5.000	2.000	N/A
1B	79,586.91	LY1	7.625000	7.366000	360	360	7	0	2.750	13.625	77	2.000	2.000	N/A
1B	63,290.25	LY1	7.125000	6.866000	360	360	6	0	2.750	13.125	78	6.000	2.000	N/A
1B	299,211.74	LY1	7.457240	7.198240	360	360	5	0	2.750	13.457	79	6.000	2.000	N/A
1B	451,856.59	LY1	7.414705	7.155705	360	360	3	0	2.250	12.415	81	5.000	2.000	N/A
1B	388,903.85	LY1	7.375000	7.116000	360	360	2	0	2.250	12.375	82	5.000	2.000	N/A
1B	727,459.72	LY1	7.500000	7.241000	360	360	1	0	2.250	12.500	83	5.000	2.000	N/A
1B	296,650.00	LY1	7.314322	7.055322	360	360	6	120	2.750	13.314	78	6.000	2.000	N/A
1B	425,600.00	LY1	7.373884	7.114884	360	360	5	120	2.750	13.374	79	4.679	2.000	N/A
1B	595,961.73	LY1	7.805784	7.546784	360	360	4	120	2.527	13.360	80	5.554	2.000	N/A
1B	3,447,000.00	LY1	7.382779	7.123779	360	360	3	120	2.376	12.383	81	5.000	2.000	N/A
1B	10,598,482.54	LY1	7.471912	7.212912	360	360	2	120	2.278	12.472	82	5.000	2.000	N/A
1B	12,117,250.93	LY1	7.460421	7.201421	360	360	1	120	2.250	12.460	83	5.000	2.000	N/A
2	564,749.39	CMT	6.250000	6.041000	360	360	3	0	2.750	11.250	57	5.000	2.000	0.175
2	293,718.35	CMT	5.750000	5.491000	360	360	18	60	2.750	10.750	42	5.000	2.000	N/A
2	568,000.00	LM6	6.500000	6.241000	360	360	4	120	2.250	12.500	56	6.000	2.000	N/A
2	177,253.47	LM6	6.375000	6.116000	360	360	3	0	2.275	12.375	57	6.000	1.000	N/A
2	280,000.00	LM6	6.250000	5.991000	360	360	3	60	2.250	12.250	57	6.000	2.000	N/A
2	1,212,000.00	LM6	6.125000	5.866000	360	360	5	120	2.250	11.125	55	5.000	1.000	N/A
2	3,387,199.50	LM6	6.240582	5.981582	360	360	4	120	2.250	11.241	56	5.000	1.000	N/A
2	5,879,625.52	LM6	6.304386	6.045386	360	360	3	120	2.250	11.412	57	5.107	1.073	N/A
2	159,219.36	LM6	6.282567	6.023567	360	360	4	0	2.250	11.283	56	5.000	1.000	N/A
2	239,513.27	LM6	6.500000	6.241000	360	480	4	0	2.250	11.500	56	5.000	1.000	N/A
2	240,260.56	LM6	6.250000	5.991000	360	360	3	0	2.250	11.250	57	5.000	1.000	N/A
2	351,467.10	LM6	6.000000	5.741000	360	480	3	0	2.250	11.000	57	5.000	1.000	N/A
2	471,999.99	LM6	6.500000	6.241000	360	360	7	120	3.500	11.500	53	5.000	1.000	N/A
2	7,385,769.67	LM6	6.337763	6.078763	360	360	5	120	2.250	11.338	55	5.000	1.000	N/A
2	7,277,965.86	LM6	6.221588	5.962588	360	360	4	120	2.250	11.222	56	5.000	1.000	N/A
2	8,777,297.99	LM6	6.300376	6.041376	360	360	3	120	2.250	11.300	57	5.000	1.000	N/A
2	501,900.10	LM6	6.375000	6.116000	360	360	4	120	2.250	11.375	56	5.000	1.000	N/A
2	434,286.51	LM6	6.422067	6.163067	360	360	4	0	2.250	11.422	56	5.000	1.000	N/A
2	2,409,693.05	LM6	6.230685	5.971685	360	360	3	0	2.250	12.173	57	5.942	1.942	N/A
2	878,700.00	LM6	6.437408	6.178408	360	360	4	60	2.751	11.937	56	5.499	1.499	N/A
2	573,500.00	LM6	6.500000	6.241000	360	360	3	60	2.250	12.500	57	6.000	2.000	N/A
2	7,116,045.44	LM6	6.281922	6.022922	360	360	5	120	2.250	11.282	55	5.000	1.000	N/A
2	12,945,316.76	LM6	6.166913	5.907913	360	360	4	120	2.268	11.219	56	5.052	1.052	N/A
2	29,478,163.44	LM6	6.274676	6.015676	360	360	3	120	2.250	11.310	57	5.036	1.036	N/A
2	1,880,000.00	LM6	6.247872	6.038872	360	360	3	120	2.250	12.248	57	6.000	2.000	0.175
2	7,839,316.64	LM6	5.763905	5.504905	360	360	2	120	2.250	10.764	58	5.000	1.000	N/A
2	500,000.00	LY1	6.375000	6.166000	360	360	4	120	2.250	11.375	56	5.000	2.000	0.175
2	5,493,552.60	LY1	6.281984	6.072984	360	360	3	120	2.250	11.282	57	5.000	2.000	0.175
2	1,067,913.50	LY1	5.898909	5.689909	360	360	2	120	2.250	10.899	58	5.000	2.000	0.175
2	1,970,995.07	LY1	6.339739	6.130739	360	360	3	120	2.250	11.340	57	5.000	2.000	0.175
2	484,000.00	LY1	6.125000	5.916000	360	360	3	60	2.250	11.125	57	5.000	2.000	0.175
2	532,000.00	LY1	6.000000	5.791000	360	360	3	120	2.250	11.000	57	5.000	2.000	0.175
2	104,408.71	LY1	6.375000	6.116000	360	360	6	0	2.750	12.375	54	6.000	2.000	N/A
2	381,931.83	LY1	6.500000	6.197214	360	360	5	0	2.662	12.150	55	5.650	2.000	N/A
2	551,273.14	LY1	6.113120	5.854120	360	360	4	0	2.250	11.113	56	5.000	2.000	N/A
2	451,066.67	LY1	6.500000	6.241000	360	360	3	0	2.250	11.500	57	5.000	2.000	N/A
2	647,943.04	LY1	6.250000	6.041000	360	360	3	0	2.250	11.250	57	5.000	2.000	0.175
2	486,801.15	LY1	6.250000	5.866000	360	360	13	60	2.250	11.250	47	5.000	2.000	N/A
2	1,094,723.92	LY1	5.750000	5.491000	360	360	4	60	2.250	10.750	56	5.000	2.000	N/A
2	600,000.00	LY1	6.000000	5.791000	360	360	4	60	2.250	11.000	56	5.000	2.000	0.175
2	2,981,225.00	LY1	5.917456	5.658456	360	360	3	60	2.250	10.917	57	5.000	2.000	N/A
2	2,669,920.00	LY1	5.967154	5.758154	360	360	3	60	2.250	10.967	57	5.000	2.000	0.175
2	532,000.00	LY1	6.375000	6.116000	360	360	2	60	2.250	11.375	58	5.000	2.000	N/A
2	234,269.25	LY1	5.750000	5.491000	360	360	8	120	2.250	10.750	52	5.000	2.000	N/A
2	122,465.00	LY1	6.250000	5.991000	360	360	6	120	2.750	12.250	54	6.000	2.000	N/A
2	401,212.00	LY1	6.275751	6.016751	360	360	5	120	2.750	12.276	55	6.000	2.000	N/A
2	1,051,388.29	LY1	6.023299	5.764299	360	360	4	120	2.250	11.320	56	5.297	2.000	N/A
2	1,513,002.40	LY1	6.199467	5.990467	360	360	4	120	2.464	11.199	56	5.000	2.000	0.175
2	3,461,748.60	LY1	6.147026	5.888026	360	360	3	120	2.250	11.147	57	5.000	2.000	N/A
2	10,880,304.99	LY1	6.091621	5.859193	360	360	3	120	2.280	11.092	57	5.000	2.000	0.175
2	1,946,646.00	LY1	6.049674	5.790674	360	360	2	120	2.250	11.050	58	5.000	2.000	N/A
2	2,246,650.00	LY1	6.278490	6.019490	360	360	1	120	2.250	11.278	59	5.000	2.000	N/A
2	495,000.00	LY1	6.250000	5.991000	360	360	0	120	2.250	11.250	60	5.000	2.000	N/A
3	628,000.00	LM6	6.750000	6.491000	360	360	5	120	2.250	11.750	79	5.000	1.000	N/A
3	579,800.00	LM6	6.625000	6.366000	360	360	4	120	2.250	11.625	80	5.000	1.000	N/A
3	1,560,000.00	LM6	6.875000	6.616000	360	360	4	84	2.250	12.875	80	6.000	2.000	N/A
3	469,600.00	LM6	6.625000	6.366000	360	360	5	120	2.250	11.625	79	5.000	1.000	N/A
3	2,160,395.81	LM6	6.754629	6.495629	360	360	4	120	2.250	11.755	80	5.000	1.000	N/A
3	3,164,816.08	LM6	6.357156	6.098156	360	360	3	120	2.250	11.357	81	5.000	1.000	N/A
3	151,156.65	LM6	6.625000	6.366000	360	360	6	0	2.250	11.625	78	6.000	2.000	N/A
3	247,383.47	LM6	6.750000	6.491000	360	480	6	0	2.250	11.750	78	5.000	1.000	N/A
3	423,263.57	LM6	6.358813	6.099813	360	360	4	0	2.250	11.359	80	5.000	1.000	N/A
3	537,000.00	LM6	6.750000	6.491000	360	360	5	84	2.250	12.750	79	6.000	2.000	N/A
3	1,253,950.00	LM6	6.575945	6.316945	360	360	4	84	2.250	12.576	80	6.000	2.000	N/A
3	289,584.65	LM6	6.500000	6.241000	360	360	6	120	2.250	12.500	78	6.000	2.000	N/A
3	430,000.00	LM6	6.875000	6.616000	360	360	5	120	2.250	11.875	79	5.000	1.000	N/A
3	1,938,016.37	LM6	6.599000	6.340000	360	360	4	120	2.250	11.926	80	5.327	1.327	N/A
3	5,784,639.37	LM6	6.245273	5.986273	360	360	3	120	2.250	11.328	81	5.083	1.083	N/A
3	28,189,623.70	LM6	5.969023	5.710023	360	360	2	120	2.250	10.996	82	5.027	1.027	N/A
3	668,000.00	LM6	6.125000	5.866000	360	360	1	120	2.250	12.125	83	6.000	2.000	N/A
3	127,561.28	LY1	6.375000	6.116000	180	180	5	0	2.750	12.375	79	6.000	2.000	N/A
3	323,793.20	LY1	6.839297	6.580297	360	360	6	0	2.750	12.839	78	6.000	2.000	N/A
3	1,227,325.34	LY1	6.211403	5.952403	360	360	5	0	2.750	12.211	79	6.000	2.000	N/A
3	373,605.05	LY1	6.875000	6.616000	360	360	4	0	2.750	12.875	80	6.000	2.000	N/A
3	518,649.30	LY1	6.750000	6.491000	360	360	3	0	2.250	11.750	81	5.000	2.000	N/A
3	778,619.84	LY1	6.625000	6.366000	360	360	2	0	2.250	11.625	82	5.000	2.000	N/A
3	2,853,951.20	LY1	6.567478	6.308478	360	360	1	0	2.250	11.567	83	5.000	2.000	N/A
3	840,000.00	LY1	6.375000	6.116000	360	360	5	84	2.750	12.375	79	6.000	2.000	N/A
3	1,840,849.48	LY1	6.534354	6.241000	360	360	4	84	2.319	11.534	80	5.000	2.000	N/A
3	1,466,099.67	LY1	5.061660	4.802660	360	360	3	84	2.250	10.062	81	5.000	2.000	N/A
3	547,250.00	LY1	6.875000	6.616000	360	360	2	84	2.250	11.875	82	5.000	2.000	N/A
3	112,500.00	LY1	6.625000	6.366000	360	360	10	120	2.750	12.625	74	6.000	2.000	N/A
3	166,900.00	LY1	6.875000	6.616000	360	360	7	120	2.750	12.875	77	6.000	2.000	N/A
3	595,868.41	LY1	6.757000	6.498000	360	360	6	120	2.750	12.757	78	6.000	2.000	N/A
3	2,352,593.85	LY1	6.674510	6.415510	360	360	5	120	2.750	12.675	79	6.000	2.000	N/A
3	3,130,463.25	LY1	6.321935	6.062935	360	360	4	120	2.423	11.668	80	5.346	2.000	N/A
3	14,788,754.35	LY1	6.621849	6.362849	360	360	3	120	2.301	11.622	81	5.000	2.000	N/A
3	16,220,237.55	LY1	6.726539	6.467539	360	360	2	120	2.268	11.727	82	5.000	2.000	N/A
3	21,673,805.30	LY1	6.706643	6.447643	360	360	1	120	2.303	11.707	83	5.000	2.000	N/A
3	1,385,000.00	LY1	6.875000	6.616000	360	360	0	120	2.250	11.875	84	5.000	2.000	N/A

(1)

LY1 = One Year Libor, LM6 = Six Month Libor, CMT = One Year CMT

(2)

Original Term (Months)

(3)

Age is the number of months the loan is seasoned as of the Cut-off Date.

(4)

MTR = months to next rate adjustment date

(5)

Percentage increase in servicing fee after the first rate adjustment date

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-A-1A Certificates						Class 1-A-2A Certificates						Class 1-A-3A Certificates						Class 1-A-1B Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2008	100	89	79	68	57	47	100	82	64	45	27	9	100	100	100	100	100	100	100	86	72	59	45	31
February 2009	100	80	62	46	32	20	100	65	34	7	0	0	100	100	100	100	49	0	100	74	50	30	12	0
February 2010	100	71	48	30	16	7	100	50	11	0	0	0	100	100	100	39	0	0	100	62	33	9	0	0
February 2011	100	63	38	22	12	6	99	37	0	0	0	0	100	100	83	0	0	0	99	52	20	0	0	0
February 2012	99	56	30	16	7	3	99	25	0	0	0	0	100	100	42	0	0	0	99	43	10	0	0	0
February 2013	99	50	24	11	4	1	99	14	0	0	0	0	100	100	9	0	0	0	99	35	2	0	0	0
February 2014	99	44	19	8	2	*	98	5	0	0	0	0	100	100	0	0	0	0	99	28	0	0	0	0
February 2015	99	40	16	5	1	0	98	0	0	0	0	0	100	92	0	0	0	0	99	22	0	0	0	0
February 2016	99	36	12	4	1	0	98	0	0	0	0	0	100	70	0	0	0	0	98	17	0	0	0	0
February 2017	98	32	10	2	*	0	96	0	0	0	0	0	100	50	0	0	0	0	97	12	0	0	0	0
February 2018	96	28	8	1	0	0	92	0	0	0	0	0	100	29	0	0	0	0	94	7	0	0	0	0
February 2019	93	25	6	1	0	0	88	0	0	0	0	0	100	11	0	0	0	0	91	3	0	0	0	0
February 2020	90	22	5	*	0	0	84	0	0	0	0	0	100	0	0	0	0	0	87	0	0	0	0	0
February 2021	87	19	4	*	0	0	78	0	0	0	0	0	100	0	0	0	0	0	84	0	0	0	0	0
February 2022	84	16	3	0	0	0	73	0	0	0	0	0	100	0	0	0	0	0	80	0	0	0	0	0
February 2023	81	14	2	0	0	0	67	0	0	0	0	0	100	0	0	0	0	0	75	0	0	0	0	0
February 2024	77	12	1	0	0	0	61	0	0	0	0	0	100	0	0	0	0	0	70	0	0	0	0	0
February 2025	73	10	1	0	0	0	54	0	0	0	0	0	100	0	0	0	0	0	65	0	0	0	0	0
February 2026	69	9	1	0	0	0	47	0	0	0	0	0	100	0	0	0	0	0	60	0	0	0	0	0
February 2027	64	8	*	0	0	0	39	0	0	0	0	0	100	0	0	0	0	0	54	0	0	0	0	0
February 2028	59	6	*	0	0	0	30	0	0	0	0	0	100	0	0	0	0	0	47	0	0	0	0	0
February 2029	54	5	0	0	0	0	21	0	0	0	0	0	100	0	0	0	0	0	40	0	0	0	0	0
February 2030	48	4	0	0	0	0	11	0	0	0	0	0	100	0	0	0	0	0	32	0	0	0	0	0
February 2031	42	3	0	0	0	0	1	0	0	0	0	0	100	0	0	0	0	0	25	0	0	0	0	0
February 2032	36	2	0	0	0	0	0	0	0	0	0	0	72	0	0	0	0	0	17	0	0	0	0	0
February 2033	29	2	0	0	0	0	0	0	0	0	0	0	37	0	0	0	0	0	9	0	0	0	0	0
February 2034	22	1	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
February 2035	15	*	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
February 2036	7	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
February 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	21.71	7.99	4.19	2.65	1.83	1.31	17.87	3.30	1.58	1.00	0.71	0.53	25.63	10.05	4.88	3.00	2.03	1.51	19.74	4.92	2.37	1.48	1.03	0.76
Weighted Average Life to Call (Years)	21.66	7.60	3.86	2.42	1.66	1.19	17.87	3.30	1.58	1.00	0.71	0.53	25.63	10.05	4.88	3.00	2.03	1.51	19.74	4.92	2.37	1.48	1.03	0.76

* Nonzero value of less than 0.5%

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-A-4 Certificates						Class 1-A-5 Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100	89	79	68	57	47
February 2009	100	100	100	100	100	88	100	80	61	46	32	20
February 2010	100	100	100	100	72	29	100	71	48	30	16	7
February 2011	100	100	100	99	53	26	100	63	38	22	12	6
February 2012	100	100	100	69	32	12	99	56	30	16	7	3
February 2013	100	100	100	48	19	5	99	50	24	11	4	1
February 2014	100	100	86	34	11	1	99	44	19	8	2	*
February 2015	100	100	68	24	5	0	99	40	16	5	1	0
February 2016	100	100	55	16	2	0	99	36	12	4	1	0
February 2017	100	100	43	11	*	0	98	32	10	2	*	0
February 2018	100	100	34	7	0	0	96	28	8	1	0	0
February 2019	100	100	26	4	0	0	93	25	6	1	0	0
February 2020	100	95	21	2	0	0	90	22	5	*	0	0
February 2021	100	83	16	*	0	0	87	19	4	*	0	0
February 2022	100	72	12	0	0	0	84	16	3	0	0	0
February 2023	100	63	9	0	0	0	81	14	2	0	0	0
February 2024	100	54	6	0	0	0	77	12	1	0	0	0
February 2025	100	46	4	0	0	0	73	10	1	0	0	0
February 2026	100	39	2	0	0	0	69	9	1	0	0	0
February 2027	100	33	1	0	0	0	64	8	*	0	0	0
February 2028	100	28	*	0	0	0	59	6	*	0	0	0
February 2029	100	23	0	0	0	0	54	5	0	0	0	0
February 2030	100	19	0	0	0	0	48	4	0	0	0	0
February 2031	100	15	0	0	0	0	42	3	0	0	0	0
February 2032	100	11	0	0	0	0	36	2	0	0	0	0
February 2033	100	7	0	0	0	0	30	2	0	0	0	0
February 2034	99	4	0	0	0	0	22	1	0	0	0	0
February 2035	66	2	0	0	0	0	15	*	0	0	0	0
February 2036	30	0	0	0	0	0	7	0	0	0	0	0
February 2037	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	28.45	18.47	10.37	6.63	4.56	3.16	21.71	7.99	4.18	2.65	1.83	1.31
Weighted Average Life to Call (Years)	28.23	16.75	8.93	5.64	3.84	2.66	21.66	7.60	3.86	2.42	1.66	1.19

        * Nonzero value of less than 0.5%

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-M-1 Certificates						Class 1-M-2 Certificates						Class 1-M-3 Certificates						Class 1-M-4 Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2010	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2011	100	100	82	48	26	12	100	100	82	48	26	5	100	100	82	48	26	0	100	100	82	48	26	0
February 2012	100	100	65	33	15	0	100	100	65	33	15	0	100	100	65	33	6	0	100	100	65	33	0	0
February 2013	100	100	52	23	4	0	100	100	52	23	0	0	100	100	52	23	0	0	100	100	52	23	0	0
February 2014	100	95	42	16	0	0	100	95	42	16	0	0	100	95	42	11	0	0	100	95	42	0	0	0
February 2015	100	85	33	11	0	0	100	85	33	*	0	0	100	85	33	0	0	0	100	85	33	0	0	0
February 2016	100	77	27	0	0	0	100	77	27	0	0	0	100	77	27	0	0	0	100	77	27	0	0	0
February 2017	100	68	21	0	0	0	100	68	21	0	0	0	100	68	21	0	0	0	100	68	21	0	0	0
February 2018	100	60	16	0	0	0	100	60	16	0	0	0	100	60	11	0	0	0	100	60	0	0	0	0
February 2019	100	53	13	0	0	0	100	53	7	0	0	0	100	53	0	0	0	0	100	53	0	0	0	0
February 2020	100	46	7	0	0	0	100	46	0	0	0	0	100	46	0	0	0	0	100	46	0	0	0	0
February 2021	100	40	0	0	0	0	100	40	0	0	0	0	100	40	0	0	0	0	100	40	0	0	0	0
February 2022	100	35	0	0	0	0	100	35	0	0	0	0	100	35	0	0	0	0	100	35	0	0	0	0
February 2023	100	30	0	0	0	0	100	30	0	0	0	0	100	30	0	0	0	0	100	30	0	0	0	0
February 2024	100	26	0	0	0	0	100	26	0	0	0	0	100	26	0	0	0	0	100	26	0	0	0	0
February 2025	100	22	0	0	0	0	100	22	0	0	0	0	100	22	0	0	0	0	100	22	0	0	0	0
February 2026	100	19	0	0	0	0	100	19	0	0	0	0	100	19	0	0	0	0	100	10	0	0	0	0
February 2027	100	16	0	0	0	0	100	16	0	0	0	0	100	9	0	0	0	0	100	0	0	0	0	0
February 2028	100	13	0	0	0	0	100	10	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2029	100	11	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2030	100	3	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2031	90	0	0	0	0	0	90	0	0	0	0	0	90	0	0	0	0	0	90	0	0	0	0	0
February 2032	77	0	0	0	0	0	77	0	0	0	0	0	77	0	0	0	0	0	77	0	0	0	0	0
February 2033	63	0	0	0	0	0	63	0	0	0	0	0	63	0	0	0	0	0	63	0	0	0	0	0
February 2034	48	0	0	0	0	0	48	0	0	0	0	0	48	0	0	0	0	0	48	0	0	0	0	0
February 2035	32	0	0	0	0	0	32	0	0	0	0	0	32	0	0	0	0	0	32	0	0	0	0	0
February 2036	14	0	0	0	0	0	14	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
February 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	26.75	13.54	7.09	4.72	3.88	3.76	26.73	13.37	6.96	4.62	3.75	3.53	26.70	13.20	6.84	4.53	3.68	3.41	26.67	13.01	6.71	4.42	3.57	3.32
Weighted Average Life to Call (Years)	26.67	12.96	6.67	4.44	3.67	3.32	26.67	12.96	6.67	4.43	3.61	3.32	26.67	12.96	6.67	4.42	3.59	3.32	26.67	12.95	6.67	4.39	3.54	3.30

* Nonzero value of less than 0.5%

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-M-5 Certificates						Class 1-M-6 Certificates						Class 1-B-1 Certificates						Class 1-B-2 Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2010	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2011	100	100	82	48	26	0	100	100	82	48	8	0	100	100	82	48	0	0	100	100	82	13	0	0
February 2012	100	100	65	33	0	0	100	100	65	33	0	0	100	100	65	14	0	0	100	100	51	0	0	0
February 2013	100	100	52	17	0	0	100	100	52	0	0	0	100	100	52	0	0	0	100	100	23	0	0	0
February 2014	100	95	42	0	0	0	100	95	42	0	0	0	100	95	41	0	0	0	100	95	0	0	0	0
February 2015	100	85	33	0	0	0	100	85	33	0	0	0	100	85	13	0	0	0	100	85	0	0	0	0
February 2016	100	77	27	0	0	0	100	77	12	0	0	0	100	77	0	0	0	0	100	76	0	0	0	0
February 2017	100	68	1	0	0	0	100	68	0	0	0	0	100	68	0	0	0	0	100	58	0	0	0	0
February 2018	100	60	0	0	0	0	100	60	0	0	0	0	100	60	0	0	0	0	100	40	0	0	0	0
February 2019	100	53	0	0	0	0	100	53	0	0	0	0	100	53	0	0	0	0	100	24	0	0	0	0
February 2020	100	46	0	0	0	0	100	46	0	0	0	0	100	46	0	0	0	0	100	10	0	0	0	0
February 2021	100	40	0	0	0	0	100	40	0	0	0	0	100	37	0	0	0	0	100	0	0	0	0	0
February 2022	100	35	0	0	0	0	100	35	0	0	0	0	100	19	0	0	0	0	100	0	0	0	0	0
February 2023	100	30	0	0	0	0	100	30	0	0	0	0	100	3	0	0	0	0	100	0	0	0	0	0
February 2024	100	26	0	0	0	0	100	10	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2025	100	11	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2026	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2027	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2028	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2029	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2030	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
February 2031	90	0	0	0	0	0	90	0	0	0	0	0	90	0	0	0	0	0	90	0	0	0	0	0
February 2032	77	0	0	0	0	0	77	0	0	0	0	0	77	0	0	0	0	0	77	0	0	0	0	0
February 2033	63	0	0	0	0	0	63	0	0	0	0	0	63	0	0	0	0	0	47	0	0	0	0	0
February 2034	48	0	0	0	0	0	48	0	0	0	0	0	48	0	0	0	0	0	14	0	0	0	0	0
February 2035	32	0	0	0	0	0	32	0	0	0	0	0	9	0	0	0	0	0	0	0	0	0	0	0
February 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
February 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	26.63	12.80	6.57	4.32	3.50	3.24	26.57	12.53	6.38	4.21	3.42	3.20	26.42	11.97	6.02	3.98	3.23	3.15	25.78	10.41	5.09	3.42	3.07	3.07
Weighted Average Life to Call (Years)	26.63	12.80	6.57	4.32	3.50	3.24	26.57	12.53	6.38	4.21	3.42	3.20	26.42	11.97	6.02	3.98	3.23	3.15	25.78	10.41	5.09	3.42	3.07	3.07

* Nonzero value of less than 0.5%

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 2-A-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E and Class 2-A-2 Certificates							Class 3-A-1, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D, Class 3-A-1E and Class 3-A-2 Certificates							Class C-B-1, Class C-B-2 and Class C-B-3 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%	0%	10%	20%	25%	30%	40%	50%	0%	10%	20%	25%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
February 2008	100	89	79	73	68	58	47	100	89	79	73	68	58	47	100	100	100	100	100	100	100
February 2009	100	80	62	54	46	33	22	100	80	62	54	46	33	22	100	100	100	100	100	86	73
February 2010	100	71	48	39	31	19	10	100	71	48	39	31	19	10	100	100	100	92	84	67	52
February 2011	100	63	38	29	22	11	5	100	63	38	29	22	11	5	100	100	83	69	58	40	26
February 2012	100	56	31	22	15	7	3	100	56	31	22	15	7	3	100	100	66	52	41	24	13
February 2013	100	50	24	16	11	4	1	100	50	24	16	11	4	1	100	100	53	39	29	14	6
February 2014	99	45	20	12	7	2	1	99	45	20	12	7	2	1	99	95	42	29	20	9	3
February 2015	99	40	16	9	5	1	*	99	40	16	9	5	1	*	99	85	34	22	14	5	2
February 2016	99	36	12	7	4	1	*	99	36	12	7	4	1	*	99	77	27	16	10	3	1
February 2017	98	32	10	5	3	1	*	98	32	10	5	3	1	*	98	69	21	12	7	2	*
February 2018	96	28	8	4	2	*	*	96	28	8	4	2	*	*	96	60	17	9	5	1	*
February 2019	94	25	6	3	1	*	*	94	25	6	3	1	*	*	94	53	13	6	3	1	*
February 2020	91	22	5	2	1	*	*	91	22	5	2	1	*	*	91	46	10	5	2	*	*
February 2021	88	19	4	1	1	*	*	88	19	4	1	1	*	*	88	40	8	3	1	*	*
February 2022	85	16	3	1	*	*	*	85	17	3	1	*	*	*	85	35	6	2	1	*	*
February 2023	82	14	2	1	*	*	*	82	14	2	1	*	*	*	82	30	5	2	1	*	*
February 2024	78	12	2	1	*	*	*	79	12	2	1	*	*	*	79	26	4	1	*	*	*
February 2025	75	11	1	*	*	*	*	75	11	1	*	*	*	*	75	22	3	1	*	*	*
February 2026	71	9	1	*	*	*	*	71	9	1	*	*	*	*	71	19	2	1	*	*	*
February 2027	66	8	1	*	*	*	*	67	8	1	*	*	*	*	66	16	2	*	*	*	*
February 2028	61	6	1	*	*	*	*	62	6	1	*	*	*	*	62	13	1	*	*	*	*
February 2029	56	5	*	*	*	*	*	57	5	*	*	*	*	*	57	11	1	*	*	*	*
February 2030	51	4	*	*	*	*	*	51	4	*	*	*	*	*	51	9	1	*	*	*	*
February 2031	45	3	*	*	*	*	*	45	3	*	*	*	*	*	45	7	*	*	*	*	*
February 2032	38	3	*	*	*	*	*	39	3	*	*	*	*	*	39	6	*	*	*	*	*
February 2033	31	2	*	*	*	*	*	32	2	*	*	*	*	*	32	4	*	*	*	*	*
February 2034	24	1	*	*	*	*	*	24	1	*	*	*	*	*	24	3	*	*	*	*	*
February 2035	16	1	*	*	*	*	*	16	1	*	*	*	*	*	16	2	*	*	*	*	*
February 2036	7	*	*	*	*	*	*	8	*	*	*	*	*	*	7	1	*	*	*	*	0
February 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Yrs)	22.02	8.04	4.24	3.31	2.67	1.86	1.36	22.10	8.05	4.24	3.31	2.67	1.86	1.36	22.06	13.83	7.50	6.14	5.26	4.05	3.26
Weighted Average Life to Call (Yrs)	22.01	7.90	4.07	3.17	2.55	1.77	1.30	22.09	7.91	4.07	3.16	2.55	1.77	1.30	22.04	13.52	7.14	5.79	4.94	3.75	2.96
Weighted Average Life to CPB (Yrs)(1)	4.69	3.65	2.83	2.50	2.20	1.70	1.31	6.76	4.73	3.38	2.87	2.45	1.80	1.35	5.77	5.67	5.00	4.62	4.30	3.66	3.11

 * Nonzero value of less than 0.5%

 (1) The calculation of such weighted average life to maturity will be based on the definition of CPB set forth in “Glossary of Defined Terms.”

ANNEX C

INTEREST RATE SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Agreement Notional Amount ($)	Distribution Date	Swap Agreement Notional Amount ($)
March 2007	725,522,999.43	May 2012	35,380,896.31
April 2007	704,226,085.85	June 2012	34,341,895.13
May 2007	683,554,024.90	July 2012	33,333,388.21
June 2007	663,488,490.22	August 2012	32,354,480.96
July 2007	644,011,692.82	September 2012	31,404,305.02
August 2007	625,106,365.26	October 2012	30,482,017.50
September 2007	606,755,746.44	November 2012	29,586,800.22
October 2007	588,943,566.65	December 2012	28,717,859.00
November 2007	571,654,033.28	January 2013	27,874,422.96
December 2007	554,871,816.76	February 2013	27,055,743.81
January 2008	538,582,036.99	March 2013	26,198,888.31
February 2008	522,770,250.22	April 2013	25,429,387.01
March 2008	507,422,436.18	May 2013	24,682,473.52
April 2008	492,524,985.73	June 2013	23,952,680.99
May 2008	477,811,480.14	July 2013	23,249,115.10
June 2008	463,783,234.02	August 2013	22,435,755.12
July 2008	450,166,638.36	September 2013	21,351,215.93
August 2008	436,949,618.43	October 2013	20,034,736.67
September 2008	424,059,363.09	November 2013	18,799,571.95
October 2008	408,358,123.83	December 2013	14,689,151.79
November 2008	394,542,796.22	January 2014	9,190,556.34
December 2008	381,499,748.09	February 2014	4,199,025.40
January 2009	370,297,698.40	March 2014	3,819,780.38
February 2009	359,424,400.07	April 2014	3,707,558.11
March 2009	348,870,209.21	May 2014	3,598,630.74
April 2009	338,364,383.11	June 2014	3,492,901.58
May 2009	328,428,253.15	July 2014	3,390,276.77
June 2009	318,398,230.87	August 2014	3,290,665.21
July 2009	308,898,111.89	September 2014	3,193,978.48
August 2009	299,355,565.47	October 2014	3,100,130.74
September 2009	289,361,774.55	November 2014	3,009,038.67
October 2009	264,727,961.36	December 2014	2,920,621.40
November 2009	243,596,562.30	January 2015	2,834,800.43
December 2009	219,241,972.22	February 2015	2,751,499.56
January 2010	212,071,216.97	March 2015	2,670,644.83
February 2010	205,843,307.26	April 2015	2,592,164.45
March 2010	199,798,188.84	May 2015	2,515,988.74
April 2010	193,930,499.17	June 2015	2,442,050.04
May 2010	188,235,032.92	July 2015	2,370,282.70
June 2010	182,706,737.47	August 2015	2,300,623.00
July 2010	177,340,708.35	September 2015	2,233,009.07
August 2010	172,132,184.92	October 2015	2,167,380.86
September 2010	167,076,546.18	November 2015	2,103,680.09
October 2010	162,169,306.64	December 2015	2,041,850.18
November 2010	157,406,112.35	January 2016	1,981,836.22
December 2010	152,782,737.08	February 2016	1,923,584.91
January 2011	148,295,078.54	March 2016	1,867,044.50
February 2011	143,911,452.26	April 2016	1,812,164.77
March 2011	139,684,209.29	May 2016	1,758,896.98
April 2011	135,529,342.40	June 2016	1,707,193.81
May 2011	131,422,437.18	July 2016	1,657,009.32
June 2011	127,474,855.61	August 2016	1,605,953.85
July 2011	123,617,613.13	September 2016	1,526,529.28
August 2011	119,608,181.84	October 2016	1,241,908.82
September 2011	115,030,447.68	November 2016	736,442.13
October 2011	101,452,262.45	December 2016	382,751.90
November 2011	80,115,095.16	January 2017	150,425.20
December 2011	48,914,357.75	February 2017	34,001.57
January 2012	42,918,956.11	March 2017	0.00
February 2012	39,050,605.97
March 2012	37,554,095.78
April 2012	36,451,313.37

ANNEX D:

PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS

REMIC Certificates		Exchangeable Certificates
REMIC Class	Original Certificate Principal Amount or Certificate Notional Amount(1)	Exchangeable Classes	Maximum Original Certificate Principal Amount or Certificate Notional Amount
Exchangeable Combination 1
2-A-1	$ 128,116,000 (2)	2-A-1A	$128,116,000 (2)
		2-A-1F*	$128,116,000 (2)
Exchangeable Combination 2
2-A-1	$ 128,116,000 (2)	2-A-1B	$128,116,000 (2)
		2-A-1G*	$128,116,000 (2)
Exchangeable Combination 3
2-A-1	$ 128,116,000 (2)	2-A-1C	$128,116,000 (2)
		2-A-1H*	$128,116,000 (2)

Exchangeable Combination 4
2-A-1	$ 128,116,000 (2)	2-A-1D	$128,116,000 (2)
		2-A-1I*	$128,116,000 (2)
Exchangeable Combination 5
2-A-1	$ 128,116,000 (2)	2-A-1E	$128,116,000 (2)
		2-A-1J*	$128,116,000 (2)
Exchangeable Combination 6
3-A-1	$ 106,417,000 (3)	3-A-1A	$106,417,000 (3)
		3-A-1F*	$106,417,000 (3)
Exchangeable Combination 7
3-A-1	$ 106,417,000 (3)	3-A-1B	$106,417,000 (3)
		3-A-1G*	$106,417,000 (3)
Exchangeable Combination 8
3-A-1	$ 106,417,000 (3)	3-A-1C	$106,417,000 (3)
		3-A-1H*	$106,417,000 (3)

Exchangeable Combination 9
3-A-1	$ 106,417,000 (3)	3-A-1D	$106,417,000 (3)
		3-A-1I*	$106,417,000 (3)
Exchangeable Combination 10
3-A-1	$ 106,417,000 (3)	3-A-1E	$106,417,000 (3)
		3-A-1J*	$106,417,000 (3)

_____________

  *  Interest-Only Class

(1)

Classes of REMIC Certificates may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2)

On any date of determination, the maximum original Class Principal Amount of all classes of Certificates in the Class 2-A-1 Complex is $128,116,000.

(3)

On any date of determination, the maximum original Class Principal Amount of all classes of Certificates in the Class 3-A-1 Complex is $106,417,000.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

$980,606,100
(Approximate)

J.P. Morgan Alternative Loan Trust 2007-A1
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-A1

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

__________________

PROSPECTUS SUPPLEMENT

__________________

JPMorgan

February 26, 2007

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.